                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-100818


           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 23, 2002

                                  $254,570,000

                                  (Approximate)

                Mortgage Pass-Through Certificates, Series 2003-1

                        GSRPM MORTGAGE LOAN TRUST 2003-1
                                     Issuer

                          GS MORTGAGE SECURITIES CORP.
                                    Depositor

                           WILSHIRE CREDIT CORPORATION

                             FAIRBANKS CAPITAL CORP.
                                    Servicers

Consider carefully the Risk Factors beginning on Page S-9 in this prospectus supplement and Page 2 in the accompanying prospectus.

The certificates will represent interests in the trust created for Series 2003-1 only and will not represent interests in or obligations of GS Mortgage Securities Corp., Goldman, Sachs & Co., the Servicers, the Trustee or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus

The Trust will issue the following securities:

             APPROXIMATE
               INITIAL           INITIAL
           CLASS PRINCIPAL     PASS-THROUGH
 CLASS         BALANCE             RATE           TYPE
----------------------------------------------------------
  A-1        $ 61,421,000      Variable(1)       Senior
  A-2        $ 54,935,000      Variable(2)       Senior
  A-3        $116,356,000      Variable(3)       Senior
  M-1        $  4,501,000      Variable(4)     Subordinate
  B-1        $  9,000,000      Variable(5)     Subordinate
  B-2        $  3,857,000      Variable(6)     Subordinate
  B-3        $  4,500,000      Variable(7)     Subordinate

     GSRPM Mortgage Loan Trust Series 2003-1 (the "TRUST") will issue 7 classes of offered certificates. Each class of certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the initial certificate balance, pass-through rate, and special characteristics of each class.

     The Class A certificates will be unconditionally and irrevocably guaranteed as to timely distribution of interest and as to specified distributions of principal pursuant to the terms of a certificate guaranty insurance policy to be issued by Ambac Assurance Corporation.


                          AMBAC (REGISTERED TRADEMARK)


     Goldman, Sachs & Co. (the "UNDERWRITER") will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to GS Mortgage Securities Corp. ("GSMSC" or the "DEPOSITOR") from the sale of the offered certificates will be approximately 100.00% of the certificate balance of the offered certificates before deducting expenses. The Underwriter's commission will be the difference between the price it pays to GSMSC for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                              GOLDMAN, SACHS & CO.

           The date of this prospectus supplement is January 24, 2003

--------------------

(1) The Class A-1 Certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.250% (0.500% after the first distribution date on which the optional clean-up call is exerciseable) and (ii) the applicable WAC Cap, as described in this prospectus supplement.

(2) The Class A-2 Certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.700% (1.400% after the first distribution date on which the optional clean-up call is exerciseable) and (ii) the applicable WAC Cap, as described in this prospectus supplement.

(3) The Class A-3 Certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.500% (1.000% after the first distribution date on which the optional clean-up call is exerciseable) and (ii) the applicable WAC Cap, as described in this prospectus supplement.

(4) The Class M-1 Certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 2.600% (3.900% after the first distribution date on which the optional clean-up call is exerciseable) and (ii) the applicable WAC Cap, as described in this prospectus supplement.

(5) The Class B-1 Certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 3.650% (5.475% after the first distribution date on which the optional clean-up call is exerciseable) and (ii) the applicable WAC Cap, as described in this prospectus supplement.

(6) The Class B-2 Certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 4.500% (6.750% after the first distribution date on which the optional clean-up call is exerciseable) and (ii) the applicable WAC Cap, as described in this prospectus supplement.

(7) The Class B-3 Certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 5.250% (7.875% after the first distribution date on which the optional clean-up call is exerciseable) and (ii) the applicable WAC Cap, as described in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

         IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where certain terms appearing in bold face used in this prospectus supplement and in the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-71 in this prospectus supplement and under the caption "Index" beginning on page 124 of the prospectus. Terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                                TABLE OF CONTENTS

SUMMARY INFORMATION.....................................................................S-1
     The Offered Certificates...........................................................S-1
     The Other Certificates.............................................................S-1
     Initial Principal Balance and Initial Subordination Levels of the Certificates ....S-1
     Information About the Mortgage Pool................................................S-1
     Distributions on the Certificates..................................................S-3
     Monthly Distributions..............................................................S-3
     Rated Final Distribution Date......................................................S-3
     Servicing of the Mortgage Loans....................................................S-3
     Distributions of Interest..........................................................S-4
     Compensating Interest and Interest Shortfalls......................................S-4
     Distributions of Principal.........................................................S-5
     Credit Enhancements................................................................S-5
     Allocation of Realized Losses......................................................S-6
     Yield Considerations...............................................................S-6
     Book-Entry Registration............................................................S-6
     Denominations......................................................................S-6
     Optional Termination of the Trust..................................................S-6
     Legal Investment...................................................................S-7
     ERISA Considerations...............................................................S-7
     Federal Income Tax Consequences....................................................S-7
     Ratings............................................................................S-7

RISK FACTORS............................................................................S-9

THE TRUST..............................................................................S-17

DESCRIPTION OF THE MORTGAGE POOL.......................................................S-18
     Prepayment Premiums...............................................................S-19
     Group 1 Loans.....................................................................S-20
     Group 2 Loans.....................................................................S-20
     Selected Mortgage Loan Data.......................................................S-21
     The Indices.......................................................................S-21
     Six-Month LIBOR Index.............................................................S-21
     The Six-Month CMT Index and One Year CMT Index ...................................S-22
     Additional Information............................................................S-23
     Transfer of Mortgage Loans to the Trust...........................................S-25
     Representations and Warranties Regarding the Mortgage Loans ......................S-25

DESCRIPTION OF THE CERTIFICATES........................................................S-30
     General...........................................................................S-30
     Pass-Through Rates................................................................S-31
     Calculation of One-Month LIBOR....................................................S-32
     Distributions.....................................................................S-37
     Distribution of Net Monthly Excess Cashflow.......................................S-40
     Overcollateralization Provisions..................................................S-41
     Subordination and Allocation of Losses............................................S-42
     Advances..........................................................................S-43
     Optional Termination of the Trust.................................................S-44
     Rated Final Distribution Date.....................................................S-44

THE SERVICERS..........................................................................S-44
     Wilshire Credit Corporation.......................................................S-45
     Fairbanks Capital Corp............................................................S-46
     Servicing Compensation and the Payment of Expenses ...............................S-48
     Collection and Other Servicing Procedures..... ...................................S-49
     Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon
     Defaulted Mortgage Loans..........................................................S-49
     Evidence as to Servicing Compliance...............................................S-50
     The Trustee and the Custodian.....................................................S-50
     Reports to Certificateholders.....................................................S-51
     Removal and Resignation of Servicers..............................................S-51

THE CERTIFICATE INSURANCE POLICY.......................................................S-53

THE CERTIFICATE INSURER................................................................S-55

YIELD AND PREPAYMENT CONSIDERATIONS....................................................S-57
     General...........................................................................S-57
     Principal Prepayments and Compensating Interest ..................................S-58
     Rate of Payments..................................................................S-59
     Prepayment Assumptions............................................................S-59
     Lack of Historical Prepayment Data................................................S-62
     Yield Considerations with Respect to the Subordinate Certificates ................S-63
     Additional Information............................................................S-63

CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................................S-63
     Tax Return Disclosure and Investor List Requirements .............................S-66

CERTAIN LEGAL INVESTMENT ASPECTS.......................................................S-67

ERISA CONSIDERATIONS...................................................................S-67

METHOD OF DISTRIBUTION.................................................................S-68

EXPERTS................................................................................S-69

LEGAL MATTERS..........................................................................S-69

CERTIFICATE RATINGS....................................................................S-69

INDEX OF TERMS.........................................................................S-71

APPENDIX A.............................................................................A-1

APPENDIX B.............................................................................B-1

APPENDIX C.............................................................................C-1

ANNEX I ...............................................................................I-1

                               SUMMARY INFORMATION

           The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

           This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

THE OFFERED CERTIFICATES

      The GSRPM Mortgage Loan Trust 2003-1 will issue the Mortgage Pass-Through Certificates, Series 2003-1. Seven classes of the certificates, the Class A-1, Class A-2, Class A-3, Class M-1, Class B-1, Class B-2 and Class B-3 certificates are being offered to you by this prospectus supplement.

THE OTHER CERTIFICATES

      The trust will also issue the Class P, Class X and Class R Certificates, that will not be offered under this prospectus supplement.

      The Class X certificates will have an initial certificate principal balance of approximately $2,571,418 which is approximately equal to the initial overcollateralization required by the trust and servicing agreement. The Class X certificates initially evidence an interest of approximately 1.00% of the unpaid principal balance of the assets of the trust.

      The Class P certificates will not have a certificate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the Mortgage Loans.

      The Class R certificates are not expected to receive any distributions.

The certificates will represent fractional undivided interests in the assets of the trust. All payments to you will come only from the amounts received in connection with those assets. The trust contains a pool of mortgage loans and certain other assets, as further described in this prospectus supplement.

INITIAL PRINCIPAL BALANCE AND INITIAL SUBORDINATION LEVELS OF THE CERTIFICATES

                                      Initial
              Initial Aggregate    Subordination
Class         Principal Balance        Level
-----         -----------------        -----
 A-1             $61,421,000           9.50%
 A-2             $54,935,000           9.50%
 A-3            $116,356,000           9.50%
 M-1              $4,501,000           7.75%
 B-1              $9,000,000           4.25%
 B-2              $3,857,000           2.75%
 B-3              $4,500,000           1.00%


The initial aggregate principal balance of the certificates issued by the Trust will be approximately $254,570,000, subject to an upward or downward variance of no more than approximately 5%.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of approximately 2,525 mortgage loans and 281 manufactured housing installment sale contracts or installment loan agreements, collectively referred to herein as, the "MORTGAGE LOANS", having an aggregate principal balance as of January 1, 2003 (the "CUT-OFF DATE") of approximately $257,141,789. All of the Mortgage Loans are secured by residential properties or manufactured homes and each

Mortgage Loan has an original maturity of 30 years.

The mortgage pool consists of the following two loan groups:


                            Approximate     Maximum
                             Principal       Years
                            Balance as    To Maturity
              Number of         of           From
  Loan         Mortgage     January 1,    Origination
 Group          Loans          2003          Date
-------       ---------    ------------   -----------

Group 1         1,455      $137,192,688       30

Group 2         1,351      $119,949,100       30


The Mortgage Loans in the first group of loans ("GROUP 1") accrue interest at an adjustable rate (each, an "ADJUSTABLE RATE LOAN") and the Mortgage Loans in the second group of loans ("GROUP 2") accrue interest at a fixed rate (each, a "FIXED RATE LOAN"). The interest rate on each Adjustable Rate Loan adjusts primarily monthly, semi-annually, annually or every two or more years on each adjustment date (the "Adjustment Date") to a rate based on an index plus a fixed margin.

The interest rate on approximately 99.36% of the Adjustable Rate Loans is based on either the average of the interbank offered rates for six-month United States dollar deposits in the London market ("SIX-MONTH LIBOR"), or the weekly average yield on United States Treasury Securities adjusted to a constant maturity of six-months ("SIX-MONTH CMT") or one year ("ONE YEAR CMT"). The remaining Adjustable Rate Mortgage Loans adjust based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of three years ("THREE YEAR CMT") or five years ("FIVE YEAR CMT"), the Eleventh District Cost of Funds Index ("COFI"), one-month LIBOR and Wall Street Journal Prime. The adjustment to the interest rate on an Adjustable Rate Loan on any single Adjustment Date is generally limited to a number of basis points specified in the mortgage note (a "RATE ADJUSTMENT CAP"). Most of the Adjustable Rate Loans also have a different Rate Adjustment Cap that applies to their initial Adjustment Date (the "INITIAL RATE ADJUSTMENT CAP") or a periodic Rate Adjustment Cap (a "PERIODIC RATE ADJUSTMENT CAP"). In addition, the interest rate may be subject to an overall maximum, and may be subject to an overall minimum, rate (a "LIFETIME CAP" and "LIFETIME FLOOR," respectively). On each Adjustment Date, the scheduled payments on an Adjustable Rate Loan will be adjusted to an amount that will cause such Adjustable Rate Loan to be fully amortized by its maturity date, without negative amortization.

Approximately 80.8% of the Mortgage Loans were purchased by Goldman Sachs Mortgage Company ("GSMC") from Household Financial Services, Inc. ("HOUSEHOLD") pursuant to a Loan Sale Agreement, dated as of September 6, 2002 between GSMC and Household (the "HOUSEHOLD LOAN SALE AGREEMENT"). Approximately 13.1% of the Mortgage Loans were purchased by GSMC from Nationscredit Financial Services Corporation doing business as Equicredit ("EQUICREDIT") pursuant to (i) a Mortgage Loan Purchase Agreement, dated as of August 28, 2001 between GSMC and Equicredit (the "AUGUST EQUICREDIT PURCHASE AGREEMENT") and (ii) a Mortgage Loan Purchase Agreement, dated as of December 31, 2001 between GSMC and Equicredit (the "DECEMBER EQUICREDIT PURCHASE AGREEMENT" and together with the August Equicredit Purchase Agreement, the "EQUICREDIT PURCHASE AGREEMENTS"). Approximately 5.0% of the Mortgage Loans consisting of the manufactured housing installment sale contracts and installment loan agreements (the "CONTRACTS") were originated or acquired by Deerwood Corporation, the stock of which was purchased by The Goldman Sachs Group, Inc. pursuant to a Stock Purchase Agreement (the "DEERWOOD STOCK PURCHASE AGREEMENT"), dated as of August 29, 2002, between The Goldman Sachs Group, Inc. and Bank of America, N.A. ("BANK OF AMERICA"; and together with Household and Equicredit, the "SELLERS"). All right, title and interest of The Goldman Sachs Group, Inc. under the Deerwood Stock Purchase Agreement was transferred, assigned and conveyed to GSMC pursuant to an Assignment Agreement, dated as of January 29, 2003, by and between GSMC and The Goldman Sachs Group, Inc. (the "CONTRACT ASSIGNMENT AGREEMENT"). The remaining Mortgage Loans (1.1%) were purchased by GSMC from various third party sellers.

As of the Cut-off Date approximately 90.77% of the Mortgage Loans were current and approximately 9.23% of the Mortgage Loans were 30 days delinquent with respect to scheduled payments of principal and interest.

For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" and Appendix B in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

MONTHLY DISTRIBUTIONS

Each month, the trustee, JPMorgan Chase Bank ("JPMORGAN CHASE" or the "TRUSTEE"), will make distributions of interest and/or principal to the holders of the certificates.

Distributions will be made on the 25th day of each month, or if the 25th day is not a business day, on the next succeeding business day (each, a "DISTRIBUTION DATE"). The first Distribution Date will be February 25, 2003.

RATED FINAL DISTRIBUTION DATE

The rated final Distribution Date for distributions on each class of offered certificates will be the Distribution Date occurring in January 2032.

SERVICING OF THE MORTGAGE LOANS

The primary servicing of approximately 95.0% of the Mortgage Loans will be performed by Wilshire Credit Corporation ("WILSHIRE") and Fairbanks Capital Corp. ("FAIRBANKS"; and together with Wilshire, the "SERVICERS"). In accordance with the terms and conditions of the trust and servicing agreement, Wilshire will service the mortgage loans purchased pursuant to the Household Loan Sale Agreement and approximately 0.86% of the Mortgage Loans which were purchased from other third party sellers (other than Equicredit and Bank of America) (the "WILSHIRE MORTGAGE LOANS") and Fairbanks will service the mortgage loans purchased pursuant to the Equicredit Purchase Agreements and approximately 0.27% of the Mortgage Loans which were purchased from other third party sellers (other than Household) (the "FAIRBANKS MORTGAGE LOANS"; and together with the Wilshire Mortgage Loans and the Contracts, the "MORTGAGE LOANS"). In addition, the Contracts acquired under the Deerwood Stock Purchase Agreement, representing 5.0% of the Mortgage Loans, will be master serviced by Wilshire pursuant to the trust and servicing agreement.

Source of Payments
------------------

The mortgagors will make monthly payments of principal and interest ("SCHEDULED PAYMENTS") to the Servicers. On the 18th day of each month, or if such day is not a business day, on the business day immediately preceding such date (in each case, the "REMITTANCE DATE"), each of Wilshire and Fairbanks will remit all collections attributable to the preceding month, including Scheduled Payments, Principal Prepayments, and proceeds of liquidation of Mortgage Loans, to the Trustee, net of servicing fees and certain other amounts permitted to be retained by Wilshire and Fairbanks.

Advances
--------

If a mortgagor makes a payment on a Mortgage Loan that is less than the full Scheduled Payment due, an advance of principal and interest (a "P&I ADVANCE") or an advance of interest (an "INTEREST ADVANCE") will be made by the related Servicer or the Master Servicer to cover the entire shortfall or, with respect to any Interest Advance, the interest portion thereof. Wilshire will be required to make P&I Advances and Interest Advances with respect to approximately 65.38% and 21.28%, respectively, of the

Mortgage Loans. Fairbanks will be required to make P&I Advances and Interest Advances with respect to approximately 12.18% and 1.16%, respectively, of the Mortgage Loans. In addition, each Servicer will be required to advance certain amounts necessary to protect the value of a Mortgage Loan that it services, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts (such amounts, "SERVICING ADVANCES," and together with P&I Advances and Interest Advances, "ADVANCES"). The Servicers will be entitled to reimbursement of such amounts in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Further no Servicer will be required to make Advances if it concludes that those Advances will not be recoverable from future payments or collections on that Mortgage Loan. The Trustee will advance its own funds to make Advances if a Servicer fails to do so (unless the Advance is deemed to be nonrecoverable) as required under the trust and servicing agreement. See "Description of the Certificates -- Advances" in this prospectus supplement.

DISTRIBUTIONS OF INTEREST

On each Distribution Date, interest on the Certificates will be distributed in the order described under "Description of the Certificates --Distributions" in this prospectus supplement.

Interest to be distributed to each class of offered certificates on any Distribution Date will consist of interest accrued at the related pass-through rate for the related Interest Accrual Period (the "ACCRUED CERTIFICATE INTEREST"). For any Distribution Date other than the first Distribution Date, the "INTEREST ACCRUAL PERIOD" will be the period beginning on the prior Distribution Date and ending the day immediately preceding the current Distribution Date occurs. Interest to be distributed on the offered certificates will be calculated based on a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. For the first Distribution Date the Interest Accrual Period will begin on January 29, 2003.

It is possible that, on a Distribution Date, collections from the Mortgage Loans will not be sufficient to make the interest distributions contemplated in this prospectus supplement. If a Servicer does not advance its own funds, because it determines that the advance would be nonrecoverable or such shortfall resulted from the application of the Soldiers' and Sailors' Civil Relief Act or any similar state or local law (the "RELIEF ACT"), some certificates, most likely the subordinate certificates, may not receive the full amount of Accrued Certificate Interest to which they are entitled. The amount of any unpaid Accrued Certificate Interest will be paid on future Distribution Dates, with interest thereon; provided, however, that interest on the amount of any unpaid Accrued Certificate Interest will only be paid to the extent that funds are available therefor as more particularly described herein.

The formula for calculating the pass-through rate for each class of offered certificates is described on page S-2 of this prospectus supplement.

COMPENSATING INTEREST AND INTEREST SHORTFALLS

Prepayments
-----------

When mortgagors make full or partial prepayments, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of the trust and servicing agreement, in connection with a full or partial prepayment of any Wilshire Mortgage Loan or Fairbanks Mortgage Loan, Wilshire or Fairbanks, as applicable, is required to pay compensating interest in an amount equal to the lesser of (x) the amount required to cause the Trust to receive a full month's interest on any voluntary principal prepayments received during the related Due Period and (y)(i) with respect to any Wilshire Mortgage Loan, one-half of the Servicing Fee payable to Wilshire on the related Distribution Date and (ii) with respect to any Fairbanks Mortgage Loan, the Servicing Fee payable to Fairbanks on the related Distribution Date. In addition, pursuant to the terms of the trust and servicing agreement, Wilshire is required to make payments of compensating interest in respect of the Contracts in an amount required to cause the Trust to receive a full month's interest with respect to any such Contract that is the subject of a prepayment during the prior calendar month. Notwithstanding the foregoing, neither Wilshire nor Fairbanks will be required to pay compensating interest resulting from the application of the Relief Act. For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see "Yield and Prepayment Considerations -- Principal Prepayments and Compensating Interest" in this prospectus supplement. Certain Mortgage Loans impose a prepayment premium if the Mortgage Loan is prepaid at any time during the first five years after its origination but such prepayment premiums may not be collectible under applicable law.

DISTRIBUTIONS OF PRINCIPAL

General
-------

On each Distribution Date, principal received or advanced on the Mortgage Loans will be distributed to the holders of the certificates in the manner and priority described under "Description of the Certificates -- Distributions" in this prospectus supplement.

It is possible that, on any given Distribution Date, payments from the Mortgage Loans will be insufficient to make principal distributions as contemplated in this prospectus supplement. As a result, some certificates, most likely the subordinate certificates (and among the subordinate certificates, the most junior class then outstanding), may not receive the full amount of principal distributions to which they are entitled.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see "Description of the Certificates -- Distributions" in this prospectus supplement.

CREDIT ENHANCEMENTS

Subordination
-------------

As further described in this prospectus supplement, on each Distribution Date payments to the holders of the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "CLASS A CERTIFICATES" or "SENIOR Certificates") will be made before payments to the holders of the Class M-1, Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "CLASS B CERTIFICATES"; and together with the Class M-1 Certificates, the "SUBORDINATE CERTIFICATES"). This provides additional security to the Senior Certificates. In a similar fashion, payments to holders of the Subordinate Certificates will be made to the Class M-1, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to the extent of available funds. As a result, the Class B Certificates provide credit enhancement to the Class M-1 Certificates and each class of Class B Certificates provides credit enhancement to all other classes of Class B Certificates with lower numerical class designations.

Excess Interest
---------------

The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the offered certificates and to pay certain fees and expenses of the trust. Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain or restore overcollateralization at required levels.

Overcollateralization
---------------------

The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate balance of the offered certificates on the Closing Date by approximately $2,571,418, which is the certificate principal balance of the Class X Certificates on the Closing Date. This amount represents approximately 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the trust and servicing agreement.

The Certificate Insurance Policy
--------------------------------

Ambac Assurance Corporation (the "CERTIFICATE INSURER") will issue a certificate guaranty insurance policy (the "CERTIFICATE INSURANCE POLICY") which will guaranty the payment of timely interest and certain payments of principal due on the Class A Certificates. See "The Certificate Insurance Policy" and "The Certificate Insurer" in this prospectus supplement.

ALLOCATION OF REALIZED LOSSES

A loss is realized on a Mortgage Loan when the applicable Servicer determines that it has received all amounts that it expects to recover from that Mortgage Loan and the amounts are less than the outstanding principal balance of the Mortgage Loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by the Servicer and expenses of foreclosure. If, on any Distribution Date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the Mortgage Loans as described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement, losses will be allocated to the certificates by deducting the net amount of such losses from the Certificate Balance of the certificates without making any payments to the certificateholders. In general, losses will be allocated first to the most junior class of Subordinate Certificates then outstanding. After the Certificate Balances of all of the Subordinate Certificates have been reduced to zero, further losses would be allocated pro rata to each outstanding class of Class A Certificates based on their outstanding Certificate Balances, in each case until the Certificate Balance of each Class of the Class A Certificates has been reduced to zero.

YIELD CONSIDERATIONS

The yield to maturity on your certificates will depend upon, among other things:

    o    the price at which the certificates are purchased;

    o    the applicable annual Pass-Through Rate;

    o the rate of principal payments (including prepayments) on the Mortgage Loans; and

    o    whether an optional termination of the Trust occurs.

BOOK-ENTRY REGISTRATION

In general, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company. See "Description of the Securities -- Book-Entry Registration" in the prospectus.

DENOMINATIONS

The Class A Certificates are offered in minimum denominations of not less than $25,000 initial class principal balance each and multiples of $1 in excess of $25,000. The Class M-1, Class B-1, Class B-2 and Class B-3 Certificates are offered in minimum denominations of not less than $250,000 initial class principal balance each and multiples of $1 in excess of $250,000.

OPTIONAL TERMINATION OF THE TRUST

On any Distribution Date when the aggregate outstanding principal balance of the Mortgage Loans is less than 10% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date, the holder of the Class X Certificate may repurchase from the Trust all remaining Mortgage Loans and all property acquired in respect of any Mortgage

Loan remaining in the Trust, which will cause the termination of the Trust and the retirement of the certificates. The Certificate Insurer's consent is required prior to the exercise of such optional termination if the resulting amount available for payment on the Class A Certificates would result in a draw under the Certificate Insurance Policy or any amounts owing to the Certificate Insurer would remain unpaid. If the holder of the Class X Certificate determines not to exercise its right to effect an optional redemption, then the Certificate Insurer may exercise such right.

LEGAL INVESTMENT

As of the date of their issuance, the Class A Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Certain Legal Investment Aspects" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("SIMILAR LAW") should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "ERISA Considerations" in this prospectus supplement and the accompanying prospectus.

The U.S. Department of Labor has issued to Goldman, Sachs & Co. an individual administrative exemption, Prohibited Transaction Exemption 89-88, 54 Fed. Reg. 42581 (January 17, 1989), as amended (PTE 97-34, 62 Fed. Reg. 39021 (July 21,
1997)) (PTE 2000-58, 65 Fed. Reg. 67765 (Nov. 13, 2000) and PTE 2002-41, 67 Fed.
Reg. 54487 (Aug. 22, 2002)) (the "UNDERWRITER'S EXEMPTION"). See "ERISA Considerations" in this prospectus supplement and "ERISA Considerations - Underwriter Exemption" in the accompanying prospectus.

It is expected that the Class A Certificates should be eligible for purchase by a plan under the Underwriter's Exemption if the conditions are satisfied. Transfer of the Subordinate Certificates to a plan or entity purchasing with assets of a plan are restricted to insurance company general accounts which meet the restrictions under "ERISA Considerations" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the Basis Risk Reserve Fund, as described more fully herein) as real estate mortgage investment conduits for federal income tax purposes. See "Federal Income Tax Consequences" in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

RATINGS

The offered certificates will be rated by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying Mortgage Loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

                                  RISK FACTORS


      THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

      THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

THE MORTGAGE LOANS WERE             The Mortgage Loans were made, in part, to
UNDERWRITTEN TO STANDARDS LESS      mortgagors who, for one reason or another,
STRINGENT THAN FANNIE MAE           are not able, or do not wish, to obtain
OR FREDDIE MAC UNDERWRITING         financing from traditional sources. These
STANDARDS                           mortgage loans may be considered to be of a
                                    riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the Mortgage Loans were made to other types of mortgagors.

                                    The underwriting standards used in the
                                    origination of the Mortgage Loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a mortgagor's credit history and in certain other respects. Mortgagors on the Mortgage Loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the Mortgage Loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

THERE IS NO GUARANTEE THAT YOU      As the mortgagors make payments of interest
WILL RECEIVE PRINCIPAL PAYMENTS     and principal on their Mortgage Loans, you
ON YOUR CERTIFICATES AT ANY         will receive payments. Because the
SPECIFIC RATE OR ON ANY SPECIFIC    mortgagors are free to make those payments
DATES                               faster than scheduled, you may receive
                                    distributions faster than you expected.
                                    There is no guarantee that you will receive principal payments on your certificates at any specific rate or on any specific dates.

THE YIELD ON YOUR CERTIFICATES      The yield to maturity on your certificates
IS DIRECTLY RELATED TO THE          is directly related to the rate at which the
PREPAYMENT RATE ON THE MORTGAGE     mortgagors pay principal on the Mortgage
LOANS                               Loans. Principal payments on the Mortgage
                                    Loans may be in the following forms:
                                    scheduled principal payments; principal
                                    prepayments, which consist of prepayments in full on a Mortgage Loan or partial prepayments on a Mortgage Loan including prepayments received as a result of condemnation of a Mortgaged Property or certain proceeds of insurance relating to a Mortgaged Property that are not used to repair the property; and liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted Mortgage Loan.

                                    The rate of prepayments on the Mortgage
                                    Loans will be sensitive to prevailing
                                    interest rates. With respect to the Fixed
                                    Rate Loans included in the trust fund, in general, if prevailing interest rates decline significantly below the interest rates on the Fixed Rate Loans, the Fixed Rate Loans are more likely to prepay than if prevailing rates remain above the interest rates on the Fixed Rate Loans. Conversely, if prevailing interest rates rise significantly, prepayments on the Fixed Rate Loans may decrease.

                                    The prepayment behavior of the Adjustable
                                    Rate Loans and of the Fixed Rate Loans may respond to different factors, or may respond differently to the same factors. If at any time after their first adjustment, the interest rates on any of the Adjustable Rate Loans would be subject to adjustment at a rate higher than the prevailing mortgage interest rates, the mortgagors may prepay their Adjustable Rate Loans because of the availability of fixed rate mortgage loans at competitive interest rates.

                                    General economic conditions and homeowner mobility will also affect the prepayment rate. Each Mortgage Loan contains a "due-on-sale" clause; however, the lender may be prohibited by applicable law from exercising that "due-on-sale" clause. Therefore, the sale of any Mortgaged Property may cause a prepayment in full of the related Mortgage Loan. See "Yield and Prepayment Considerations" in this prospectus supplement and in the accompanying prospectus. The prepayment rate on the Mortgage Loans will affect the yield on the offered certificates.

                                    GSMSC is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of Mortgage Loans of the type included in the Trust over an extended period of time, and the experience with the Mortgage Loans included in the Trust is insufficient to draw any conclusions regarding the expected prepayment rates on such Mortgage Loans. In addition, the features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the Adjustable Rate Loans in stable or changing interest rate environments.

THE YIELD ON YOUR CERTIFICATES      The pass-through rates on the offered
WILL BE AFFECTED BY CHANGES IN      certificates will be limited by the weighted
THE MORTGAGE INTEREST RATES         average of the mortgage interest rates on
                                    the Mortgage Loans minus the Servicing fees, the Trustee fee and, in the case of the Class A Certificates, the Certificate
                                    Insurer fees. The interest rate on each
                                    Mortgage Loan will be either fixed or adjust monthly, semi-annually, annually or every two or more years to a rate equal to the sum of an index and a margin. Increases and decreases in the interest rates of the Adjustable Rate Loans may be limited for any Adjustment Date (i.e., an initial or a periodic adjustment cap). In addition, the mortgage interest rates on the Adjustable
                                    Rate Loans may be subject to an overall
                                    maximum and minimum interest rate. See
                                    "Description of the Mortgage Pool" in this prospectus supplement. The pass-through rates may decrease, and may decrease significantly as a result of, among other factors, the dates of adjustment, the margins, changes in the index and any applicable periodic adjustment cap or lifetime rate adjustment limitations of the Adjustable Rate Loans. If, despite prevailing market interest rates, the mortgage interest rate on any Adjustable
                                    Rate Loan cannot increase due to a maximum mortgage interest rate limitation or a periodic adjustment cap, the yield on the certificates could be adversely affected.
                                    See "Description of the Mortgage Pool"
                                    and "Yield and Prepayment Considerations" in this prospectus supplement.

CERTIFICATES BOUGHT AT PREMIUMS     If you purchase a certificate at a discount
AND DISCOUNTS MAY RECEIVE A         from its original Certificate Balance and
LOWER YIELD THAN EXPECTED           the rate of principal payments is slower
                                    than you expect, your yield may be lower than you anticipate. If you purchase a certificate at a premium over its original
                                    Certificate Balance and the rate of
                                    principal payments is faster than you
                                    expect, your yield may be lower than you anticipate.

LOSSES ON THE MORTGAGE LOANS        The yield to maturity on the Class M-1,
WILL REDUCE THE YIELD ON            Class B-1, Class B-2 and Class B-3
THE CERTIFICATES                    Certificates will be extremely sensitive to
                                    losses on the Mortgage Loans. Losses on the Mortgage Loans which are not covered by excess interest or overcollateralization will be allocated to the Class B-3, Class
                                    B-2, Class B-1 and Class M-1 Certificates, in that order, in reduction of the Certificate Balances thereof. In addition, if the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, all further losses on the Mortgage
                                    Loans will be allocated, pro rata, to the Senior Certificates. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no amounts will be distributable with respect to such written down amount. See "Description of the Certificates -- Subordination and Allocation of Losses" in this prospectus supplement.

THE LACK OF SECONDARY MARKETS       A secondary market for the offered
MAY MAKE IT DIFFICULT FOR YOU       certificates may not develop. If a secondary
TO RESELL YOUR CERTIFICATES         market does develop, it might not continue
                                    or it might not be sufficiently liquid to allow you to resell any of your certificates. The offered certificates will not be listed on any securities exchange.

THE LACK OF PHYSICAL                You will not have a physical certificate if
CERTIFICATES  FOR CERTAIN           you own Class A, Class M-1, Class B-1, Class
CLASSES OF CERTIFICATES MAY         B-2 or Class B-3 Certificate. As a result,
CAUSE DELAYS IN PAYMENT AND         you will be able to transfer your
CAUSE DIFFICULTIES IN               certificates only through The Depository
PLEDGING OR SELLING YOUR            Trust Company ("DTC"), participating
CERTIFICATES                        organizations, indirect participants and
                                    certain banks. The ability to pledge a
                                    certificate of one of these classes to a person who does not participate in the DTC system may be limited due to the absence of a physical certificate. In addition, you may experience some delay in receiving distributions on these certificates because the Trustee will not send distributions directly to you. Instead, the Trustee will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts you have either directly or indirectly through indirect participants. Also, because investors may be unwilling to purchase certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop.

REPERFORMING NATURE OF SOME         The mortgage pool consists of reperforming
MORTGAGE LOANS                      Mortgage Loans which at some point prior in
                                    time may have been delinquent to varying degrees. A recurrence of delinquencies on all or a portion of the Mortgage Loans may adversely affect the rate and timing of principal and/or interest payments on the mortgage pool and on the offered certificates. As of the Cut-off Date, all of the Mortgage Loans were less than 60 days delinquent.

THE DIFFERENCE BETWEEN THE          The yield to maturity on the Offered
PASS-THROUGH RATES ON THE           Certificates may be affected by the
OFFERED CERTIFICATES AND THE        resetting of the interest rates on the
INTEREST RATES ON THE MORTGAGE      Adjustable Rate Loans included in the
LOANS MAY RESULT IN INTEREST        mortgage pool on their related adjustment
SHORTFALLS ON THE OFFERED           dates. In addition, because the interest
CERTIFICATES.                       rate for approximately 99.36% of the
                                    Adjustable Rate Loans included in the
                                    mortgage pool is based on either Six-Month
                                    LIBOR, Six-Month CMT or One Year CMT plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such Mortgage
                                    Loans after their adjustments. Finally, the interest rates on approximately 99.36% of the Adjustable Rate Loans are based on either Six-Month LIBOR, Six-Month CMT or One
                                    Year CMT while the pass-through rates on the Offered Certificates are based on one-month
                                    LIBOR. Consequently, the application to such certificates of the WAC Cap, which is equal to the weighted average coupon on the Mortgage Loans, net of certain fees, could adversely affect the yield to maturity on such Certificates. In addition, the WAC Cap will decrease if Mortgage Loans with relatively high interest rates prepay at a faster rate than Mortgage
                                    Loans with relatively low interest rates.

                                    If the pass-through rates on the Offered
                                    Certificates are limited for any
                                    Distribution Date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same Distribution Date or on future Distribution Dates on a subordinated basis to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust. The certificate insurance policy issued by the Certificate Insurer with respect to the Class A Certificates will not cover such shortfalls in interest.


VIOLATION OF VARIOUS FEDERAL        There has been an increased focus by state
AND STATE LAWS MAY RESULT IN        and federal banking regulatory agencies,
LOSSES ON THE MORTGAGE LOANS        state attorneys general offices, the Federal
                                    Trade Commission, the U.S. Department of
                                    Justice, the U.S. Department of Housing and
                                    Urban Development, state and local
                                    governmental authorities and attorneys
                                    representing mortgagors on certain lending practices by some companies in the subprime industry, sometimes referred to as
                                    "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging mortgagors excessive fees, imposing higher interest rates than the mortgagor's credit risk warrants and failing to adequately disclose the material terms of loans to the mortgagors.

                                    Applicable state laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                    The Mortgage Loans are also subject to
                                    federal laws, including:

                                    o   the Federal Truth in Lending Act and
                                        Regulation Z promulgated thereunder,
                                        which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

                                    o   the Equal Credit Opportunity Act and
                                        Regulation B promulgated thereunder,
                                        which prohibit discrimination on the
                                        basis of age, race, color, sex,
                                        religion, marital status, national
                                        origin, receipt of public assistance or
                                        the exercise of any right under the
                                        Consumer Credit Protection Act, in the
                                        extension of credit; and

                                    o   the Fair Credit Reporting Act, which
                                        regulates the use and reporting of
                                        information related to the mortgagor's
                                        credit experience.

                                    Violations of certain provisions of these federal and state laws may limit the ability of the related Servicer to collect all or part of the principal of, or interest on, the Mortgage Loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's
                                    failure to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

                                    None of the Mortgage Loans are subject to the Homeownership and Equity Protection Act of 1994 and no Mortgage Loan was originated after October 1, 2002.

                                    GSMC will represent that each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, GMSC will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan, in the manner and to the extent described in this prospectus supplement. If GSMC is unable or otherwise fails to satisfy such obligations, the yield on the Offered Certificates may be materially and adversely affected.

A DOWNGRADE OF THE CERTIFICATE      The ratings of the Class A Certificates will
INSURER COULD CAUSE A DOWNGRADE     depend on the creditworthiness of the
OF THE OFFERED CERTIFICATES         certificate insurance policy relating to the
                                    Class A Certificates. Any reduction in the
                                    Certificate Insurer's financial strength and claimspaying ability ratings could result in a reduction of the ratings on the Class A
                                    Certificates.

                                    THE TRUST


           The trust and servicing agreement (the "TRUST AND SERVICING AGREEMENT ") among GSMSC, as depositor, Wilshire Credit Corporation ("WILSHIRE"), as the servicer of the Wilshire Mortgage Loans and as master servicer of the Contracts, Fairbanks Capital Corp., as the servicer of the Fairbanks Mortgage Loans ("FAIRBANKS") and JPMorgan Chase Bank, as Trustee will establish the Trust. The Mortgage Loans will be assigned to the Trust pursuant to the Trust and Servicing Agreement. The Trust will own the right to receive all payments of principal and interest on the Mortgage Loans due after the Cut-Off Date. These payments, when remitted to the Trustee by Wilshire and Fairbanks, will be deposited into a special purpose account (the "CERTIFICATE ACCOUNT"). In exchange for the Mortgage Loans and other property, the Trustee will authenticate and deliver the certificates to GSMSC. A schedule to the Trust and Servicing Agreement will include information about each Mortgage Loan, including:

     o the original principal balance and the scheduled principal balance as of the close of business on the Cut-Off Date;

     o  the maturity date of the Mortgage Loan; and

     o the initial mortgage interest rate and information about how that mortgage interest rate will be adjusted, if applicable.

The Trust will also contain other property, including:

     o a security interest in insurance policies related to individual Mortgage Loans, if applicable;

     o any property that the Trust acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan;

     o  amounts held in the Certificate Account; and

     o amounts paid by the Certificate Insurer under the certificate insurance policy.

                        DESCRIPTION OF THE MORTGAGE POOL*

           The mortgage pool will consist of 2,806 Mortgage Loans that had an aggregate scheduled balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $257,141,789. The Group 1 loans and Group 2 loans have aggregate principal balances as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $137,192,688 and $119,949,100, respectively. Certain of the risks of loss on some of the Mortgage Loans will be covered up to specified limits by primary mortgage insurance policies.

           The Mortgage Loans will be fixed rate and adjustable rate, amortizing Mortgage Loans secured by first liens on fee simple interests in one- to four-family residential real properties or manufactured homes (each, a "MORTGAGED PROPERTY"). The interest rate on each adjustable rate mortgage loan will be adjusted primarily monthly, semi-annually, annually or every two or more years to a rate equal to the sum of an Index plus a gross margin, subject to certain limitations. Approximately 99.36% of the adjustable rate Mortgage Loans use either the Six-Month LIBOR, Six-Month CMT or One Year CMT Index (described below) as its relevant Index. The remaining adjustable rate Mortgage Loans use Three Year CMT, Five Year CMT, COFI, one-month LIBOR and The Wall Street Journal Prime The Mortgage Loans will have original terms to maturity from the due dates of their first Scheduled Payments of not more than 30 years. The Mortgaged Properties, which may include detached homes, duplexes, townhouses, individual condominium units, cooperative units, individual units in planned residential developments, manufactured homes and other attached dwelling units which are part of buildings consisting of more than four units (so long as the Mortgaged Property itself consists of no more than four units), have the additional characteristics described below and in the prospectus.

           As of the Cut-off Date approximately 90.77% of the Mortgage Loans were current and approximately 9.23% of the Mortgage Loans were 30 days delinquent with respect to scheduled payments of principal and interest.

------------------
* The description of the mortgage pool and the mortgaged properties in this section and in Appendix B is based on the Mortgage Loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this prospectus supplement to "scheduled principal balance" refer to the scheduled principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of Mortgage Loans refer in each case to the percentage of the aggregate scheduled principal balance of the related loan group, based on the outstanding scheduled principal balances of the Mortgage Loans after giving effect to scheduled monthly payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Cut-Off Date of the related Mortgage Loans determined in the same way. Before the issuance of the certificates, Mortgage Loans may be removed from or added to the mortgage pool as a result of Principal Prepayments, delinquencies or otherwise. GSMSC believes that the information in this prospectus supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the Mortgage Loans in the mortgage pool may vary. See "--Additional Information" in this prospectus supplement.

           As of the Cut-off Date, approximately 3.06% of the Mortgage Loans were subject to a case or proceeding under the United States Bankruptcy Code or had confirmed bankruptcy plans.

           Each Mortgage Loan had a first payment date during the period from December 1, 1984 through January 1, 2002, inclusive, and will have an original term to maturity of not more than 30 years. All Mortgage Loans will have principal and interest payable on the first day of each month (the "DUE DATE").

           Approximately 93.9% of the Mortgage Loans have been acquired by GSMC from (i) Household, pursuant to the Household Loan Sale Agreement and (ii) Equicredit, pursuant to the Equicredit Purchase Agreements. The Contracts were acquired by GSMC under the Contract Assignment Agreement pursuant to which The Goldman Sachs Group, Inc. assigned all of its right, title and interest in, to, and under the Contracts and the Deerwood Stock Purchase Agreement. Approximately 1.1% of the Mortgage Loans were acquired by GSMC from various third party sellers (collectively, "OTHER SELLERS"). Of the Group 1 Mortgage Loans, approximately 78.81% were acquired from Household, approximately 11.26% were acquired from Equicredit, approximately 9.22% were acquired pursuant to the Contract Assignment Agreement and approximately 0.70% were acquired from Other Sellers. Of the Group 2 Mortgage Loans, approximately 83.14% were acquired from Household, approximately 15.14% were acquired from Equicredit, approximately 0.11% were acquired pursuant to the Contract Assignment Agreement and approximately 1.62% were acquired from Other Sellers. Household has made certain representations and warranties (described herein) in the Household Loan Sale Agreement regarding the related Mortgage Loans. The Household Loan Sale Agreement will be assigned to the Trust insofar as it relates to the particular Mortgage Loans sold to the Trust.

           Each mortgage note related to an adjustable rate Mortgage Loan provides for the adjustment of the mortgage interest rate thereon primarily monthly, semi-annually, annually or every two or more years on each Adjustment Date following the initial Adjustment Date. On each Adjustment Date, the mortgage interest rate will be adjusted to equal the sum of the related Index and the number of basis points specified in the applicable mortgage note (the "MARGIN"), rounded to the nearest one-eighth of one percent, subject to a Periodic Rate Adjustment Cap and in some cases a different Initial Rate Adjustment Cap. In addition, each Mortgage Loan has a Lifetime Cap, and specifies a Lifetime Floor, which in most cases is equal to the Margin for that Mortgage Loan. On the first Due Date following each Adjustment Date for each adjustable rate Mortgage Loan, the Scheduled Payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity. Each Mortgage Loan contains a 'due-on-sale' clause; however, the lender is prohibited from exercising that 'due-on-sale' clause if prohibited by applicable law.

           The average scheduled principal balance of the Mortgage Loans is $91,640, with the principal balance of the largest Mortgage Loan equaling approximately $429,844. The weighted average gross coupon is 9.80%. The weighted average stated remaining term of the Mortgage Loans is 264 months. The weighted average seasoning is 53 months.

PREPAYMENT PREMIUMS

Approximately 19.87% of the Group 1 loans and approximately 19.96% of the Group 2 loans provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. On average the term of the Prepayment Premiums expire within 2.55 months after the Cut-off Date with respect to the Group 1 loans and within 2.08 months after the Cut-off Date with respect to the Group 2 loans. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of 5 years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P Certificates and will not be available for payment to the Offered Certificates.


GROUP 1 LOANS

           The Group 1 loans consist of 1,455 Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of approximately $137,192,688.

           As of the Cut-Off Date, approximately 47.1% of the Group 1 loans had current amortized loan-to-value ratios less than or equal to 80%, while approximately 52.9% of the Group 1 loans had amortized loan-to-value ratios greater than 80%.

         SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 1 LOANS.

GROUP 2 LOANS

           The Group 2 loans consist of 1,351 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date of approximately $119,949,100.

           As of the Cut-Off Date, approximately 52.8% of the Group 2 loans had current amortized loan-to-value ratios less than or equal to 80%, while approximately 47.3% of the Group 2 loans had current amortized loan-to-value ratios greater than 80% .

         SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 2 LOANS.

SELECTED MORTGAGE LOAN DATA

                                                                   GROUP 1       GROUP 2         TOTAL
                                                                   -------       -------         -----
SCHEDULED PRINCIPAL BALANCE................................      $137,192,688  $119,949,100   $257,141,789
NUMBER OF MORTGAGE LOANS...................................             1,455         1,351          2,806
AVERAGE SCHEDULED PRINCIPAL BALANCE........................           $94,291       $88,785        $91,640
WEIGHTED AVERAGE GROSS COUPON..............................             9.26%        10.43%          9.80%
WEIGHTED AVERAGE NET COUPON................................             8.71%         9.93%          9.28%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS)............               294           230            264
WEIGHTED AVERAGE SEASONING (MONTHS)........................                52            53             53
WEIGHTED AVERAGE MONTHS TO ROLL............................                 4           n/a              4
WEIGHTED AVERAGE AMORTIZED CURRENT LTV RATIO...............             80.7%         78.8%          79.8%
WEIGHTED AVERAGE GROSS MARGIN..............................             5.67%           n/a          5.67%


THE INDICES

       The Index applicable to approximately 99.36% of the Group 1 loans is either the Six-Month LIBOR Index (69.82%), the Six-Month CMT Index (13.45%) or the One Year CMT Index (16.09%) (each, an "INDEX"). The indices applicable to the remaining approximately 0.64% of the Group 1 loans are Three Year CMT, Five Year CMT, COFI, one-month LIBOR and The Wall Street Journal Prime. The Index for each Group 1 loan will be the applicable index most recently available as of forty-five days before the applicable Adjustment Date.

Six-Month LIBOR Index

       The Six-Month LIBOR Index is a percentage derived from the London interbank offered rate for U.S. dollar deposits for a period of six months.

       The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae, which rates may differ from the rates of six-month LIBOR as described above. The table does not purport to be representative of the subsequent rates of Six-Month LIBOR which will be used to determine the mortgage rate on each such Group 1 loan.

                                 SIX-MONTH LIBOR
                                      YEAR

                  ----------------------------------------------------------------------------------------------
  MONTH           1993      1994     1995      1996      1997      1998      1999      2000      2001      2002
                  -----     -----    -----     -----     -----     -----     -----     -----     -----     -----
January           3.44%     3.39%    6.69%     5.34%     5.71%     5.75%     5.04%     6.24%     5.36%     1.99%
February          3.33%     4.00%    6.44%     5.29%     5.68%     5.78%     5.17%     6.33%     4.96%     2.07%
March             3.38%     4.25%    6.44%     5.52%     5.96%     5.80%     5.08%     6.53%     4.71%     2.33%
April             3.31%     4.63%    6.31%     5.42%     6.08%     5.87%     5.08%     6.61%     4.23%     2.10%
May               3.44%     5.00%    6.06%     5.64%     6.01%     5.81%     5.19%     7.06%     3.99%     2.09%
June              3.56%     5.25%    5.88%     5.84%     5.94%     5.87%     5.63%     7.01%     3.83%     1.95%
July              3.56%     5.33%    5.88%     5.92%     5.83%     5.82%     5.68%     6.89%     3.69%     1.86%
August            3.44%     5.33%    5.94%     5.74%     5.86%     5.69%     5.91%     6.83%     3.48%     1.82%
September         3.38%     5.69%    5.99%     5.75%     5.85%     5.36%     5.97%     6.76%     2.53%     1.75%
October           3.50%     6.00%    5.95%     5.58%     5.80%     5.13%     6.14%     6.72%     2.17%     1.62%
November          3.52%     6.44%    5.74%     5.55%     6.04%     5.28%     6.06%     6.68%     2.10%
December          3.50%     7.00%    5.56%     5.62%     6.01%     5.17%     6.14%     6.21%     1.98%

           The above does not purport to be, and is not, a prediction of the performance of Six-Month LIBOR Index in the future.

The Six-Month CMT Index and One Year CMT Index

           The CMT Index is the percentage derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of six months (the "SIX-MONTH CMT INDEX") or one year (the "ONE YEAR CMT INDEX"), as published in Federal Reserve Statistical Release H.15(519). Yields on Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits estimation of the yield for a six-month or one year maturity, for example, even if no outstanding security has exactly six months or one year remaining to maturity. The Federal Reserve Statistical Release H.15(519) is released each Monday.

           The average weekly yield reflected by the Six-Month CMT Index or One Year CMT Index, when published, relates to daily yield quotations made during the preceding week. Therefore, the mortgage interest rates will not necessarily reflect the current average on U.S. Treasury securities.

           Listed below are some historical values of Six-Month CMT determined from the monthly average yield beginning with 1992. The historical values of Six-Month CMT determined from the monthly average yield have not been identical to values determined from the weekly average yield but they have not differed in a material amount. The values listed below are based upon Federal Reserve Statistical Release H.15(519).

MONTH             1992      1993      1994     1995      1996      1997      1998      1999      2000      2001     2002
-----             ----      ----      ----     ----      ----      ----      ----      ----      ----      ----     ----
January           4.01%     3.24%     3.25%    6.51%     5.13%     5.31%     5.23%     4.49%     5.76%     5.15%    1.77%
February          4.08%     3.16%     3.53%    6.31%     4.97%     5.27%     5.27%     4.61%     6.00%     4.89%    1.86%
March             4.33%     3.15%     3.92%    6.17%     5.16%     5.48%     5.25%     4.65%     6.11%     4.44%    2.06%
April             4.00%     3.06%     4.25%    6.05%     5.27%     5.60%     5.26%     4.54%     6.07%     3.99%    1.98%
May               3.88%     3.17%     4.79%    5.93%     5.33%     5.53%     5.36%     4.75%     6.39%     3.74%    1.91%
June              3.90%     3.29%     4.72%    5.66%     5.46%     5.34%     5.32%     5.03%     6.24%     3.56%    1.83%
July              3.38%     3.26%     4.95%    5.62%     5.52%     5.33%     5.23%     4.75%     6.27%     3.56%    1.74%
August            3.31%     3.24%     5.08%    5.65%     5.34%     5.40%     5.15%     5.09%     6.35%     3.39%    1.64%
September         3.04%     3.15%     5.24%    5.54%     5.45%     5.30%     4.81%     5.08%     6.25%     2.71%    1.64%
October           3.13%     3.22%     5.62%    5.56%     5.32%     5.30%     4.20%     5.20%     6.32%     2.17%    1.59%
November          3.44%     3.36%     5.98%    5.51%     5.27%     5.38%     4.59%     5.43%     6.34%     1.92%    1.30%
December          3.47%     3.34%     6.50%    5.35%     5.24%     5.45%     4.57%     5.68%     5.92%     1.82%    1.27%

           The above does not purport to be, and is not, a prediction of the performance of Six-Month CMT Index in the future.

           Listed below are some historical values of One Year CMT determined from the monthly average yield beginning with 1992. The historical values of One Year CMT determined from the monthly average yield have not been identical to values determined from the weekly average yield but they have not differed in a material amount. The values listed below are based upon Federal Reserve Statistical Release H.15(519).

MONTH             1992      1993      1994     1995      1996      1997      1998      1999      2000      2001     2002
-----             ----      ----      ----     ----      ----      ----      ----      ----      ----      ----     ----
January           4.15%     3.50%     3.54%    7.05%     5.09%     5.61%     5.24%     4.51%     6.12%     4.81%    2.16%
February          4.29%     3.39%     3.87%    6.70%     4.94%     5.53%     5.31%     4.70%     6.22%     4.68%    2.23%
March             4.63%     3.33%     4.32%    6.43%     5.34%     5.80%     5.39%     4.78%     6.22%     4.30%    2.57%
April             4.30%     3.24%     4.82%    6.27%     5.54%     5.99%     5.38%     4.69%     6.15%     3.98%    2.48%
May               4.19%     3.36%     5.31%    6.00%     5.64%     5.87%     5.44%     4.85%     6.33%     3.78%    2.35%
June              4.17%     3.54%     5.27%    5.64%     5.81%     5.69%     5.41%     5.10%     6.17%     3.58%    2.20%
July              3.60%     3.47%     5.48%    5.59%     5.85%     5.54%     5.36%     5.03%     6.08%     3.62%    1.96%
August            3.47%     3.44%     5.56%    5.75%     5.67%     5.56%     5.21%     5.20%     6.18%     3.47%    1.76%
September         3.18%     3.36%     5.76%    5.62%     5.83%     5.52%     4.71%     5.25%     6.13%     2.82%    1.72%
October           3.30%     3.39%     6.11%    5.59%     5.55%     5.46%     4.12%     5.43%     6.01%     2.33%    1.65%
November          3.68%     3.58%     6.54%    5.43%     5.42%     5.46%     4.53%     5.55%     6.09%     2.18%    1.49%
December          3.71%     3.61%     7.14%    5.31%     5.47%     5.53%     4.52%     5.84%     5.60%     2.22%    1.45%

           The above table does not purport to be, and is not, a prediction of the performance of the One Year CMT Index in the future.

ADDITIONAL INFORMATION

           Appendix B contains important information about the Mortgage Loans including:

   o the mortgage interest rates, and the current scheduled principal balances of the Mortgage Loans;

   o   the Margins;

   o   the current loan-to-value ratios of the Mortgage Loans;

   o   the types of Mortgaged Properties;

   o   the geographic distribution by state of the Mortgaged Properties;

   o the scheduled maturity dates of the Mortgage Loans and the weighted average stated remaining term to maturity of the Mortgage Loans;

   o   the original terms to maturity of the Mortgage Loans;

   o   the interest rate index and maximum interest rates;

   o the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

   o   the remaining prepayment penalty term;

   o   the credit score ranges;

   o   the lien position of the Mortgage Loans;

   o   the zip codes for the related Mortgaged Properties; and

   o whether such Mortgage Loan is a conventional mortgage loan or a simple interest mortgage loan.

           The credit score tables appearing in Appendix B show the credit scores, if any, that the servicers, originators or underwriters of the Mortgage Loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. Lower credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

           The Trust and Servicing Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that Mortgage Loans are removed from or added to the mortgage pool as described in the footnote on page S-18 that removal or addition will be noted in the Current Report on Form 8-K.

TRANSFER OF MORTGAGE LOANS TO THE TRUST

           The Mortgage Loans will be sold by GSMC to the Depositor as of the Cut-Off Date pursuant to terms of a Sale and Warranties Agreement (the "SALE AND WARRANTIES AGREEMENT") dated as of January 29, 2003 among GSMC, the Depositor and the Trust. In addition, pursuant to an assignment and assumption agreement, GSMC will assign to the Depositor all of its rights and obligations (with the exception of certain obligations) under the Household Loan Sale Agreement to the Depositor. The Mortgage Loans will then be sold by the Depositor to the Trust pursuant to the terms of the Trust and Servicing Agreement, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date. In connection with such sale and transfer, the Depositor will assign all of its rights and obligations relating to the Mortgage Loans transferred by GSMC to the Depositor under the Sale and Warranties Agreement and all of its rights and obligations under the Sale and Warranties Agreement and the Household Loan Sale Agreement. The Trustee will, concurrent with such assignment, authenticate and deliver the certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust and Servicing Agreement (the "MORTGAGE LOAN SCHEDULE").

           As to each Mortgage Loan (except MERS loans, as described below), certain documents are required to be delivered to the Custodian in accordance with the applicable custodial agreements. Such documents generally include (i) with respect to each mortgage loan, the original mortgage note (or, if the original is lost, and to the extent permitted by the applicable custodial agreement), a copy of such mortgage note (accompanied by a "lost note affidavit") with applicable addenda and riders, endorsed in blank, without recourse, by the Seller; the original or a certified copy of the mortgage, with evidence of recording thereon and any required addenda and riders; the original assignment of mortgage and any intervening related assignments; the title insurance policy; the appraisal report; and other relevant documentation and
(ii) with respect to each Contract, the original copy of the Contract, the original title document issued to the originator as secured lender or agent therefor for the related manufactured home, unless the laws of the jurisdiction in which the related manufactured home is located do not provide for the issuance of any title documents for manufactured housing to secured lenders, evidence of the perfection of the security interest in favor of the originator as secured lender or agent therefor in the related manufactured home granted by such Contract, the assignment of the Contract from the manufactured housing dealer to the originator, if any, including any intervening assignments, and any extension, modification or waiver agreement(s).

           Certain of the Mortgage Loans have been registered with the Mortgage Electronic Registration System ("MERS"). For these Mortgage Loans, the Custodian will not have original documentation. Instead the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

REPRESENTATIONS AND WARRANTIES REGARDING THE MORTGAGE LOANS

           In connection with GSMC's purchase of Mortgage Loans under the Household Loan Sale Agreement (the "HOUSEHOLD MORTGAGE LOANS"), Household made certain representations and warranties with respect to such Mortgage Loans as of the date such Mortgage Loans were purchased by GSMC. In connection with the sale of the Mortgage Loans to the Depositor under the Sale and Warranties Agreement, GSMC made certain representations and warranties with respect to the Mortgage Loans and brought down the representations and warranties made by Household with respect to the Household Mortgage Loans in the Household Loan Sale Agreement. In connection with the transfer of the Mortgage Loans to the Trust, GSMSC, which will acquire the Mortgage Loans immediately before they are transferred to the Trust, will assign to the Trustee on behalf of the Trust all of its rights under the Household Loan Sale Agreement and the Sale and Warranties Agreement, including the benefit of the representations and warranties. The following is a summary of certain representations and warranties as they appear in the Household Loan Sale Agreement and is not a complete or precise summary of all of the representations and warranties made with respect to the Mortgage Loans.

(i) Mortgage Loan Schedule. The information set forth in the Mortgage Loan schedule attached to the applicable agreement and any information set forth in any diskettes or data tapes is true and correct in all material respects as of the relevant closing date;

(ii) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such Mortgage Loan unenforceable, in whole or in part, or subject to any right of rescission, set-off or counterclaim;

(iii) No Fraud. All parties to each Mortgage Loan had legal capacity to enter into such Mortgage Loan and no fraud was committed in connection with the origination of such Mortgage Loan;

(iv) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with in all material respects;

(v) Valid First Lien. The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to certain permitted encumbrances;

(vi) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances;

(vii) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged. Prior to the transfer by the Seller, the Seller had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

(viii) Customary Provisions. The Mortgage Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby;

(ix) Occupancy. At origination, the Mortgaged Property was lawfully occupied under applicable law;

(x) Insurance. The Mortgaged Property securing a mortgage is insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located;

(xi) Acceleration Provision. Each Mortgage Loan contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred;

(xii) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under such Purchase Agreement and reflected in the Mortgage Loan schedule to the relevant Purchase Agreement;

(xiii) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

(xiv) Validity of Documents. The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagee, enforceable in accordance with its terms, subject to certain bankruptcy and other equitable principles;

(xv) No Mechanic's Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens having priority of or equal or coordinate with the lien of the related mortgage;

(xvi) All Costs and Fees Paid. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

(xvii) Doing Business. All parties having an interest in the Mortgage Loan were in compliance with all applicable state licensing requirements where (1) the Mortgaged Property is located, or (2) organized under the laws of such state, or (3) qualified to do business in such state, or
         (4) federal savings and loan associations or national banks (or operating subsidiaries thereof) or (5) not doing business in such state;

(xviii) Location of Improvements; No Encroachments. All improvements on the Mortgaged Property lay within the boundaries and restriction lines of such Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xix) Transfer of Mortgage Loans. The assignment of mortgage for each Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(xx) Collection Practices; Escrow Deposits. The servicing practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business and have been conducted in accordance with all applicable laws and regulations;

(xxi) Mortgaged Property Undamaged; No Condemnation. The Mortgaged Property is free from material damage, and, to the best of such Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation thereof;

(xxii) No Shared Appreciation; No Negative Amortization. No Mortgage Loan has a shared appreciation or other contingent interest feature or permits negative amortization;

(xxiii) Deeds of Trust. In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

(xxiv) Soldiers' and Sailors' Civil Relief Act. The Seller has no knowledge of any relief requested or allowed to any mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

(xxv) Disclosure Materials. Each mortgagor has received all disclosure materials required by applicable law with respect to the making of Mortgage Loans and rescission materials required by applicable law, as applicable, and has acknowledged receipt of such materials to the extent required by applicable law;

(xxvi) No Delinquent Charges. There are no delinquent taxes and government assessments, insurance premiums, water and sewer charges with respect to the Mortgage Loans;

(xxvii) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note or any other document and no event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a default, breach, violation or event of acceleration;

(xxviii) Location and Type of Mortgaged Property. The Mortgaged Property consists of a single parcel of real property with a detached single family residence, or a two- to four-family dwelling, or an individual unit in a condominium project, or an individual unit in a planned unit development;

(xxix) Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development;

(xxx) Title Insurance. Each Mortgage Loan is covered by a lender's title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to Fannie Mae. The Seller, its successors and assigns are the sole insureds of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

(xxxi) No Additional Collateral. The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

(xxxii) Payment Terms. The mortgage note is payable in equal monthly installments of principal and interest, or adjusted in the case of adjustable rate mortgage loans, sufficient to amortize the mortgage loan fully by the stated maturity date, over an original term of no more than thirty years.

           Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to Household, GSMC, the Depositor, the Certificate Insurer and the Trustee. In the case of the Household Mortgage Loans, within 30 days of notice to Household of any such breach, Household will be required to cure such breach, and if such breach cannot be cured within 30 days, to repurchase the Household Mortgage Loan from the Trust. In the case of any other Mortgage Loan, within 60 days of the earlier of the discovery by and notice to GSMC of any such breach, GSMC will be required to cure such breach, and if such breach cannot be cured within 90 days of the earlier of notice or discovery of such breach, GSMC shall be required to repurchase the Mortgage Loan from the Trust. The proceeds of such sale will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises. Notwithstanding the foregoing, after the expiration of the representations and warranties made by Household with respect to the Household Mortgage Loans under the Household Loan Sale Agreement, GSMC shall repurchase any Household Mortgage Loan for which it receives notice of any breach a representation or warranty with respect thereto made by Household under the Household Loan Sale Agreement.

           If any defective Mortgage Loan is not repurchased by Household or GSMC, as applicable, and losses occur on such Mortgage Loan, such losses will be allocated to the securities as described under "Credit
Enhancements--Subordination."

           NONE OF THE DEPOSITOR, THE TRUSTEE, THE CUSTODIAN, THE SERVICERS NOR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE THE FOREGOING REPRESENTATIONS AND WARRANTIES AND NONE WILL HAVE ANY OBLIGATION TO REPURCHASE A MORTGAGE LOAN IF HOUSEHOLD OR GSMC, AS APPLICABLE DEFAULTS ON ITS OBLIGATION TO REPURCHASE A MORTGAGE LOAN FROM THE TRUST IN CONNECTION WITH A BREACH OF A REPRESENTATION AND WARRANTY AS DESCRIBED ABOVE.

           GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any person other than the Depositor, and the Depositor will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of a mortgage, in whole or in part, or (c) released any mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related federal insurer, to the extent such approval was required.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

           The certificates will be issued pursuant to the Trust and Servicing Agreement to be dated as of the Cut-Off Date between GSMSC, as Depositor, Wilshire, Fairbanks and JPMorgan Chase Bank, as Trustee. A form of the trust and servicing agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the trust and servicing agreement and the certificates. The offered certificates will not be issued unless they receive the ratings from Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P" and each, a "RATING AGENCY"), as indicated under "Certificate Ratings" in this prospectus supplement. As of January 29, 2003 (the "CLOSING DATE"), the Class A Certificates will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

           The Trust and Servicing Agreement obligate each of Fairbanks and Wilshire to make advances when payments on the Mortgage Loans are delinquent and other conditions are met, as described in this prospectus supplement under "-- Advances."

           The Mortgage Pass-Through Certificates, Series 2003-1 will consist of the following classes:

SENIOR CERTIFICATES     SUBORDINATE CERTIFICATES     RESIDUAL CERTIFICATES    RETAINED CERTIFICATES
-------------------     ------------------------     ---------------------    ---------------------
     Class A-1                 Class M-1                    Class R                  Class X
     Class A-2                 Class B-1                                             Class P
     Class A-3                 Class B-2
                               Class B-3

           Collectively, the certificates will represent the ownership of the property in the Trust, legal title to which will be held by the Trustee. Only the Senior Certificates and the Subordinate Certificates (collectively called the "OFFERED CERTIFICATES"), are offered by this prospectus supplement. The Residual Certificates, Class P Certificates and the Class X Certificates are not offered hereby.

           The "CERTIFICATE BALANCE," for any Distribution Date and for any class of certificates, will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date. The "CERTIFICATE PRINCIPAL BALANCE," for any certificate, will be the portion of the corresponding Certificate Balance that it represents.

           The Class A Certificates, are each offered in minimum denominations equivalent to not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount. The Class M-1, Class B-1, Class B-2 and Class B-3 Certificates are offered in minimum denominations equivalent to not less than $250,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount. The Class P Certificate and the Class X Certificate will be offered in registered, certificated form in minimum denominations of 10% percentage interests; provided that a single Class X or Class P Certificate may be offered in a denomination of less than a 10% percentage interest. The Residual Certificate will be offered in registered, certificated form and evidence a 99.99% percentage interest and a 0.01% percentage interest. The 0.01% percentage interest of the Residual Certificate will be sold to JPMorgan Chase.

PASS-THROUGH RATES

       The pass-through rate (the "PASS-THROUGH RATE") on the Class A-1 Certificates will be a rate per annum equal to the lesser of (i) one-month LIBOR plus 0.250% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the trust fund is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the "OPTIONAL TERMINATION DATE"), or one-month LIBOR plus 0.500%, in the case of any Distribution Date thereafter and (ii) the applicable WAC Cap.

       The Pass-Through Rate on the Class A-2 Certificates will be a rate per annum equal to the lesser of (i) one-month LIBOR plus 0.700% in the case of each Distribution Date through and including the Optional Termination Date, or one-month LIBOR plus 1.400%, in the case of any Distribution Date thereafter and
(ii) the applicable WAC Cap.

       The Pass-Through Rate on the Class A-3 Certificates will be a rate per annum equal to the lesser of (i) one-month LIBOR plus 0.500% in the case of each Distribution Date through and including the Optional Termination Date, or one-month LIBOR plus 1.000%, in the case of any Distribution Date thereafter and
(ii) the applicable WAC Cap.

       The Pass-Through Rate on the Class M-1 Certificates will be a rate per annum equal to the lesser of (i) one-month LIBOR plus 2.600% in the case of each Distribution Date through and including the Optional Termination Date, or one-month LIBOR plus 3.900%, in the case of any Distribution Date thereafter and
(ii) the applicable WAC Cap.

       The Pass-Through Rate on the Class B-1 Certificates will be a rate per annum equal to the lesser of (i) one-month LIBOR plus 3.650% in the case of each Distribution Date through and including the Optional Termination Date, or one-month LIBOR plus 5.475%, in the case of any Distribution Date thereafter and
(ii) the applicable WAC Cap.

       The Pass-Through Rate on the Class B-2 Certificates will be a rate per annum equal to the lesser of (i) one-month LIBOR plus 4.500% in the case of each Distribution Date through and including the Optional Termination Date, or one-month LIBOR plus 6.750%, in the case of any Distribution Date thereafter and
(ii) the applicable WAC Cap.

       The Pass-Through Rate on the Class B-3 Certificates will be a rate per annum equal to the lesser of (i) one-month LIBOR plus 5.250% in the case of each Distribution Date through and including the Optional Termination Date, or one-month LIBOR plus 7.875%, in the case of any Distribution Date thereafter and
(ii) the applicable WAC Cap.

CALCULATION OF ONE-MONTH LIBOR

       With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Offered Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an "Interest Determination Date"), the Trustee will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Trustee will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related "Interest Determination Date"). "ONE MONTH LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.00001%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

       As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) not controlling, controlled by, or under common control with, the Depositor or the Trustee, and "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.00001%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

       The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

GLOSSARY

       "AVAILABLE DISTRIBUTION AMOUNT," for any Distribution Date, as more fully described in the Trust and Servicing Agreement, will equal the sum of the following amounts:

          (a) the total amount of all cash received from or on behalf of the mortgagors on the Mortgage Loans and not previously distributed (including proceeds of Mortgage Loans that are liquidated), except:

              (i) all Scheduled Payments collected but due on a Due Date after that Distribution Date;

              (ii) all Curtailments received after the previous calendar month;

              (iii) all Payoffs received after the previous calendar month
                   (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period after the previous calendar month);

              (iv) Liquidation Proceeds and Insurance Proceeds received on the
                   Mortgage Loans after the previous calendar month;

              (v) all amounts in the Servicer's Collection Account that are due and reimbursable to Fairbanks and Wilshire under the Trust and Servicing Agreement; and

              (vi) the servicing compensation for each Mortgage Loan net of any amounts payable as Compensating Interest by Fairbanks or Wilshire on that Distribution Date relating to Mortgage Loans;

          (b) all P&I Advances and Interest Advances made by Fairbanks or Wilshire for that Distribution Date relating to Mortgage Loans; and

          (c) the total amount of any cash received during the calendar month prior to that Distribution Date by the Trustee or the Servicers as a result of the repurchase by Household or GSMC of any Mortgage Loans as a result of a breach of representations and warranties.

       "BASIC PRINCIPAL DISTRIBUTION AMOUNT": On any Distribution Date, the excess of (i) the Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

       "BASIS RISK CARRY FORWARD AMOUNT": With respect to any class of Offered Certificates and any Distribution Date, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date at the applicable Pass-Through Rate (without regard to the WAC Cap) over (y) the amount of interest paid on such Distribution Date at the applicable WAC Cap, (ii) any Basis Risk Carry Forward Amount for the previous Distribution Date not previously distributed and (iii) interest on the amount described in clause (ii) at the applicable Pass-Through Rate for such class of Certificates (without regard to the WAC Cap).

       "CERTIFICATE INSURER PREMIUM PERCENTAGE" The percentage at which the premium payable to the Certificate Insurer for providing the certificate insurance policy is calculated on a per annum basis.

       "CLASS A PRINCIPAL DISTRIBUTION AMOUNT": The Class A Principal Distribution Amount is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.00% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans for such Distribution Date over (ii) the product of 0.50% and the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

       "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT": The Class B-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date and (iii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.50% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date and
(B) the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans for such Distribution Date over (ii) the product of 0.50% and the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

       "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT": The Class B-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class B-1 Certificates after taking into account the payment of the Class B-1 Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.50% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans for such Distribution Date over (ii) the product of 0.50% and the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

       "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT": The Class B-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class B-1 Certificates after taking into account the payment of the Class B-1 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class B-2 Certificates after taking into account the payment of the Class B-2 Principal Distribution Amount on the Distribution Date and (v) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to the Distribution Date over (y) the lesser of
(A) the product of (i) approximately 98.00% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans for such Distribution Date over (ii) the product of 0.50% and the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

       "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the Distribution Date over (y) the lesser of
(A) the product of (i) approximately 84.50% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans for such Distribution Date over (ii) the product of 0.50% and the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

       "CREDIT ENHANCEMENT PERCENTAGE": The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates plus
(ii) the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

       "DETERMINATION DATE": The Determination Date with respect to any Distribution Date and Servicer shall be the day specified in the Trust and Servicing Agreement.

       "EXCESS SUBORDINATED AMOUNT": For any Distribution Date is the excess, if any, of (i) the Overcollateralization Amount over (ii) the Required Overcollateralization for such Distribution Date.

       "EXTRA PRINCIPAL DISTRIBUTION AMOUNT": The Extra Principal Distribution Amount for any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Deficiency Amount.

       "INTEREST REMITTANCE AMOUNT" The Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Mortgage Loans, less the fees payable to the Trustee and the premium payable to the Certificate Insurer.

       "INTEREST SHORTALL CARRYFORWARD AMOUNT": The Interest Shortfall Carryforward Amount with respect to any class of Offered Certificates and any Distribution Date is equal to the amount, if any, by which the Accrued Certificate Interest for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Shortfall Carryforward Amount with respect to the certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

       "NET MONTHLY EXCESS CASHFLOW": The Net Monthly Excess Cashflow for any Distribution Date is equal to the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of
(A) the aggregate of the Accrued Certificate Interest for the Offered Certificates for such Distribution Date, (B) any unpaid Accrued Certificate Interest for the Class A Certificates for such Distribution Date, (C) all amounts payable to the Certificate Insurer in connection with the certificate insurance policy (other than the premiums) and (D) Basic Principal Distribution Amount.

       "NET RATE": A rate per annum equal to the weighted average mortgage rate of the Mortgage Loans as in effect on the first day of the related Due Period less the Servicing fee rates and the Trustee fee rate.

       "OVERCOLLATERALIZATION AMOUNT": The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the aggregate outstanding principal balance of the Mortgage

Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Offered Certificates after taking into account payment of the Principal Distribution Amount on the related Distribution Date.

       "OVERCOLLATERALIZATION DEFICIENCY AMOUNT": An Overcollateralization Deficiency Amount for any Distribution Date is the amount by which the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

       "PRINCIPAL DISTRIBUTION AMOUNT" On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

       "PRINCIPAL REMITTANCE AMOUNT" The Principal Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans during the related Due Period; (ii) the principal portion of all partial and full prepayments received during the related Due Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds and liquidation proceeds received during the related Due Period, to the extent applied as recoveries of principal on the Mortgage Loans; (iv) the principal portion of all proceeds received during the period from the prior Distribution Date to the day immediately preceding the related Distribution Date in respect of the repurchase of a Mortgage Loan which repurchase obligation arose during the related Due Period; and (v) the principal portion of the termination price upon the exercise of the Optional Termination.

       "REQUIRED OVERCOLLATERALIZATION AMOUNT": Shall mean (i) for each Distribution Date prior to the Stepdown Date and so long as no Trigger Event is in effect, $2,571,418 and (ii) for each Distribution Date on and after the Stepdown Date and on which a Trigger Event is not in effect, 2.00% of the then current aggregate outstanding principal balance of the Mortgage Loans (after giving effect to principal payments to be distributed on the related Distribution Date), subject to a floor of approximately $1,285,709.

       "STEPDOWN DATE": The Stepdown Date is the earlier to occur of (i) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in February 2006 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to approximately 19.00%.

       "TRIGGER EVENT": With respect to any Distribution Date, a Trigger Event is in effect if (i) the quotient, expressed as a percentage, of (x) the principal balance of the rolling three month average of Mortgage Loans delinquent 60 days or more and (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the related Due Period exceeds 15% or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution
Date:

             Distribution Date                Percentage
             -----------------                ----------
             February 2006 to January 2007    5.75% for the first month, plus
                                              an additional 1/12th of 2.50% for
                                              each month thereafter, to 8.25%

             February 2007 to January 2008    8.25% for the first month, plus an
                                              additional 1/12th of 1.25% for
                                              each month thereafter, to 9.50%

             February 2008 to January 2009    9.50% for the first month, plus an
                                              additional 1/12th of 1.25% for
                                              each month thereafter, to 10.75%

             February 2009 and thereafter     10.75%

         "WAC CAP": As to any Distribution Date and any class of Class A Certificates Certificates, (x)(i) the Net Rate multiplied by (ii)(a) 30, divided by (b) the actual number of days in the related Interest Accrual Period minus
(y) the premium payable to the Certificate Insurer. As to any Distribution Date and the Class M-1 Certificates or any class of Class B Certificates, (x)(i) the Net Rate multiplied by (ii)(a) 30, divided by (b) the actual number of days in the related Interest Accrual Period


DISTRIBUTIONS

Interest Distributions on the Offered Certificates and Certificate Insurer Reimbursement Amounts

       Holders of the Offered Certificates will be entitled to receive on each Distribution Date from the Interest Remittance Amount, beginning in February 2003, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then- applicable Pass-Through Rates thereon, in the priorities set forth below.

       (a) concurrently, to the holders of the Class A Certificates, the Accrued Certificate Interest for such Distribution Date and any unpaid Accrued Certificate Interest from the prior Distribution Date allocable to each such class on a pro rata basis based on the entitlement of each such class;

       (b) to the Certificate Insurer, reimbursements for any prior unreimbursed draws under the Certificate Insurance Policy for either interest or principal payments on the Class A Certificates, as well as other amounts owed to the Certificate Insurer;

       (c) to the holders of the Class M-1 Certificates, the Accrued Certificate Interest for such Distribution Date allocable to the Class M-1 Certificates;

       (d) to the holders of the Class B-1 Certificates, the Accrued Certificate Interest for such Distribution Date allocable to the Class B-1 Certificates;

       (e) to the holders of the Class B-2 Certificates, the Accrued Certificate Interest for such Distribution Date allocable to the Class B-2 Certificates; and

       (f) to the holders of the Class B-3 Certificates, the Accrued Certificate Interest for such Distribution Date allocable to the Class B-3 Certificates.

       On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by

Compensating Interest paid by the applicable Servicer will be allocated first, to Net Monthly Excess Cashflow according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement, second, to the Class B-3 Certificates, third, to the Class B-2 Certificates, fourth, to the Class B-1Certificates, fifth, to the Class M-1 Certificates and sixth, to the Class A Certificates on a pro rata basis based on their respective Accrued Certificate Interest amounts before such reduction. The holders of the Offered Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under "--Overcollateralization Provisions" in this prospectus supplement. The Certificate Insurance Policy does not cover any shortfalls resulting from the application of the Relief Act or any similar state or local law or any Prepayment Interest Shortfalls not covered by Compensating Interest.

       With respect to any Distribution Date, to the extent that the aggregate amount distributable to the Offered Certificates in respect of Accrued Certificate Interest exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates will result and payments of Interest Shortfall Carryforward Amounts to the Offered Certificates will be made. The Interest Shortfall Carryforward Amounts with respect to the Class A Certificates, if any, is distributed as part of the Accrued Certificate Interest on each Distribution Date. The Interest Shortfall Carryforward Amount with respect to the Subordinate Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in "--Overcollateralization Provisions" in this prospectus supplement.

       Except as otherwise described in this prospectus supplement, on any Distribution Date, distributions of Accrued Certificate Interest for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of each class.

Principal Distributions on the Offered Certificates

       On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

       On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be made in the following amounts and order of priority:

       (a) to the Class A Certificates until the Certificate Principal Balances of the Class A Certificates have been reduced to zero concurrently as follows:

              (i) 50% of the Principal Distribution Amount, sequentially in the following order, to the Class A-1 Certificates and the Class A-2 Certificates, until the Certificate Principal Balance of each such class has been reduced to zero; and

              (ii) 50% of the Principal Distribution Amount to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

       (b) to the Certificate Insurer, reimbursements for any prior unreimbursed draws under the Certificate Insurance Policy for either interest or principal payments on the Class A Certificates, as well as other amounts owed to the Certificate Insurer, to the extent not reimbursed from the Interest Remittance Amount;

       (c) to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

       (d) to the Class B-1 Certificates, until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero;

       (e) to the Class B-2 Certificates, until the Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero; and

       (f) to the Class B-3 Certificates, until the Certificate Principal Balance of the Class B-3 Certificates has been reduced to zero.

       On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be made in the following amounts and order of priority:

       (a) to the Class A Certificates until the Certificate Principal Balances of the Class A Certificates have been reduced to zero concurrently as follows:

              (i) 50% of the lesser of (x) the Class A Principal Distribution Amount and (y) the Principal Distribution Amount, sequentially in the following order, to the Class A-1 Certificates and the Class A-2 Certificates, until the Certificate Principal Balance of each such class has been reduced to zero; and

              (ii) 50% of the lesser of (x) the Class A Principal Distribution Amount and (y) the Principal Distribution Amount, to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

       (b) to the Certificate Insurer, reimbursements for any prior unreimbursed draws under the Certificate Insurance Policy for either interest or principal payments on the Class A Certificates, as well as other amounts owed to the Certificate Insurer, to the extent not reimbursed from the Interest Remittance Amount;

       (c) to the Class M-1 Certificates, the lesser of (i) the remaining Principal Distribution Amount and (ii) the Class M-1 Principal Distribution Amount until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

       (e) to the Class B-1 Certificates, the lesser of (i) the remaining Principal Distribution Amount and (ii) the Class B-1 Principal Distribution Amount until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero;

       (f) to the Class B-2 Certificates, the lesser of (i) the remaining Principal Distribution Amount and (ii) the Class B-2 Principal Distribution Amount until the Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero; and

       (g) to the Class B-3 Certificates, the lesser of (i) the remaining Principal Distribution Amount and (ii) the Class B-3 Principal Distribution Amount until the Certificate Principal Balance of the Class B-3 Certificates has been reduced to zero.

       The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the trust fund of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

DISTRIBUTION OF NET MONTHLY EXCESS CASHFLOW

       With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause (a) below, the Net Monthly Excess Cashflow exclusive of any Excess Subordinated Amount) shall be paid as follows:

       (a) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount which shall be included in the Principal Distribution Amount payable to such holders;

       (b) to the holders of the Class M-1 Certificates, in an amount equal to the Interest Shortfall Carryforward Amount allocable to the Class M-1 Certificates;

       (c) to the holders of the Class B-1 Certificates, in an amount equal to the Interest Shortfall Carryforward Amount allocable to the Class B-1 Certificates;

       (d) to the holders of the Class B-2 Certificates, in an amount equal to the Interest Shortfall Carryforward Amount allocable to the Class B-2 Certificates;

       (e) to the holders of the Class B-3 Certificates, in an amount equal to the Interest Shortfall Carryforward Amount allocable to the Class B-3 Certificates; and

       (f) to a reserve fund established pursuant to the Trust and Servicing Agreement (the "BASIS RISK RESERVE FUND"), the amount of any Basis Risk Carry Forward Amounts payable to the Offered Certificates to be paid as follows:

              (i) to the holders of the Class A Certificates, on a pro rata basis, any Basis Risk Carry Forward Amount allocable to the Class A Certificates;

              (ii) to the holders of the Class M-1 Certificates, any Basis Risk Carry Forward Amount allocable to the Class M-1 Certificates;

              (iii) to the holders of the Class B-1 Certificates, any Basis Risk Carry Forward Amount allocable to the Class B-1 Certificates;

              (iv) to the holders of the Class B-2 Certificates, any Basis Risk Carry Forward Amount allocable to the Class B-2 Certificates; and

              (v) to the holders of the Class B-3 Certificates, any Basis Risk Carry Forward Amount allocable to the Class B-3 Certificates.

       (g) to the holder of the Class X Certificates, those amounts as described in the trust and servicing agreement.

       (h) to the holders of the Class R Certificates, any remaining amount. On each Distribution Date, the Trustee is required to distribute to the holders of the Class P Certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the prior calendar month and deposited in the Distribution Account.

OVERCOLLATERALIZATION PROVISIONS

           As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Class Certificate Balances of the Offered Certificates by an amount equal to approximately $2,571,418, which is equal to the initial Class Certificate Balance of the Class X Certificates. This amount represents approximately 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Trust and Servicing Agreement. Under the Trust and Servicing Agreement the Overcollateralization Amount is required to be maintained at the "Required Overcollateralization Amount". In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Class Certificate Balance of the Offered Certificates. In the event of an overcollateralization deficiency, the Trust and Servicing Agreement requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates in reduction of the Class Certificate Balances of the Offered Certificates. This has the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralization Amount.

           On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease ("step down"), to a level equal to approximately 2.00% of the then current aggregate outstanding principal balance of the Mortgage Loans (after giving effect to principal payments to be distributed on the related Distribution Date), subject to a floor of approximately $1,285,709. In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the Trust and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on the related Distribution Date shall be distributed to the holders of the Class X Certificates.

           With respect to each Distribution Date, the Excess Subordinated Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.

SUBORDINATION AND ALLOCATION OF LOSSES

           The Subordinate Certificates will be subordinate in right of payment and provide credit support to the Class A Certificates to the extent described in this prospectus supplement. The support provided by the Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Senior Certificates protection against certain losses. The protection afforded to the Senior Certificates by the Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the Subordinate Certificates and by the allocation of most losses to the Subordinate Certificates prior to any allocation of losses to the Class A Certificates.

           The Class B Certificates will be subordinate in right of payment and provide credit support to the Class M-1 Certificates to the extent described in this prospectus supplement. The support provided by the Class B Certificates is intended to enhance the likelihood of regular receipt by the Class M-1 Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Class M-1 Certificates protection against certain losses. The protection afforded to the Class M-1 Certificates by the Class B Certificates will be accomplished by the preferential right on each Distribution Date of the Class M-1 Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the Class B Certificates and by the allocation of most losses to the Class B Certificates prior to any allocation of losses to the Class M-1 Certificates.

           In addition, each class of Class B Certificates will be subordinate to each class of Class B Certificates with a lower numerical class designation. The protection afforded a class of Class B Certificates by the classes of Class B Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of Class B Certificates with higher numerical class designations.

           A "REALIZED LOSS" on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all unreimbursed Advances, unpaid Servicing fees and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from the disposition of such Mortgage Loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

Realized Losses realized during any calendar month will be allocated on each Distribution Date first, to Net Monthly Excess Cashflow, second, to the Overcollateralization Amount, third, to the Class B-3 Certificates, until the Certificate Principal Balance of the Class B-3 Certificates has been reduced to zero, fourth, to the Class B-2 Certificates until the Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero, fifth, to the Class B-1 Certificates, until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, sixth, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero and seventh to the Class A Certificates, on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero.

       Once Realized Losses have been allocated to the Certificates, such amounts with respect to the Certificates will no longer accrue interest nor will such amounts be reinstated thereafter.

       Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance of that Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the Realized Loss was incurred.

ADVANCES

       In connection with the performance of its duties under the Trust and Servicing Agreement and with respect to each Mortgage Loan serviced by the related Servicer or master serviced by the Master Servicer, the related Servicer or the Master Servicer, as applicable, will make (i) Interest Advances to cover any shortfall between (i) payments of interest scheduled to be received for any Mortgage Loan during the related Due Period and (ii) the amount of interest actually collected by the related Servicer or remitted to the Master Servicer with respect to such Mortgage Loan during such Due Period and (ii) P&I Advances to cover any shortfall between (i) payments of principal and interest scheduled to be received for any such Mortgage Loan during the related Due Period and (ii) the amount of principal and interest actually collected by the related Servicer or remitted to the Master Servicer with respect to such Mortgage Loan during such Due Period. Wilshire will be required to make P&I Advances and Interest Advances with respect to approximately 65.38% and 21.28%, respectively, of the Mortgage Loans. Fairbanks will be required to make P&I Advances and Interest Advances with respect to approximately 12.18% and 1.16%, respectively, of the Mortgage Loans. All Interest Advances and P&I Advances required to be made by the Servicers or the Master Servicer will be remitted to the Certificate Account on or before the Distribution Date immediately following such Due Period. In addition, the Servicer of each Mortgage Loan will advance, as necessary, amounts necessary to preserve the Trust's interest in the Mortgaged Properties or the Mortgage Loans serviced by such Servicer, such as property taxes or insurance premiums that the applicable mortgagor failed to pay. These advances are referred to as Servicing Advances. However, if a Servicer determines, in good faith, that an Advance would not be recoverable from insurance proceeds, liquidation proceeds or other amounts collected on the particular Mortgage Loan, it will not make an Advance. Advances are reimbursable to the Servicer from cash in the respective collection account (but only to the extent of cash attributable to Mortgage Loans serviced or master serviced by such Servicer) before payments to the certificateholders if the Servicer determines that Advances previously made are not recoverable from insurance proceeds, liquidation proceeds or other amounts recoverable for the applicable Mortgage Loan. The Trustee will advance its own funds to make Advances if a Servicer fails to do so (unless the Trustee deems the Advance to be nonrecoverable) as required under the Trust and Servicing Agreement. Neither the Servicers nor the Master Servicer shall be required to advance shortfalls of principal and interest resulting from the application of the Relief Act.

           Upon liquidation of a Mortgage Loan, the Servicers will be entitled to reimbursement of Advances, including expenses incurred by it in connection with such Mortgage Loan. The Servicers will be entitled to withdraw (or debit) from the applicable collection account from the Liquidation Proceeds or Insurance Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution thereof to certificateholders, amounts equal to its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Servicing Advances incurred with respect to the Mortgage Loan and any P&I Advances or Interest Advances made on the Mortgage Loan. If a Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related collection account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust may realize a loss up to the amount so charged.

           The rights of the Servicers to receive Servicing Fees or other compensation (to the extent actually collected), or for the reimbursement of Advances, are senior to the rights of certificateholders.

OPTIONAL TERMINATION OF THE TRUST

           On any Distribution Date after the first date on which the aggregate outstanding principal balance of the Mortgage Loans is less than 10% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date, the Class X Certificateholder may repurchase the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, which will cause the termination of the Trust and the retirement of the certificates. If the majority Class X Certificateholder determines not to exercise its right to effect an optional redemption, then the Depositor may exercise such right. The repurchase price will equal the sum of (1) 100% of the aggregate outstanding principal balance of the Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Advances and unpaid Servicing fees on such Mortgage Loans through the Due Date preceding the date of repurchase and (2) the fair market value of all other property in the Trust. The Certificate Insurer's consent is required prior to the exercise of such optional termination if the resulting amount available for payment on the Class A Certificates would result in a draw under the Certificate Insurance Policy or any amounts owing to the Certificate Insurer would remain unpaid.

           The proceeds of that repurchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to certificateholders. Accordingly, an optional termination of the Trust will cause the outstanding Certificate Balance to be paid in full through the distribution of those proceeds and the allocation of the associated Realized Losses, if any, on each Mortgaged Property in the Trust, the fair market value of which is less than the aggregate outstanding principal balance and other amounts owing on the related Mortgage Loan, and upon that payment in full, the Trust will be terminated. See "Administration -- Termination; Optional Termination" in the prospectus.

RATED FINAL DISTRIBUTION DATE

           The rated final Distribution Date for distributions on each class of offered certificates will be the Distribution Date occurring in January 2032.


                                  THE SERVICERS

                  The following table identifies by loan group the dollar amount of Mortgage Loans serviced by each Servicer or master serviced by Wilshire.

             SERVICER            LOANS IN GROUP 1*         LOANS IN GROUP 2*
        ------------------     ---------------------     ---------------------
        Wilshire                 $     121,493,908         $     101,356,279
        Fairbanks                $      15,698,780         $      18,592,821


        ------------------
        * Amounts shown are aggregate scheduled principal balances.

           The information set forth below in this section under "-Wilshire Credit Corporation" and "-Fairbanks Capital Corp. has been provided by the related Servicer and has not been audited. None of the Depositor, the Underwriter, the Trustee, any Servicer with respect to the other Servicer or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information provided by the related Servicer.

WILSHIRE CREDIT CORPORATION

           The principal executive offices of Wilshire Credit Corporation ("WILSHIRE") are located at 15423 SW Millikan Way, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

           Wilshire, a Nevada corporation, is a subsidiary of Wilshire Financial Services Group Inc. ("WFSG"). Wilshire, together with the precedessor to Wilshire has conducted a loan servicing business since 1994. Wilshire currently services WFSG's portfolio as well as portfolios for unaffiliated third parties.

           Wilshire is primarily engaged in the specialty loan servicing and resolution business. At December 31, 2002 Wilshire was servicing approximately $4.1 billion aggregate principal amount of loans and charged off assets. At December 31, 2002, Wilshire had approximately 380 employees.

           Delinquency and Foreclosure Statistics. Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. The following table sets forth certain information regarding Wilshire's delinquency statistics for its servicing portfolio of mortgage loans:


                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

---------------------------------------------------------------------------------------------------------------------------------
                                        AS OF DECEMBER 31, 2001                           AS OF DECEMBER 31, 2002
---------------------------------------------------------------------------------------------------------------------------------
                                                       Percent                                              Percent    Percent
                                                          By      Percent By                                   By         By
                            Number      Principal       No of      Principal    Number      Principal        No. of    Principal
                           of Loans      Balance        Loans      Balance     of Loans      Balance         Loans     Balance
---------------------------------------------------------------------------------------------------------------------------------
Percent of Delinquency
---------------------------------------------------------------------------------------------------------------------------------
   30-59 Days........        5,665    $  257,214,281     6.87%        7.47%      6,043    $  285,899,283      6.41%      6.99%
---------------------------------------------------------------------------------------------------------------------------------
   60-89 Days........        1,788    $   80,368,447     2.17%        2.33%      2,138    $  102,988,144      2.27%      2.52%
---------------------------------------------------------------------------------------------------------------------------------
   90 days of more...       16,568    $  311,456,198    20.11%        9.04%     20,319    $  576,008,400     21.54%     14.09%
---------------------------------------------------------------------------------------------------------------------------------
Total Delinquent Loans      24,021    $  649,038,926    29.15%       18.84%     28,500    $  964,895,827     30.21%     23.60%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Current..............       57,115    $2,721,090,010    69.31%       79.00%     63,748    $2,964,280,462     67.58%     72.51%
---------------------------------------------------------------------------------------------------------------------------------
Loans in Foreclosure.        1,271    $   74,207,175     1.54%        2.15%      2,081    $  158,988,367      2.21%      3.89%
---------------------------------------------------------------------------------------------------------------------------------
Total................       82,407    $3,444,336,111   100.00%      100.00%     94,329    $4,088,164,656    100.00%    100.00%
---------------------------------------------------------------------------------------------------------------------------------

       Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entitles originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics which do not correspond to those of the Mortgage Loans.

FAIRBANKS CAPITAL CORP.

       General. Fairbanks commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party mortgage loan portfolios since 1994. Fairbanks conducts operations in Salt Lake City, Utah, Hatboro, Pennsylvania, Jacksonville, Florida and Austin, Texas.

       Fairbanks is approved by the U.S. Department of Housing and Urban Development as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans. Fairbanks was incorporated on February 24, 1989 under the laws of the State of Utah. Fairbanks' corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84165-0250.

       Servicing Portfolio. At September 30, 2002, December 31, 2001 and December 31, 2000, Fairbanks serviced a total portfolio of 486,865,225,934 and 174,247 mortgage loans and real estate owned, respectively, having aggregate unpaid principal balances of approximately $36.178 billion, $14.106 billion and $12.058 billion, respectively, for itself and others.

       Fairbanks' Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans serviced by Fairbanks as of the date indicated. Fairbanks' portfolio of mortgage loans may differ significantly from the Mortgage Loans in the Mortgage Pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. For example, the delinquency and loss experience of Fairbanks' servicing portfolio may include loans and financial assets originated pursuant to different underwriting standards than the Mortgage Loans in the Mortgage Pool and loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans in the Mortgage Pool. In addition, Fairbanks' consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans in the Mortgage Pool. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans in the Mortgage Pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pool. The actual delinquency experience on the Mortgage Loans in the Mortgage Pool will depend, among other things, upon the value of the real estate securing such Mortgage Loans in the Mortgage Pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Fairbanks. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans in the Mortgage Pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool. Finally, the statistics shown below represent the delinquency experience for Fairbanks' mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. It should be noted that Fairbanks' business emphasizes, to a certain degree, the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and Fairbanks has been an active participant in the market for such servicing rights over the past several years. Delinquency and foreclosure is typically greater with these types of loans. Thus, the acquisition of such servicing rights may have affected the delinquency and foreclosure experience of Fairbanks in the periods ended on September 30, 2002, December 31, 2001 and December 31, 2000.

              FAIRBANKS' DELINQUENCY AND FORECLOSURE EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                          AS OF SEPTEMBER 30, 2002(5)           AS OF DECEMBER 31, 2001            AS OF DECEMBER 31, 2000
                       ----------------------------------- ---------------------------------- -----------------------------------
                                                 % BY                                % BY                                % BY
                         NO. OF    PRINCIPAL    PRINCIPAL    NO. OF    PRINCIPAL   PRINCIPAL   NO. OF      PRINCIPAL   PRINCIPAL
                         LOANS     BALANCE(2)   BALANCE(4)   LOANS     BALANCE(2)  BALANCE(4)   LOANS      BALANCE2    BALANCE(4)
                       ----------------------------------- ---------- ------------ ---------- ----------  -----------  ----------
CURRENT LOANS           324,493   $24,524,297    67.79%     146,090   $ 8,773,115     62.20%   124,057    $ 8,532,766    70.76%

Period of Delinquency(3)
   30-59 Days......      45,407     3,434,696     9.49%      17,813     1,146,710      8.13%    13,479        951,019     7.89%
   60-89 Days......      11,437       908,532     2.51%       4,374       297,317      2.11%     3,439        244,210     2.03%
   90 Days or more.      12,032       610,569     1.69%       5,718       311,464      2.21%     2,275        132,348     1.10%
                         ------       -------     ----        -----       -------      ----      -----        -------     ----

TOTAL DELINQUENCIES      68,876     4,953,798    13.69%      27,905     1,755,491     12.45%    19,193      1,327,577    11.01%

Foreclosures             47,266     3,707,813    10.25%      27,376     1,992,691     14.13%    15,514      1,140,819     9.46%
Bankruptcies             32,646     2,134,933     5.90%      17,710     1,143,619      8.11%    10,426        721,034     5.98%
                         ------     ---------     ----       ------     ---------      ----     ------        -------     ----

TOTAL FORECLOSURES/
  BANKRUPTCIES           79,912     5,842,746    16.15%      45,086     3,136,310     22.23%    25,940      1,861,853    15.44%

REAL ESTATE OWNED        13,584       857,585     2.37%       6,853       440,739      3.12%     5,057        336,219     2.79%
                         ------       -------     ----        -----       -------      ----      -----        -------     ----

TOTAL PORTFOLIO         486,865   $36,178,427   100.00%     225,934   $14,105,655    100.00%   174,247    $12,058,415   100.00%
                        =======   ===========   ======      =======   ===========    ======    =======    ===========   ======

     (1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

     (2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure or delivery of a deed-in-lieu of foreclosure.

     (3) No mortgage loan is included in this section of the table as delinquent until it is one-month past due.

     (4) Certain totals may not equal 100% due to rounding.

     (5) The September 30, 2002 column does not incorporate data with respect to approximately $10,000,000,000 of Alt-A loans which were transferred to Fairbanks on September 1, 2002 and which were converted to Fairbanks' data management system after September 30, 2002. Fairbanks has indicated that the inclusion of data with respect to these loans in the table would not have a materially adverse effect on the delinquency and foreclosure percentages reported in the table for September 30, 2002.


SERVICING COMPENSATION AND THE PAYMENT OF EXPENSES

           A servicing fee (the "SERVICING FEE") for each Mortgage Loan (other than the Contracts) will be payable to the applicable Servicer at a per annum rate (the "SERVICING FEE RATE") equal to 0.50%. The Servicing Fee payable in connection with the primary servicing of the Contracts is equal to 1.00%. The rights of the Servicers to receive Servicing Fees or other compensation (to the extent actually collected), or for the reimbursement of Advances, are senior to the rights of certificateholders. The Servicers are entitled to retain as additional servicing compensation all ancillary fees, including without limitation, all assumption fees, reconveyance fees, insufficient funds fees and late fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related collection account. In addition, Wilshire shall be entitled to a one-time master servicing fee for the performance of its duties as master servicer of the Contracts which fee shall be payable by GSMC (from its own funds) on or before the Closing Date.

COLLECTION AND OTHER SERVICING PROCEDURES

           The Trust and Servicing Agreement requires the Servicers to proceed diligently to collect all payments called for under the Mortgage Loans, consistent with the Trust and Servicing Agreement and with respect to each Mortgage Loan in substance to follow servicing practices it customarily employs and exercises in servicing and administrating Mortgage Loans for its own account and which are consistent with Fannie Mae standards and accepted servicing practices of prudent mortgage lending institutions which service Mortgage Loans of the same type as the Mortgage Loans.

           The Servicers will each be required to deposit in a collection account on a daily basis, amounts collected on the Mortgage Loans and other amounts that will be listed in the prospectus under "Credit Enhancement -- Reserve and Other Accounts." The Trust and Servicing Agreement requires that such funds be held in a time deposit or demand account with a depositary institution insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt ratings of which are rated "A-1+" by S&P and "P-1" by Moody's or any higher rating requirements prescribed by any Rating Agency which issues a rating on the Certificates.

           Pursuant to the Trust and Servicing Agreement, Fairbanks and Wilshire will each establish and maintain accounts (each, an "ESCROW ACCOUNT") with respect to the Mortgage Loans for which it is the primary servicer into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums, and other comparable items. Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse such Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on the Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in the Escrow Account to the related Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Each of Fairbanks and Wilshire will be responsible for the administration of the Escrow Accounts maintained by it and will be obligated to make advances to such accounts when a deficiency exists therein.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

           Each Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae or Freddie Mac (other than with respect to the Contracts), against loss by fire and hazards, with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of
(a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the mortgagor or the loss payee from becoming a co-insurer. If a hazard insurance policy shall be in danger of being terminated, or if the insurer shall cease to be acceptable, the Servicer shall notify the related mortgagor, and the Trustee, and shall use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

           If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer shall verify that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac (other than with respect to the Contracts), in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

           All policies are required to name the mortgagee as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days' prior written notice of any cancellation or as required by applicable law.

EVIDENCE AS TO SERVICING COMPLIANCE

           Each Servicer will cause a firm of independent public accountants to prepare an annual statement substantially to the effect that the accountants reviewed certain documents and records relating to the servicing of the Mortgage Loans serviced by it, and that on the basis of such examination conducted in compliance with the Uniform Single - Attestation Program (the "USAP") for mortgage banks developed by the Mortgage Bankers Association, nothing has come to the attention of such accountants that would indicate that such servicing has not been conducted in compliance with the USAP, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement. The Servicer shall deliver the accountant's statement, along with a copy of the related management report, to the Trustee. In addition, the Servicers will be required to deliver to the Trustee an officer's certificates to the effect that each has fulfilled its obligations under the Trust and Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure.

           Fidelity bonds and errors and omissions policies are required to be maintained by the Servicers under the Trust and Servicing Agreement.

THE TRUSTEE AND THE CUSTODIAN

           JPMorgan Chase Bank will be the Trustee under the Trust and Servicing Agreement. The Trustee will also act as certificate registrar of the certificates. The Depositor and the Servicers may maintain other banking relationships in the ordinary course of business with JPMorgan Chase Bank. Certificates may be surrendered and a copy of the Trust and Servicing Agreement may be inspected at the corporate trust office of the Trustee located at 4 New York Plaza, 6th Floor, New York, NY 10004, Attention: Institutional Trust Services/Structured Finance Services, or at such other addresses as the Trustee may designate from time to time by notice to the certificateholders, the Depositor and the Servicers. The Trust and Servicing Agreement provides that the Trustee and any officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred by the Trustee arising out of its obligations under the Trust and Servicing Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its duties under the Trust and Servicing Agreement.

           The Trustee is eligible to serve as such under the Trust and Servicing Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

           The Trustee may, upon written notice to the Servicers, the Depositor, the Certificate Insurer and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning party may petition any court of competent jurisdiction for appointment of a successor. Any such successor must be approved by the Rating Agencies and the Certificate Insurer. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor. The Trustee will act as backup servicer to the Servicers; provided, however that pursuant to the Trust and Servicing Agreement, Wilshire has agreed to undertake certain obligations with respect to the Deerwood Contracts.

REPORTS TO CERTIFICATEHOLDERS

           With each distribution to holders of any class of certificates, the Trustee will furnish to such holders, to the Depositor, to the Certificate Insurer and to such other parties as specified in the Trust and Servicing Agreement, a statement, based substantially on information provided by the Servicers, setting forth, among other things, the Certificate Balance of the class and certain other information about the distribution being made, the certificates and the Mortgage Loans.

           The Trustee will make the reports of distribution to holders (and, at its option, any additional files containing the same information in an alternative format) available each month to holders and other interested parties via the Trustee's website, which is presently located at www.jpmorgan.com/absmbs. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Trustee at 1-877-722-1095. The Trustee shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and holders. The Trustee shall provide timely and adequate notification to all above parties and to the holders regarding any such change.

REMOVAL AND RESIGNATION OF SERVICERS

           The Depositor (or the Trustee with consent of the Depositor) with the consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), which consent shall not be unreasonably withheld, may terminate Fairbanks or Wilshire as a Servicer under the Trust and Servicing Agreement with respect to the Fairbanks Mortgage Loans or the Wilshire Mortgage Loans, as applicable, without cause, effective upon the giving of written notice on the date set forth in such notice, that the Trust and Servicing Agreement shall have been terminated in whole, or that the Trust and Servicing Agreement shall have been terminated in part with respect to the servicing of the Fairbanks Mortgage Loans or the Wilshire Mortgage Loans (as specified in such notice) without any further notice or demand, but subject to the payment of a termination fee by the Depositor (at no cost to the Trust) as set forth in the Trust and Servicing Agreement (such event, a "SERVICER TERMINATION EVENT"). Any such notice of termination shall be in writing and delivered to the relevant Servicer as provided in the Trust and Servicing Agreement. Notwithstanding the foregoing, upon the delivery of such a notice and the payment of such fee, except as otherwise set forth in the Trust and Servicing Agreement, any rights and obligations of Fairbanks or Wilshire, as applicable, under the Trust and Servicing Agreement shall terminate automatically and irrevocably unless such notice shall have included a notice of extension, executed by a duly authorized Person on behalf of the Depositor or the Trustee, as applicable, which notice the Depositor or Trustee may withhold in its sole discretion.

           In addition, the Depositor may, with the consent of the Certificate Insurer which consent shall not be unreasonably withheld and the Trustee may, with the consent of the Certificate Insurer and shall at the direction of the Certificate Insurer (in each case unless a Certificate Insurer Default has occurred and is continuing), except as otherwise set forth in the Trust and Servicing Agreement, terminate any rights Fairbanks or Wilshire, as applicable, may have under the Trust and Servicing Agreement with respect to the Fairbanks Mortgage Loans or the Wilshire Mortgage Loans, as applicable, with cause, upon five (5) Business Days' prior written notice. For all purposes of determining "cause" with respect to termination of the Trust and Servicing Agreement or the rights of the relevant Servicer thereunder, such term shall mean termination upon the occurrence of any of the following events which is not cured within any applicable cure period specified below:

     o certain acts of bankruptcy or insolvency on the part of the related Servicer;

     o certain failures on the part of the related Servicer to perform its obligations under the Trust and Servicing Agreement; and

     o the failure to cure material breaches of the related Servicer's representations in the Trust and Servicing Agreement.

           In addition, the Depositor may terminate the rights and obligations of Fairbanks or Wilshire under the Trust and Servicing Agreement, without the payment of any termination fee, generally upon five Business Days' prior notice, if the related Servicer shall fail to meet the Servicing Standards applicable to such Servicer as set forth in the Trust and Servicing Agreement and the Depositor has determined that such event is likely to materially and adversely affect the Mortgage Loans.

           No Servicer shall resign from the obligations and duties imposed on it under the Trust and Servicing Agreement, except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of such Servicer so causing such a conflict being of a type and nature carried on by such Servicer at the date of the Trust and Servicing Agreement. Any such determination permitting the resignation of the related Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Depositor, the Certificate Insurer and the Trustee, which opinion shall be at the expense of the relevant Servicer.

           Upon the removal or resignation of a Servicer, the Trustee will be responsible for designating a successor Servicer for the related Mortgage Loans. If the Servicer cannot be retained in a timely manner, then the Trustee is required to act as the successor Servicer for the Mortgage Loans serviced by such Servicer. The Trustee (x) may solicit bids for a successor Servicer and (y) pending the appointment of a successor Servicer, shall serve as Servicer in the event of the removal or resignation of any of the Servicers. Such successor Servicer will be entitled to similar compensation arrangements as the current Servicer. If the Trustee is required to act as the successor Servicer it shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae for first and second mortgage loans and having equity of not less than $10,000,000 (or such lower level as may be acceptable to the Trustee and reasonably acceptable to the Certificate Insurer), as determined in accordance with generally accepted accounting principles and acceptable to the Trustee, the Certificate Insurer and the Depositor, as the successor to such Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer.

           Notwithstanding anything to the contrary, no removal or resignation of Fairbanks or Wilshire shall become effective until (1) the Trustee or other successor Servicer shall have assumed the responsibilities and obligations of the relevant Servicer in accordance with the Trust and Servicing Agreement and (2) upon such resignation or termination of the relevant Servicer without cause pursuant to the Trust and Servicing Agreement, such Servicer shall have been reimbursed for all Advances, termination fees and all unpaid servicing compensation in accordance with the Trust and Servicing Agreement. If either Fairbanks or Wilshire is terminated with cause, the related Servicer shall be entitled to receive reimbursement for unreimbursed Advances and unpaid Servicing Compensation in accordance with the terms of the Trust and Servicing Agreement, despite the transfer of such Servicer's other rights and obligations. No termination fee due the relevant Servicer will be an obligation of the Trust or the Trustee.


                        THE CERTIFICATE INSURANCE POLICY

           The following summary of terms of the certificate guaranty insurance policy (the "CERTIFICATE INSURANCE POLICY") to be issued by the Certificate Insurer does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy included as an exhibit to the Trust and Servicing Agreement.

           The Certificate Insurer will issue the Certificate Insurance Policy to the Trustee, for the benefit of the holders of the Class A certificates, simultaneously with the issuance of the Class A certificates. The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Certificate Insurance Policy, unconditionally guarantees the payment of the Insured Amount to the Trustee on behalf of the holder of the Class A Certificates. The Certificate Insurer will pay Insured Amounts which are Due for Payment to the Trustee, on behalf of the holders of the Class A Certificates, on the later of (1) the Distribution Date on which such Insured Amount is distributable under the Trust and Servicing Agreement, and (2) the second business day following the business day on which the Certificate Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee, specifying that an Insured Amount is due in accordance with the terms of the Certificate Insurance Policy.

           If there is a Class A Deficiency Amount for a Distribution Date, the Trustee is required to complete, pursuant to the Trust and Servicing Agreement, a telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, and submit the notice to the Certificate Insurer no later than 12:00 noon New York City time on the second business day preceding the Distribution Date as a claim for an Insured Amount in an amount equal to the Class A Deficiency Amount.

           The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the holders of the Class A Certificates in accordance with the Trust and Servicing agreement, whether or not those funds are properly distributed by the Trustee. Payment of Insured Amounts will be made only at the time set forth in the Certificate Insurance Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the Class A Certificates unless the acceleration is at the sole option of the Certificate Insurer.

           Under the Certificate Insurance Policy, the Certificate Insurer only insures the timely receipt of Accrued Certificate Interest (subject to the WAC
Cap) on the Class A Certificates, the amount of any Class A Deficiency Amount allocated to the Class A Certificates on any Distribution Date and on the Final Stated Maturity Date, the Class Balance of the Class A Certificates to the extent unpaid on such Distribution Date (after giving effect to all distributions to be made thereon on such Distribution Date other than pursuant to the Certificate Insurance Policy). The Certificate Insurance Policy will not cover Prepayment Interest Shortfalls or interest shortfalls resulting from the application of the Relief Act or any similar state or local law, nor does the Certificate Insurance Policy guaranty to the Class A Certificateholders any particular rate of principal payment. In addition, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) or any risk other than Nonpayment (as defined herein), including the failure of the Trustee to make any payment required under the Trust and Servicing Agreement to the Class A Certificateholders.

           In the event that the Trustee has received a certified copy of an order of the appropriate court that any amount paid to a holder of a Class A Certificate that would otherwise have been covered under the terms of the Certificate Insurance Policy has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee will be required to (i) so notify the Certificate Insurer, (ii) comply with the provisions of the Certificate Insurance Policy to obtain payment by the Certificate Insurer of such voided payment, and (iii) at the time it provides notice to the Certificate Insurer, notify, by mail such holder that, in the event any such payment is so recovered, such holder will be entitled to payment pursuant to the Certificate Insurance Policy, a copy of which shall be made available through the Trustee or the Certificate Insurer and the Trustee will be required to furnish to the Certificate Insurer the Trustee's records evidencing the payments which have been made by the Trustee and subsequently recovered from such holder of a Class A Certificate, and dates on which such payments were made.

           For purposes of the Certificate Insurance Policy, the Class A Certificateholder does not and may not include the Servicers, the Depositor or the Trustee.

           The term of the Certificate Insurance Policy shall commence on the date of issuance of the Certificate Insurance Policy and continue until one year and one day after the earlier of (i) the payment in full of the Class A Certificates and (ii) the Distribution Date occurring in January 2032. Upon termination, the Trustee will be required to return the Certificate Insurance Policy to the Certificate Insurer for cancellation.

           In the absence of payments under the Certificate Insurance Policy, the holders of the Class A Certificates will directly bear the credit risks associated with their certificates.

           The Certificate Insurance Policy is issued under and shall be construed under the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

           THE INSURANCE PROVIDED BY THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

           The following terms shall have the following meanings:

           "CLASS A DEFICIENCY AMOUNT" means, with respect to any Distribution Date, the excess of (i) the aggregate Certificate Principal Balance of the Class A Certificates after giving effect to the distribution of principal to be made on such Distribution Date over (ii) the Pool Balance as of such Distribution Date.

           "DEFICIENCY AMOUNT" means, for each Distribution Date, the excess, if any, of (i) Insured Amounts over (ii) the Available Distribution Amount that is available for such Distribution Date, in accordance with the priorities described in Section 7.06(b) of the Trust and Servicing Agreement.

           "FINAL STATED MATURITY DATE" shall mean the Distribution Date in January 2032.

           "INSURED AMOUNTS" shall mean, with respect to the Class A Certificates, (x) for any Distribution Date, the sum of Accrued Certificate Interest and any outstanding Interest Shortfall Carryforward Amount allocable to the Class A Certificates for such Distribution Date, net of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act or any similar state or local law, (y) for any Distribution Date prior to the Final Stated Maturity Date, any Class A Deficiency Amount and (z) for the Distribution Date occurring on the Final Stated Maturity Date, the aggregate Certificate Principal Balance of the Class A Certificates outstanding on such Distribution Date (after giving effect to all distributions to be made thereon on such Distribution Date other than pursuant to the Certificate Insurance Policy).

           "INSURED PAYMENTS" means, the aggregate amount actually paid by the Certificate Insurer to the Trustee in respect of (i) Insured Amounts and (ii) Preference Amounts for any given Business Day.

           "NONPAYMENT" means, with respect to any Distribution Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Trust and Servicing Agreement.

           "PREFERENCE AMOUNT" means any payment of principal or interest on a Class A Certificate which has become Due for Payment and which is made to a Class A Certificateholder by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from the Class A Certificateholder pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

           The Certificate Insurer will be subrogated to the rights of each holder of a Class A Certificate to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy.

           The Certificate Insurer will agree that if it is subrogated to the rights of a holder by virtue of any payment under the Certificate Insurance Policy, no recovery of such payment will occur unless the full amount of such Class A holders' allocable distributions for such Distribution Date can be made. In so doing, the Certificate Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Certificate Insurance Agreement and the Trust and Servicing Agreement.

           The Certificate Insurance Policy is not cancelable. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A certificates.


                             THE CERTIFICATE INSURER

           The following information has been supplied by the Certificate Insurer for inclusion in this prospectus supplement. Accordingly, the Depositor, the Underwriter, the Servicers and the Trustee do not make any representation as to the accuracy and completeness of this information.

           Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and Fitch Ratings have each assigned a triple-A financial strength rating to the Certificate Insurer.

           The consolidated financial statements of the Certificate Insurer and subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the years in the three year period ended December 31, 2001, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "COMMISSION") on March 26, 2002; Commission File No. 1-10777), the unaudited consolidated financial statements of the Certificate Insurer and subsidiaries as of March 31, 2002 and for the periods ending March 31, 2002 and March 31, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2002 (which was filed with the Commission on May 13, 2002), June 30, 2002 and for the periods ending June 30, 2002 and June 30, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2002 (which was filed with the Commission on August 14, 2002), September 30, 2002 and for the periods ending September 30, 2002 and September 30, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2002 (which was filed with the Commission on November 14, 2002), and the Current Reports on Form 8-K filed with the Commission on January 25, 2002, April 18, 2002, July 19, 2002, August 14, 2002, October 17, 2002 and November 20, 2002, as they relate to the Certificate Insurer are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

           All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such financial statements.

           The following table sets forth the capitalization of the Certificate Insurer as of December 31, 2000, December 31, 2001, and September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED CAPITALIZATION TABLE

                              (DOLLARS IN MILLIONS)

                                                                                         SEPTEMBER 30,
                                              DECEMBER 31,          DECEMBER 31,             2002
                                                 2000                   2001              (UNAUDITED)
                                            ----------------      ----------------     -----------------
Unearned premiums....................            $1,556                 $1,790              $1,936
Other liabilities....................               581                    973               1,702
                                                    ---                    ---               -----
Total liabilities....................             2,137                  2,763               3,638
                                                  -----                  -----               -----
Stockholder's equity:
   Common stock......................                82                     82                  82
   Additional paid-in capital........               760                    928                 922
   Accumulated other comprehensive
    income...........................                82                     81                 273
   Retained earnings.................             2,002                  2,386               2,708
                                                 ------                  -----               -----
Total stockholder's equity...........             2,926                  3,477               3,985
                                                  -----                  -----               -----
Total liabilities and stockholder's
    equity...........................            $5,063                 $6,240              $7,623
                                                 ------                 ------              ------

------------------

           For additional financial information concerning the Certificate Insurer, see the audited financial statements of the Certificate Insurer incorporated by reference herein. Copies of the financial statements of the Certificate Insurer incorporated by reference and copies of the Certificate Insurer's annual statement for the year ended December 31, 2001 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

           The Certificate Insurer makes no representation regarding the Offered Certificates or the advisability of investing in the Offered Certificates and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the Certificate Insurer and presented under the headings "The Certificate Insurance Policy" and "The Certificate Insurer" and in the financial statements incorporated in this prospectus supplement by reference.


                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

           The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans, the rate of principal payments (including prepayments) and repurchases of the Mortgage Loans and the rate of liquidations on the Mortgage Loans.

           The mortgage interest rates on approximately 46.65% of the Mortgage Loans are fixed. The mortgage interest rates on approximately 53.35% of the Mortgage Loans will adjust primarily monthly, semi-annually, annually or every two or more years and may vary significantly over time. When an adjustable rate Mortgage Loan begins it's adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be limited by the Initial Rate Adjustment Cap, if any, the Periodic Rate Adjustment Cap, if any, the Lifetime Cap, the Lifetime Floor, if any, and, the related Index, which for approximately 99.36% of the adjustable rate Mortgage Loans will generally be based on the Six-Month LIBOR Index, the Six-Month CMT Index or the One Year CMT Index in effect 45 days prior to the related Adjustment Date. The related Index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the adjustable rate Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each adjustable rate Mortgage Loan has a Lifetime Cap, and each Mortgage Loan has a Lifetime Floor, which in many cases is equal to the Margin.

           Further, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagor's adjustable rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, the interest rate on the certificates may decrease, and may decrease significantly after the mortgage interest rates on the Mortgage Loans begin to adjust.

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

           When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, therefore, the Trust will suffer an interest shortfall in the amount due to certificateholders. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

           To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagor as a result of a full or partial prepayment on a Mortgage Loan between its Due Dates (such period, the "DUE PERIOD"), each of Fairbanks with respect to the Fairbanks Mortgage Loans and Wilshire, with respect to the Wilshire Mortgage Loans and the Contracts, will remit to the Certificate Account on the day before each Distribution Date an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the related Mortgage Loans (such amount, "COMPENSATING INTEREST"). The amount of Compensating Interest to be paid by a Servicer on any Distribution Date will not exceed the lesser of (x) the amount required to cause the Trust to receive a full month's interest on any voluntary prepayments received during the related Due Period and (y)(i) with respect to the Fairbanks Mortgage Loans, the Servicing Fee payable to Fairbanks on the related Distribution Date and (ii) with respect to the Wilshire Mortgage Loans, 1/2 of the Servicing Fee payable to Wilshire on the related Distribution Date. In addition, Wilshire, in its capacity as master servicer of the Contracts, will be required to make payments of Compensating Interest with respect to the Contracts and such payment of Compensating Interest will not be subject to the limitation described in the preceding sentence. Shortfalls attributable to the Soldiers' and Sailors' Civil Relief Act of 1940 (or any similar state or local law) will be allocated pro rata to all certificates.

           To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated to the Certificates pro rata according to the amount of interest to which each related class of certificates would otherwise be entitled in reduction of that amount.

RATE OF PAYMENTS

           The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans, which may be in the form of scheduled payments, principal prepayments or liquidations. See "Risk Factors" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus. Mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of certificates purchased at a premium, and in certain circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments would reduce the return to investors on any classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks.

PREPAYMENT ASSUMPTIONS

           Prepayments on the Mortgage Loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement (the "CONSTANT PREPAYMENT RATE" or "CPR") assumes that the outstanding principal balance of the pool of Mortgage Loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent monthly rate. For example, a 40% CPR assumes a constant per annum rate of prepayment of 40% of the then outstanding principal balance of the pool of Mortgage Loans. Likewise, a 15% CPR, 20% CPR, 25%, CPR, 30% CPR and 35% CPR assumes a constant per annum rate of prepayment of 15%, 20%, 25% 30% and 35%, respectively, of the then outstanding principal balance of the pool of Mortgage Loans.

           None of the prepayment rates purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the Mortgage Loans in any loan group will prepay at any given percentage of the CPR. The actual rate of prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans underlying the certificates, those Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans underlying the certificates. Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans underlying the certificates, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and, correspondingly, an earlier than expected retirement of the certificates.

           This prospectus supplement does not describe the specific factors that will affect the prepayment of the Mortgage Loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or the overall rate of prepayment.

           For purposes of the tables in Appendix A, it is assumed (collectively, the "MODELING ASSUMPTIONS") that the Mortgage Loans are comprised of the groups of hypothetical Mortgage Loans, which have the common characteristics indicated:

                           HYPOTHETICAL MORTGAGE LOANS

                                                REMAINING     GROSS     SERVICING      NET
                                  REMAINING   AMORTIZATION   MORTGAGE      AND       MORTGAGE
HYPOTHETICAL   UNPAID PRINCIPAL     TERM          TERM       INTEREST    TRUSTEE     INTEREST
LOAN NUMBERS        BALANCE        (MONTHS)     (MONTHS)     RATE (%)   FEES (%)     RATE (%)      INDEX
------------   ----------------   ---------   ------------   --------   ---------    --------   ------------
     1             53,637.33         293           293       11.0000     0.5025      10.4975    One Year CMT
     2            950,185.73         338           336       10.4016     0.5025       9.8991      Six-Month
                                                                                                    LIBOR
     3            968,392.04         332           331       11.1326     0.5025      10.6301      Six-Month
                                                                                                    LIBOR
     4             77,231.60         142           139        8.0000     0.5025       7.4975      Six-Month
     5         13,195,788.19         317           317       10.3312     0.5025       9.8287      Six-Month
                                                                                                    LIBOR
     6            246,765.07         335           345       10.7110     0.5025      10.2085      Six-Month
                                                                                                    LIBOR
     7         16,554,179.13         270           285       10.8449     0.5025      10.3424         n/a
     8          2,038,641.92         127           321       10.5655     0.5025      10.0630         n/a
     9            206,780.05         175           176        8.8160     1.0025       8.3135      Six-Month
                                                                                                    LIBOR
     10        12,783,203.76         293           278        4.4589     0.5025       3.4564    One Year CMT
     11         4,377,711.72         268           268        8.8771     0.5025       8.3746    One Year CMT
     12         3,743,514.19          80           259        7.1623     0.5025       6.6598    One Year CMT
     13         9,173,590.76         328           327       10.8256     0.5025      10.3231      Six-Month
                                                                                                    LIBOR
     14        14,888,126.80         278           278        8.0572     0.5025       7.5547      Six-Month
     15         3,488,110.34          81           256        7.8838     0.5025       7.3813      Six-Month
     16        70,705,247.75         315           315       10.1132     0.5025       9.6107      Six-Month
                                                                                                    LIBOR
     17            59,122.34         304           304        8.3500     0.5025       7.8475      Six-Month
                                                                                                    LIBOR
     18        69,681,709.77         270           276       10.2701     0.5025       9.7676         n/a
     19        31,544,392.82         127           312       10.5774     0.5025      10.0749         n/a
     20         1,116,339.56         248           248       10.4120     0.5025       9.9095      Six-Month
                                                                                                    LIBOR
     21           778,274.39          70           259        9.2179     0.5025       8.7154      Six-Month
                                                                                                    LIBOR
     22           510,843.24         317           317        8.1424     0.5025       7.6399      Six-Month
                                                                                                    LIBOR


                            MONTHS        FIRST     SUBSEQUENT    FREQUENCY
                 GROSS     TO FIRST       RATE         RATE        OF RATE     MAXIMUM    MINIMUM
HYPOTHETICAL     MARGIN   ADJUSTMENT   ADJUSTMENT   ADJUSTMENT    ADJUSTMENT   INTEREST   INTEREST
LOAN NUMBERS      (%)        DATE        CAP (%)      CAP (%)      (MONTHS)    RATE (%)   RATE (%)
------------     ------   ----------   ----------   ----------    ----------   --------   --------
     1           7.1500       5          2.0000       2.0000         12        17.0000    11.0000
     2           6.0410       2          3.0000       3.0000          6        17.7680    10.4020
     3           7.1127       8          2.6800       2.7080          6        17.5460    11.1330
     4           3.3750       1           n/a          n/a            6        16.5000     8.0000
     5           6.2999       3          1.2790       1.5370          6        17.2590    10.3720
     6           7.0260       2          3.0000       3.0000          6        16.9710    10.7110
     7             n/a       n/a          n/a          n/a           n/a         n/a        n/a
     8             n/a       n/a          n/a          n/a           n/a         n/a        n/a
     9           2.9682       7          1.5660       1.2850          6        15.9980     7.1350
     10          1.9283       7          1.9980       1.9980         12        12.1010     2.0350
     11          5.0888      10          2.0430       2.2790         12        15.4520     7.0640
     12          4.6993       6          1.9710       1.9510         12        15.3780     3.8030
     13          6.6544       4          2.7740       1.0980          6        17.1700    10.8260
     14          4.7234       4          1.2540       1.0900          6        15.7190     6.7300
     15          4.5869       4          1.5360       1.2870          6        14.4240     5.2330
     16          6.4188       4          2.5820       1.1220          6        16.7180     9.9100
     17          5.1500       4          3.0000       1.0000          6        14.3500     8.3500
     18            n/a       n/a          n/a          n/a           n/a         n/a        n/a
     19            n/a       n/a          n/a          n/a           n/a         n/a        n/a
     20          6.1941       8          2.5460       1.6920          6        16.2950     7.7100
     21          5.0579      18          2.4560       2.0590          6        16.9370     5.8640
     22          4.8407      17          2.2540       2.2870          6        14.7770     6.4800

and that:


    (i) One-Month LIBOR, the Six-Month LIBOR Index, the Six-Month CMT Index and the One Year CMT Index remain constant at 1.375%, 1.390%, 1.250% and 1.440%, respectively;

    (ii) all servicing, trustee and certificate insurer fee rates remain constant;

    (iii) scheduled payments on all Mortgage Loans are received on the first day of each month beginning February 1, 2003;

    (iv) any payoffs on the Mortgage Loans are received on the last day of each month beginning on January 31, 2003 and include 30 days of interest;

    (v)    there are no defaults or delinquencies on the Mortgage Loans;

    (vi)   optional termination of the Trust occurs;

    (vii)  the date of issuance for the certificates is January 29, 2003; and

    (viii) cash distributions are received by the certificateholders on the 25th day of each month when due.

           Although the Mortgage Loans have Lifetime Caps, those caps did not affect the numbers shown in the tables.

           Any discrepancy between the actual characteristics of the Mortgage Loans underlying the certificates and the characteristics of the hypothetical Mortgage Loans set forth above may affect the percentages of the initial Certificate Balances set forth in the tables in Appendix A and the weighted average lives of the offered certificates. In addition, to the extent that the characteristics of the actual Mortgage Loans and the initial Certificate Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Certificate Balance of any class of offered certificates may be reduced to zero earlier or later than indicated by the tables.

           Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Certificate Balances and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the CPR. There is no assurance, however, that prepayments of the Mortgage Loans in any loan group will conform to any given percentage of the CPR.

           Based on the assumptions described above, the tables in Appendix A indicate the projected weighted average lives of the offered certificates and provide the percentages of the initial outstanding Certificate Balance of each class of offered certificates that would be outstanding after each of the dates shown at various constant percentages of the CPR.

LACK OF HISTORICAL PREPAYMENT DATA

           There is no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data is not available because the Mortgage Loans underlying the certificates are not a representative sample of Mortgage Loans generally. In addition, historical data available for Mortgage Loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics which differ from the Mortgage Loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

           GSMSC makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in "-- Yield Considerations with Respect to the Subordinate Certificates." Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the offered certificates to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE SUBORDINATE CERTIFICATES

       Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having later priority will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under "Description of the Certificates--Distributions" in this prospectus supplement, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the Mortgage Loans will be allocated among the Class A Certificates and all classes of the Subordinate Certificates in the priorities described under "Description of the Certificates--Distributions" in this prospectus supplement.

ADDITIONAL INFORMATION

           GSMSC intends to file with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Current Report on Form 8-K. Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and materials are preliminary in nature, and the information contained in the Current Report is subject to, and superseded by, the information in this prospectus supplement.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

           One or more elections will be made to treat designated portions of the Trust (exclusive of the Basis Risk Reserve Fund) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Trust and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

           For federal income tax purposes, (i) the Class R Certificates will represent the sole class of "residual interests" in each REMIC and (ii) the Offered Certificates (exclusive of any right of the holder of the Offered Certificates to receive payments from the Basis Risk Reserve Fund in respect of the Basis Risk Carry Forward Amount), the Class A Certificates, the Class M-1 Certificates, the Class B Certificates and the Class X Certificates will represent the "regular interests" in, and generally will be treated as debt instruments of, a REMIC. See " Federal Income Tax Consequences-- Tax Treatment of REMIC Regular Interests, FASIT Regular Interests, and Other Debt Instruments" in the prospectus.

           For federal income tax reporting purposes, the Offered Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences-- OID" in the prospectus.

           The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

           It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such Certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Federal Income Tax Consequences--OID" in the Prospectus.

           Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--Amortizable Premium" in the Prospectus.

           Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Basis Risk Reserve Fund in respect of the Basis Risk Carryover Amount. The Basis Risk Reserve Fund is not an asset of any REMIC. The treatment of amounts received by a holder of an Offered Certificate under such holder's right to receive the Basis Risk Carryover Amount will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Basis Risk Reserve Fund in respect of the Basis Risk Carry Forward Amount in accordance with the relative fair market values of each property right. The Trustee will, as required, treat payments made to the holders of the Offered Certificates with respect to the Basis Risk Carry Forward Amount as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the Trustee will, as required, treat the right to receive payments from the Basis Risk Reserve Fund in respect of Basis Risk Carry Forward Amounts as having a de minimis value. Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and the right to receive payments from the Basis Risk Reserve Fund in respect of the Basis Risk Carry Forward Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trustee's treatment of payments of the Basis Risk Carryover Amount is respected, ownership of the right to the Basis Risk Carry Forward Amount will entitle the owner to amortize the separate price paid for the right to the Basis Risk Carry Forward Amount under the Notional Principal Contract Regulations.

           Upon the sale of an Offered Certificate the amount of the sale allocated to the selling certificateholder's right to receive payments from the Basis Risk Reserve Fund in respect of the Basis Risk Carry Forward Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Offered Certificate, as the case may be. A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive payments from the Basis Risk Reserve Fund in respect of the Basis Risk Carry Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Basis Risk Reserve Fund in respect of the Basis Risk Carry Forward Amount.

           Gain or loss realized upon the termination of the right to receive payments from the Basis Risk Reserve Fund in respect of the Basis Risk Carry Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

           It is possible that the right to receive payments in respect of the Basis Risk Carry Forward Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Basis Risk Carry Forward Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

           With respect to the Offered Certificates, this paragraph is relevant to such Certificates exclusive of the rights of the holders of such Certificates to receive certain payments in respect of the Basis Risk Carry Forward Amount. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates will also be treated as "qualified mortgages" under Section 860G(a)(3) of the Code.

           Because the Basis Risk Carry Forward Amount is treated as a separate right of the Offered Certificates not payable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Basis Risk Reserve Fund will not be qualifying real estate income for real estate investment trusts.

           It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Trust and Servicing Agreement, (ii) by the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Trust and Servicing Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to holders of the Offered Certificates. See "Description of the Securities" and "Federal Income Tax Consequences" in the prospectus. The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Federal Income Tax Consequences--Reporting and Tax Administration" in the prospectus.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

           Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. Although Treasury has announced it is considering how to narrow the breadth of these temporary Regulations to exclude transactions for which disclosure is unnecessary, currently a transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the Certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine to apply them with respect to this transaction.

           For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" in the prospectus.


                        CERTAIN LEGAL INVESTMENT ASPECTS

           For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or "SMMEA," the Class A Certificates will constitute "mortgage related securities" when they are issued. These mortgage related securities, or "SMMEA CERTIFICATES," will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before January 4, 1991 specifically limiting the legal investment authority of any type of those entities in "mortgage related securities," the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by the legislation. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

           SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

           Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

           There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.


                              ERISA CONSIDERATIONS

           ERISA and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account. Plans, insurance companies or other persons investing Plan assets (see

"ERISA Considerations" in the prospectus) should carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or
Section 4975 of the Internal Revenue Code. The Underwriter's Exemption, as described under "ERISA Considerations -- Underwriter's Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or
Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the Class A Certificates. However, the Underwriter's Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the investing benefit plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act that the offered certificates be rated in one of the two highest generic rating categories by Fitch, S&P or Moody's Investors Service, Inc., or Moody's, at the time of the benefit plan's purchase.

           The amendment issued by the Department of Labor to the Underwriter's Exemption, as well as to exemptions issued to certain other underwriters, in PTE 2002-41 (67 Fed. Reg. 54487, August 22, 2002) allows the trustee to be affiliated with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

           It is not expected that the Underwriter's Exemption would apply to the Subordinate Certificates. Therefore, each beneficial owner of a Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a benefit plan investor or (ii) (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

           If any Subordinate Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Subordinate Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

           Before purchasing a Class A certificate, a fiduciary of a benefit plan should itself confirm that the certificate constitutes "securities" for purposes of the Underwriter's Exemption and that the specific and general conditions of the underwriter's exemption and the other requirements set forth in the underwriter's exemption would be satisfied. Any benefit plan fiduciary that proposes to cause a benefit plan to purchase a certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the certificates, see "ERISA Considerations" in the prospectus.


                             METHOD OF DISTRIBUTION

           GSMSC has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, all of the offered certificates. An underwriting agreement between GSMSC and the Underwriter governs the sale of the offered certificates. The aggregate proceeds (excluding accrued interest) to GSMSC from the sale of the offered certificates, before deducting expenses estimated to be $1,100,000 will be approximately 100.00% of the initial aggregate principal balance of the offered certificates. Under the underwriting agreement, the Underwriter has agreed to take and pay for all of the offered certificates, if any are taken. The Underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered certificates paid to GSMSC and the proceeds from the sale of the offered certificates realized by the Underwriter will constitute underwriting discounts and commissions.

           GSMSC has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.


                                     EXPERTS

           The consolidated financial statements of Ambac Assurance Corporation and Subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the years in the three year period ended December 31, 2001, are incorporated by reference in this prospectus supplement and in the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and on the authority of that firm as experts in accounting and auditing.


                                  LEGAL MATTERS

           Thacher Proffitt & Wood, New York, New York as GSMSC's counsel and as special counsel to the Depositor, will deliver legal opinions required by the underwriting agreement and will pass upon certain legal matters on behalf of the Underwriter.


                               CERTIFICATE RATINGS

           It is a condition to the issuance of the offered certificates that they receive ratings from Moody's and S&P as indicated:

                                                 RATING AGENCY
                                                 -------------
                     CLASS                   MOODY'S          S&P
                     -----                   -------          ---
                      A-1...............      Aaa             AAA
                      A-2...............      Aaa             AAA
                      A-3...............      Aaa             AAA
                      M-1...............       A2              A
                      B-1...............      Baa1            BBB+
                      B-2...............      Baa2            BBB
                      B-3...............      Baa3            BBB-

           A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

           The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans.

           The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" in this prospectus supplement.

           GSMSC has not requested a rating on the offered certificates by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by Moody's or S&P.

                                 INDEX OF TERMS

       Below is a list of selected significant terms used in this prospectus supplement and the pages on which their definitions can be found.


Accrued Certificate Interest................................................S-4
Advances....................................................................S-4
Available Distribution Amount..............................................S-32
Basic Principal Distribution Amount........................................S-33
Basis Risk Carry Forward Amount............................................S-33
Certificate Account........................................................S-17
Certificate Balance........................................................S-30
Certificate Insurer Premium Percentage.....................................S-33
Certificate Principal Balance..............................................S-30
Class A Principal Distribution Amount......................................S-33
Class B-1 Principal Distribution Amount....................................S-34
Class B-2 Principal Distribution Amount....................................S-34
Class B-3 Principal Distribution Amount....................................S-34
Class M-1 Principal Distribution Amount....................................S-34
Closing Date...............................................................S-30
Code........................................................................S-7
Compensating Interest......................................................S-58
Constant Prepayment Rate...................................................S-59
CPR........................................................................S-59
Credit Enhancement Percentage..............................................S-35
Cut-Off Date................................................................S-1
Depositor.....................................................................i
Determination Date.........................................................S-35
Distribution Date...........................................................S-3
DTC........................................................................S-13
Due Date...................................................................S-19
Due Period.................................................................S-58
ERISA.......................................................................S-7
Escrow Account.............................................................S-49
Excess Subordinated Amount.................................................S-35
Extra Principal Distribution Amount........................................S-35
Fitch......................................................................S-30
Group 1.....................................................................S-2
Group 2.....................................................................S-2
GSMC........................................................................S-2
GSMSC.........................................................................i
Initial Rate Adjustment Cap.................................................S-2
Interest Accrual Period.....................................................S-4
Interest Remittance Amount.................................................S-35
Interest Shortall Carryforward Amount......................................S-35
JPMorgan Chase..............................................................S-3
Lifetime Cap................................................................S-2
Lifetime Floor..............................................................S-2
Margin.....................................................................S-19
MERS.......................................................................S-25
Modeling Assumptions.......................................................S-60
Moody's....................................................................S-30
Mortgage Loan Schedule.....................................................S-25
Mortgaged Property.........................................................S-18
Net Monthly Excess Cashflow................................................S-35

Net Rate...................................................................S-35
Offered Certificates.......................................................S-30
Optional Termination Date..................................................S-31
Overcollateralization Amount...............................................S-35
Overcollateralization Deficiency Amount....................................S-36
Periodic Rate Adjustment Cap................................................S-2
Principal Distribution Amount..............................................S-36
Principal Remittance Amount................................................S-36
Rate Adjustment Cap.........................................................S-2
Rating Agency..............................................................S-30
Realized Loss..............................................................S-42
Remittance Date.............................................................S-3
Required Overcollateralization Amount......................................S-36
S&P........................................................................S-30
Scheduled Payments..........................................................S-3
Servicers...................................................................S-3
Servicing Advances..........................................................S-4
Servicing Fee..............................................................S-48
Servicing Fee Rate.........................................................S-48
Similar Law.................................................................S-7
SMMEA......................................................................S-67
SMMEA Certificates.........................................................S-67
Stepdown Date..............................................................S-36
Trigger Event..............................................................S-36
Trust.........................................................................i
Trustee.....................................................................S-3
Underwriter...................................................................i
Underwriter's Exemption.....................................................S-7
USAP.......................................................................S-50
WAC Cap....................................................................S-37

                                                                      APPENDIX A

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT ASSUMPTION*

                                           CLASS A-1                                   CLASS A-2
DISTRIBUTION DATE            15%      20%     25%      30%     35%       15%      20%     25%      30%     35%
-----------------            ---      ---     ---      ---     ---       ---      ---     ---      ---     ---
Initial Percentage (%)..     100      100     100      100     100       100      100     100      100     100
January 25, 2004........      67       56      46       36      25       100      100     100      100     100
January 25, 2005........      38       21       6        0       0       100      100     100       90      74
January 25, 2006........      14        0       0        0       0       100       93      73       55      40
January 25, 2007........       0        0       0        0       0        94       74      57       43      32
January 25, 2008........       0        0       0        0       0        78       58      42       30      20
January 25, 2009........       0        0       0        0       0        65       45      31       20       0
January 25, 2010........       0        0       0        0       0        53       35      22        0       0
January 25, 2011........       0        0       0        0       0        44       27       0        0       0
January 25, 2012........       0        0       0        0       0        36       21       0        0       0
January 25, 2013........       0        0       0        0       0        30        0       0        0       0
January 25, 2014........       0        0       0        0       0        21        0       0        0       0
January 25, 2015........       0        0       0        0       0         0        0       0        0       0
Weighted Average Life
   (Years) (1)..........    1.69     1.27    1.00     0.82    0.69      7.76     6.06    4.78     3.89    3.19

--------------------
* The following tables have been prepared based on the assumptions described in this prospectus supplement under 'Yield and Prepayment Considerations' (including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from their actual characteristics and performance) and should be read in conjunction with that section.

(1)      The weighted average life of any class of certificates is determined by
         (i) multiplying the assumed principal received, if any, on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed principal received on such class of certificates.

                                             CLASS A-3                                     CLASS M-1
DISTRIBUTION DATE              15%      20%     25%      30%      35%        15%      20%      25%     30%      35%
-----------------              ---      ---     ---      ---      ---        ---      ---      ---     ---      ---
Initial Percentage (%)..       100      100     100      100      100        100      100      100     100      100
January 25, 2004........        82       77      71       66       61        100      100      100     100      100
January 25, 2005........        67       59      50       42       35        100      100      100     100      100
January 25, 2006........        55       44      34       26       19        100      100      100     100      100
January 25, 2007........        44       35      27       20       15         99       78       60      46       34
January 25, 2008........        37       27      20       14       10         83       61       44      31       22
January 25, 2009........        31       21      15       10        0         69       48       32      21        0
January 25, 2010........        25       16      10        0        0         56       36       23       0        0
January 25, 2011........        21       13       0        0        0         46       29        0       0        0
January 25, 2012........        17       10       0        0        0         38       22        0       0        0
January 25, 2013........        14        0       0        0        0         32        0        0       0        0
January 25, 2014........        10        0       0        0        0         22        0        0       0        0
January 25, 2015........         0        0       0        0        0          0        0        0       0        0
Weighted Average Life
(Years) (1).............      4.56     3.53    2.79     2.27     1.87       7.98     6.23     5.04    4.38     4.01

--------------------
(1)      The weighted average life of any class of certificates is determined by
         (i) multiplying the assumed principal received, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed principal received on such class of certificates.

                                             CLASS B-1                                     CLASS B-2
DISTRIBUTION DATE              15%      20%     25%      30%      35%        15%      20%      25%     30%      35%
-----------------              ---      ---     ---      ---      ---        ---      ---      ---     ---      ---
Initial Percentage (%)..       100      100     100      100      100        100      100      100     100      100
January 25, 2004........       100      100     100      100      100        100      100      100     100      100
January 25, 2005........       100      100     100      100      100        100      100      100     100      100
January 25, 2006........       100      100     100      100      100        100      100      100     100      100
January 25, 2007........        99       78      60       46       34         99       78       60      46       34
January 25, 2008........        83       61      44       31       22         83       61       44      31       22
January 25, 2009........        69       48      32       21        0         69       48       32      21        0
January 25, 2010........        56       36      23        0        0         56       36       23       0        0
January 25, 2011........        46       29       0        0        0         46       29        0       0        0
January 25, 2012........        38       22       0        0        0         38       22        0       0        0
January 25, 2013........        32        0       0        0        0         32        0        0       0        0
January 25, 2014........        22        0       0        0        0         22        0        0       0        0
January 25, 2015........         0        0       0        0        0          0        0        0       0        0
Weighted Average Life
(Years) (1).............      7.98     6.23    5.03     4.34     3.92       7.98     6.23     5.01    4.31     3.85

--------------------
 (1)     The weighted average life of any class of certificates is determined by
         (i) multiplying the assumed principal received, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed principal received on such class of certificates.

                                          CLASS B-3
DISTRIBUTION DATE            15%      20%     25%     30%     35%
-----------------            ---      ---     ---     ---     ---
Initial Percentage (%)..     100      100     100     100     100
January 25, 2004........     100      100     100     100     100
January 25, 2005........     100      100     100     100     100
January 25, 2006........     100      100     100     100     100
January 25, 2007........      99       78      60      43      25
January 25, 2008........      83       61      41      21       5
January 25, 2009........      69       47      22       5       0
January 25, 2010........      56       29       8       0       0
January 25, 2011........      44       16       0       0       0
January 25, 2012........      32        6       0       0       0
January 25, 2013........      21        0       0       0       0
January 25, 2014........       6        0       0       0       0
January 25, 2015........       0        0       0       0       0
Weighted Average Life
(Years) (1).............    7.62     5.87    4.74    4.04    3.60

-----------------
(1)      The weighted average life of any class of certificates is determined by
         (i) multiplying the assumed principal received, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed principal received on such class of certificates.

                                                                      APPENDIX B

                                   TOTAL LOANS

                         GROSS COUPON OF THE TOTAL LOANS

                                                                   AGGREGATE SCHEDULED            PERCENTAGE OF THE
                                                                 PRINCIPAL BALANCE OF THE        AGGREGATE SCHEDULED
                                            NUMBER OF               MORTGAGE LOANS AS OF         PRINCIPAL BALANCE OF
          GROSS COUPON                   MORTGAGE LOANS               THE CUT-OFF DATE               ALL LOANS (1)
---------------------------------        --------------          ------------------------        --------------------
Below 5.00%                                    168                 $     8,811,464                        3.43%
5.00% - 5.49%                                   32                       2,515,467                        0.98
5.50% - 5.99%                                   25                       2,157,634                        0.84
6.00% - 6.49%                                   51                       3,779,183                        1.47
6.50% - 6.99%                                   55                       4,694,803                        1.83
7.00% - 7.49%                                   45                       3,723,651                        1.45
7.50% - 7.99%                                   80                       7,230,396                        2.81
8.00% - 8.49%                                   99                       9,838,300                        3.83
8.50% - 8.99%                                  219                      21,625,562                        8.41
9.00% - 9.49%                                  175                      18,427,651                        7.17
9.50% - 9.99%                                  416                      43,236,395                       16.81
10.00% - 10.49%                                287                      27,867,539                       10.84
10.50% - 10.99%                                460                      42,868,608                       16.67
11.00% - 11.49%                                205                      19,375,441                        7.53
11.50% - 11.99%                                263                      23,712,170                        9.22
12.00% - 12.49%                                 89                       7,713,034                        3.00
12.50% - 12.99%                                 81                       6,439,995                        2.50
13.00% - 13.49%                                 22                       1,447,923                        0.56
13.50% - 13.99%                                 17                         759,277                        0.30
14.00% & Above                                  17                         917,296                        0.36
                                         --------------          ------------------------        --------------------
    Total....................                2,806                 $   257,141,789                      100.00%
                                         ==============          ========================        ====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

           As of the Cut-Off Date, the mortgage interest rates for all the loans ranged from approximately 1.13% per annum to 16.00% per annum, with a weighted average of approximately 9.80% per annum.


                 SCHEDULED PRINCIPAL BALANCES OF THE TOTAL LOANS

                                                                       AGGREGATE SCHEDULED
                                                                    PRINCIPAL BALANCE OF THE       PERCENTAGE OF THE AGGREGATE
              RANGE OF                        NUMBER OF               MORTGAGE LOANS AS OF       SCHEDULED PRINCIPAL BALANCE OF
    SCHEDULED PRINCIPAL BALANCE             MORTGAGE LOANS              THE CUT-OFF DATE                  ALL LOANS (1)
------------------------------------        --------------          ------------------------     ------------------------------
$0 - $25,000                                       66                  $    1,184,166                          0.46%
$25,001 - $50,000                                 339                      13,613,588                          5.29
$50,001 - $75,000                                 912                      56,708,387                         22.05
$75,001 - $100,000                                581                      50,151,097                         19.50
$100,001 - $150,000                               596                      71,908,993                         27.96
$150,001 - $200,000                               188                      31,851,098                         12.39
$200,001 - $250,000                                65                      14,377,028                          5.59
$250,001 - $300,000                                40                      10,974,707                          4.27
$300,001 - $450,000                                19                       6,372,724                          2.48
                                            --------------          ------------------------     ------------------------------
   Total........................                2,806                  $  257,141,789                        100.00%
                                            ==============          ========================     ==============================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

           As of the Cut-Off Date, the principal balances of all the loans ranged from approximately $249 to $429,844, with an average of approximately $91,640.

            AMORTIZED CURRENT LOAN-TO-VALUE RATIOS OF THE TOTAL LOANS

                                                                     AGGREGATE SCHEDULED
                                                                  PRINCIPAL BALANCE OF THE       PERCENTAGE OF THE AGGREGATE
        AMORTIZED CURRENT                    NUMBER OF              MORTGAGE LOANS AS OF       SCHEDULED PRINCIPAL BALANCE OF
       LOAN-TO-VALUE RATIO                MORTGAGE LOANS              THE CUT-OFF DATE                  ALL LOANS (1)
-----------------------------------       --------------          ------------------------     ------------------------------
Below 50.00%                                   151                   $    8,946,563                            3.48%
50.01% - 60.00%                                134                       10,548,999                            4.10
60.01% - 70.00%                                313                       25,924,995                           10.08
70.01% - 80.00%                                860                       82,342,147                           32.02
80.01% - 85.00%                                387                       35,771,148                           13.91
85.01% - 90.00%                                465                       44,317,886                           17.23
90.01% - 95.00%                                196                       16,837,736                            6.55
95.01% - 100.00%                               272                       29,499,852                           11.47
100.01% - 125.00%                               27                        2,828,462                            1.10
Unknown                                          1                          124,000                            0.05
                                          --------------          ------------------------     ------------------------------
   Total........................             2,806                   $  257,141,789                          100.00%
                                          ==============          ========================     ==============================

--------------------
(1) Column totals may not add to 100.0% due to rounding.


           As of the Cut-Off Date, the weighted average amortized current loan-to-value ratio of the loans was approximately 79.81%.


             TYPES OF MORTGAGED PROPERTIES SECURING THE TOTAL LOANS

                                                                     AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                                                  PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                            NUMBER OF               MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
          PROPERTY TYPE                   MORTGAGE LOANS              THE CUT-OFF DATE                  ALL LOANS (1)
-----------------------------------       --------------          ------------------------     ------------------------------
Single Family                                2,256                   $    219,399,499                         85.32%
Manufactured Housing                           325                         15,812,323                          6.15
2-4 Family                                     124                         13,107,292                          5.10
Condominium                                     80                          7,063,108                          2.75
Townhouse                                       21                          1,759,566                          0.68
                                          --------------          ------------------------     ------------------------------
     Total....................               2,806                   $    257,141,789                        100.00%
                                          ==============          ========================     ==============================


--------------------
(1) Column totals may not add to 100.0% due to rounding.

               GEOGRAPHIC DISTRIBUTION OF THE TOTAL LOANS BY STATE

                                                                     AGGREGATE SCHEDULED
                                                                  PRINCIPAL BALANCE OF THE       PERCENTAGE OF THE AGGREGATE
                                            NUMBER OF             MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE OF
          PROPERTY STATE                 MORTGAGE LOANS                 CUT-OFF DATE                    ALL LOANS(1)
----------------------------------       --------------           ------------------------     ------------------------------
Alaska                                           1                   $      102,065                          0.04%
Alabama                                         32                        1,473,222                          0.57
Arkansas                                        20                        1,491,529                          0.58
Arizona                                         31                        2,599,483                          1.01
California                                     318                       38,633,377                         15.02
Colorado                                        35                        3,834,360                          1.49
Connecticut                                     20                        2,029,074                          0.79
District of Columbia                            11                        1,436,508                          0.56
Delaware                                         9                          672,195                          0.26
Florida                                        309                       24,415,100                          9.49
Georgia                                        147                       12,459,730                          4.85
Hawaii                                          23                        3,562,266                          1.39
Iowa                                            10                          820,623                          0.32
Idaho                                           15                        1,126,588                          0.44
Illinois                                       109                       11,654,186                          4.53
Indiana                                         57                        4,509,738                          1.75
Kansas                                          14                        1,194,129                          0.46
Kentucky                                        31                        2,275,274                          0.88
Louisiana                                       38                        2,647,345                          1.03
Massachusetts                                   23                        2,096,687                          0.82
Maryland                                        52                        5,570,859                          2.17
Maine                                            6                          494,547                          0.19
Michigan                                        99                        8,843,805                          3.44
Minnesota                                       28                        2,719,136                          1.06
Missouri                                        50                        3,887,646                          1.51
Mississippi                                     28                        1,722,355                          0.67
Montana                                          3                          234,074                          0.09
North Carolina                                 196                       16,070,317                          6.25
North Dakota                                     1                           53,421                          0.02
Nebraska                                         6                          514,074                          0.20
New Hampshire                                    8                          721,169                          0.28
New Jersey                                      75                        7,656,330                          2.98
New Mexico                                      13                          988,186                          0.38
Nevada                                          46                        5,327,011                          2.07
New York                                       165                       17,446,028                          6.78
Ohio                                           117                        9,570,988                          3.72
Oklahoma                                        17                        1,153,309                          0.45
Oregon                                          21                        2,517,070                          0.98
Pennsylvania                                    78                        5,695,490                          2.21
Rhode Island                                     5                          519,723                          0.20
South Carolina                                  94                        6,229,548                          2.42
South Dakota                                     2                          172,505                          0.07
Tennessee                                       86                        6,740,532                          2.62
Texas                                          193                       16,403,325                          6.38
Utah                                            26                        2,939,969                          1.14
Virginia                                        42                        4,301,090                          1.67
Washington                                      53                        5,974,807                          2.32
Wisconsin                                       30                        2,663,626                          1.04
West Virginia                                   13                          977,370                          0.38
                                         --------------           ------------------------     ------------------------------
     Total...............                    2,806                   $  257,141,789                        100.00%
                                         ==============           ========================     ==============================


--------------------
(1)  Column totals may not add to 100.0% due to rounding.


                  No more than approximately 0.24% of the loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.27% of the loans will be secured by mortgaged properties in any single zip code area outside of California.

                       OCCUPANCY STATUS OF THE TOTAL LOANS

                                                                   AGGREGATE SCHEDULED                PERCENTAGE OF THE
                                                                 PRINCIPAL BALANCE OF THE            AGGREGATE SCHEDULED
                                          NUMBER OF                MORTGAGE LOANS AS OF             PRINCIPAL BALANCE OF
       OCCUPANCY STATUS                MORTGAGE LOANS                THE CUT-OFF DATE                   ALL LOANS (1)
-------------------------------        --------------            ------------------------           --------------------
Owner Occupied                              2,722                    $    250,298,985                        97.34%
Non-Owner Occupied                            84                           6,842,804                          2.66
                                       --------------            ------------------------           --------------------
     Total..................                2,806                    $    257,141,789                       100.00%
                                       ==============            ========================           =====================


--------------------
(1) Column totals may not add to 100.0% due to rounding.


                           INDICES OF THE TOTAL LOANS

                                                        AGGREGATE SCHEDULED PRINCIPAL          PERCENTAGE OF THE
                                                        BALANCE OF THE MORTGAGE LOANS    AGGREGATE SCHEDULED PRINCIPAL
                                   NUMBER OF                        AS OF                         BALANCE OF
          INDEX                  MORTGAGE LOANS               THE CUT-OFF DATE                   ALL LOANS (1)
---------------------------      --------------         -----------------------------    -----------------------------
One Year CMT                          361                    $    20,812,220                            8.09%
2/28 LIBOR(2)                           7                            950,186                            0.37
3/27 LIBOR (2)                         98                         10,141,983                            3.94
Six-Month CMT(3)                      161                         18,453,469                            7.18
Six-Month LIBOR                       799                         84,206,923                           32.75
N/A (Fixed-Rate)                    1,351                        119,949,100                           46.65
Other ARMS                             29                          2,627,908                            1.02
                                 --------------         -----------------------------    -----------------------------
     Total..................        2,806                    $   257,141,789                          100.00%
                                 ==============         =============================    =============================

--------------------
(1)   Column totals may not add to 100.0% due to rounding.
(2) All of the Mortgage Loans in the 2/28 LIBOR ARM and 3/27 LIBOR ARM categories adjust using Six-Month LIBOR.
(3) 84.4% of the Mortgage Loans in the Six-Month LIBOR category were originally in the 2/28 LIBOR ARM or 3/27 LIBOR ARM category.


                  CREDIT SCORES DISTRIBUTION OF THE TOTAL LOANS

                                                              AGGREGATE SCHEDULED                PERCENTAGE OF THE
                                                            PRINCIPAL BALANCE OF THE            AGGREGATE SCHEDULED
                                     NUMBER OF                MORTGAGE LOANS AS OF             PRINCIPAL BALANCE OF
       CREDIT SCORE                MORTGAGE LOANS               THE CUT-OFF DATE                   ALL LOANS (1)
---------------------------        --------------           ------------------------           --------------------
400 - 479                               157                      $  13,300,808                            5.17%
480 - 499                               230                         22,291,462                            8.67
500 - 519                               324                         31,055,849                           12.08
520 - 539                               335                         31,562,107                           12.27
540 - 559                               326                         32,321,903                           12.57
560 - 579                               254                         24,049,674                            9.35
580 - 599                               246                         23,727,485                            9.23
600 - 619                               186                         18,383,214                            7.15
620 - 639                               177                         16,782,474                            6.53
640 - 659                               131                         12,577,697                            4.89
660 - 679                               102                          8,977,789                            3.49
680 - 699                                85                          6,164,675                            2.40
700 - 719                                52                          3,585,084                            1.39
720 - 739                                48                          3,291,741                            1.28
740 & Above                              99                          4,588,638                            1.78
Unknown                                  54                          4,481,187                            1.74
                                   --------------           ------------------------           --------------------
   Total...............                2,806                     $ 257,141,789                          100.00%
                                   ==============           ========================           ====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

                        GROSS MARGINS OF THE TOTAL LOANS

                                                              AGGREGATE SCHEDULED                PERCENTAGE OF THE
                                                            PRINCIPAL BALANCE OF THE            AGGREGATE SCHEDULED
                                      NUMBER OF               MORTGAGE LOANS AS OF             PRINCIPAL BALANCE OF
         MARGIN (%)                 MORTGAGE LOANS              THE CUT-OFF DATE                   ALL LOANS (1)
---------------------------        --------------           ------------------------           --------------------
Less than 1.00%                            67                    $   4,216,208                            1.64%
1.00% - 1.49%                              40                        1,929,119                            0.75
1.50% - 1.99%                              32                        1,459,213                            0.57
2.00% - 2.49%                              30                        1,591,352                            0.62
2.50% - 2.99%                              34                        3,026,016                            1.18
3.00% - 3.49%                              35                        3,054,226                            1.19
3.50% - 3.99%                              38                        3,056,303                            1.19
4.00% - 4.49%                              60                        4,870,505                            1.89
4.50% - 4.99%                             102                        8,495,601                            3.30
5.00% - 5.49%                             107                       11,922,342                            4.64
5.50% - 5.99%                             183                       18,883,741                            7.34
6.00% - 6.49%                             208                       21,182,872                            8.24
6.50% - 6.99%                             260                       27,102,183                           10.54
7.00% - 7.49%                             150                       15,536,619                            6.04
7.50% - 7.99%                              77                        7,520,872                            2.92
8.00% - 8.49%                              21                        2,198,438                            0.85
8.50% & Above                              11                        1,147,081                            0.45
N/A (Fixed-Rate)                        1,351                      119,949,100                           46.65
                                   --------------           ------------------------           --------------------
   Total...............                 2,806                    $ 257,141,789                          100.00%
                                   ==============           ========================           ====================

--------------------
(1)  Column totals may not add to 100.0% due to rounding.


                    STATED REMAINING TERM OF THE TOTAL LOANS

                                                               AGGREGATE SCHEDULED               PERCENTAGE OF THE
                                                             PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                       NUMBER OF               MORTGAGE LOANS AS OF          PRINCIPAL BALANCE OF ALL
STATED REMAINING TERM (MONTHS)       MORTGAGE LOANS              THE CUT-OFF DATE                    LOANS (1)
------------------------------       --------------          ------------------------        ------------------------
1 - 24                                      5                   $       51,644                              0.02%
25 - 36                                    10                          335,443                              0.13
37 - 48                                     7                          466,655                              0.18
49 - 60                                    10                          605,524                              0.24
61 - 72                                    36                        2,520,719                              0.98
73 - 84                                    50                        4,652,678                              1.81
85 - 96                                    60                        4,972,837                              1.93
97 - 108                                   74                        6,913,304                              2.69
109 - 120                                  99                        8,169,934                              3.18
121 - 180                                 365                       28,422,520                             11.05
181 - 240                                 100                        7,038,496                              2.74
241 - 300                                 313                       30,965,405                             12.04
301 - 360                               1,677                      162,026,630                             63.01
                                     --------------          ------------------------        ------------------------
   Total.......................         2,806                   $  257,141,789                            100.00%
                                     ==============          ========================        ========================

--------------------
(1)  Column totals may not add to 100.0% due to rounding.

                     MAXIMUM INTEREST RATES FOR TOTAL LOANS

                                                                AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                         NUMBER OF           PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                         MORTGAGE              MORTGAGE LOANS AS OF           PRINCIPAL BALANCE OF ALL
        MAXIMUM RATE (%)                   LOANS                 THE CUT-OFF DATE                    LOANS (1)
------------------------------           ---------           ------------------------         ------------------------
9.50% - 9.99%                                  4                 $     330,272                            0.13%
10.00% - 10.49%                               10                       785,391                            0.31
10.50% - 10.99%                               14                     1,070,166                            0.42
11.00% - 11.49%                               37                     1,927,188                            0.75
11.50% - 11.99%                               51                     2,620,573                            1.02
12.00% - 12.49%                               31                     1,470,464                            0.57
12.50% - 12.99%                               49                     2,875,520                            1.12
13.00% - 13.49%                               36                     2,404,546                            0.94
13.50% - 13.99%                               35                     1,989,467                            0.77
14.00% - 14.49%                               50                     4,127,053                            1.60
14.50% - 14.99%                               88                     9,052,420                            3.52
15.00% - 15.49%                               86                     8,622,020                            3.35
15.50% - 15.99%                              172                    20,040,713                            7.79
16.00% - 16.99%                              325                    33,842,877                           13.16
17.00% - 17.99%                              292                    29,716,130                           11.56
18.00% - 18.99%                              128                    12,586,285                            4.89
19.00% & Above                                47                     3,731,604                            1.45
N/A (Fixed-Rate)                           1,351                   119,949,100                           46.65
                                         ---------           ------------------------         ------------------------
   Total........................           2,806                 $ 257,141,789                          100.00%
                                         =========           ========================         ========================

--------------------
(1)   Column totals may not add to 100.0% due to rounding.


                      PROPERTY ZIP CODES OF THE TOTAL LOANS

                                                               AGGREGATE SCHEDULED               PERCENTAGE OF THE
                                                             PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                       NUMBER OF               MORTGAGE LOANS AS OF          PRINCIPAL BALANCE OF ALL
      PROPERTY ZIP CODES             MORTGAGE LOANS              THE CUT-OFF DATE                    LOANS (1)
--------------------------------     --------------          ------------------------        ------------------------
30083                                       6                    $     691,682                         0.27%
11234                                       4                          622,750                         0.24
90043                                       4                          604,496                         0.24
90008                                       3                          570,213                         0.22
89014                                       4                          558,404                         0.22
27587                                       3                          546,737                         0.21
84109                                       2                          514,752                         0.20
92627                                       2                          510,593                         0.20
77479                                       4                          507,864                         0.20
60643                                       6                          506,129                         0.20
All Others                              2,768                      251,508,169                        97.81
                                     --------------          ------------------------        ------------------------
   Total.......................         2,806                    $ 257,141,789                       100.00%
                                     =============           ========================        ========================

--------------------
(1)  Column totals may not add to 100.0% due to rounding.

                          LOAN TYPE OF THE TOTAL LOANS

                                                                     AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                                                  PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                            NUMBER OF               MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
            LOAN TYPE                     MORTGAGE LOANS              THE CUT-OFF DATE                  ALL LOANS (1)
--------------------------------          --------------          ------------------------          ---------------------
Conventional                                 2,156                   $    199,428,149                         77.56%
Simple Interest                                650                         57,713,639                         22.45
                                          --------------          ------------------------          ---------------------
     Total....................               2,806                   $    257,141,789                        100.00%
                                          ==============          ========================          =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.


                        LIEN PRIORITY OF THE TOTAL LOANS

                                                                     AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                                                  PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                            NUMBER OF               MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
          LIEN PRIORITY                   MORTGAGE LOANS              THE CUT-OFF DATE                  ALL LOANS (1)
--------------------------------          --------------          ------------------------          ---------------------
1                                            2,792                   $    256,680,843                         99.82%
2                                               14                            460,946                          0.18
                                          --------------          ------------------------          ---------------------
     Total....................               2,806                   $    257,141,789                        100.00%
                                          ==============          ========================          =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.


              REMAINING PREPAYMENT PENALTY TERM OF THE TOTAL LOANS

                                                                     AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                                                  PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
REMAINING PREPAYMENT PENALTY TERM           NUMBER OF               MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
             (MONTHS)                     MORTGAGE LOANS              THE CUT-OFF DATE                  ALL LOANS (1)
--------------------------------          --------------          ------------------------          ---------------------
0                                            2,282                   $    205,950,955                         80.09%
1 - 6                                          198                         18,999,436                          7.39
7 - 12                                         144                         15,237,648                          5.93
13 - 18                                         52                          4,359,122                          1.70
19 - 24                                         37                          3,350,505                          1.30
25 - 30                                         78                          7,861,956                          3.06
31 - 36                                         12                          1,189,368                          0.46
37 - 42                                          3                            192,798                          0.07
                                          --------------          ------------------------          ---------------------
     Total....................               2,806                   $    257,141,789                        100.00%
                                          ==============          ========================          =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

                                     GROUP 1

                        GROSS COUPON OF THE GROUP 1 LOANS

                                                                  AGGREGATE SCHEDULED           PERCENTAGE OF THE
                                                                PRINCIPAL BALANCE OF THE       AGGREGATE SCHEDULED
                                           NUMBER OF              MORTGAGE LOANS AS OF        PRINCIPAL BALANCE OF
          GROSS COUPON                  MORTGAGE LOANS              THE CUT-OFF DATE          ALL GROUP 1 LOANS (1)
--------------------------------        --------------          ------------------------      ---------------------
Below 5.00%                                  165                   $    8,681,288                       6.33%
5.00% - 5.49%                                 32                        2,515,467                       1.83
5.50% - 5.99%                                 24                        2,072,819                       1.51
6.00% - 6.49%                                 50                        3,729,182                       2.72
6.50% - 6.99%                                 50                        3,872,045                       2.82
7.00% - 7.49%                                 40                        3,463,517                       2.52
7.50% - 7.99%                                 56                        4,862,874                       3.54
8.00% - 8.49%                                 66                        6,833,437                       4.98
8.50% - 8.99%                                 90                        9,703,903                       7.07
9.00% - 9.49%                                 99                       10,187,042                       7.43
9.50% - 9.99%                                204                       22,380,687                      16.31
10.00% - 10.49%                              135                       13,858,807                      10.10
10.50% - 10.99%                              194                       19,820,206                      14.45
11.00% - 11.49%                               93                       10,029,451                       7.31
11.50% - 11.99%                               99                        9,923,369                       7.23
12.00% - 12.49%                               31                        3,068,710                       2.24
12.50% - 12.99%                               20                        1,732,569                       1.26
13.00% - 13.49%                                5                          374,572                       0.27
13.50% - 13.99%                                2                           82,744                       0.06
                                        --------------          ------------------------      ---------------------
                  Total                    1,455                   $  137,192,688                     100.00%
                                        ==============          ========================      =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.


           As of the Cut-Off Date, the mortgage interest rates for the Group 1 loans ranged from approximately 1.13% per annum to 13.90% per annum, with a weighted average of approximately 9.26% per annum.


                SCHEDULED PRINCIPAL BALANCES OF THE GROUP 1 LOANS

                                                                       AGGREGATE SCHEDULED
                                                                    PRINCIPAL BALANCE OF THE       PERCENTAGE OF THE AGGREGATE
              RANGE OF                        NUMBER OF               MORTGAGE LOANS AS OF       SCHEDULED PRINCIPAL BALANCE OF
    SCHEDULED PRINCIPAL BALANCE             MORTGAGE LOANS              THE CUT-OFF DATE              ALL GROUP 1 LOANS (1)
-----------------------------------         --------------          ------------------------     -------------------------------
$0 - $25,000                                      41                   $      750,330                            0.55%
$25,001 - $50,000                                187                        7,225,277                            5.27
$50,001 - $75,000                                413                       25,748,704                           18.77
$75,001 - $100,000                               315                       27,149,645                           19.79
$100,001 - $150,000                              311                       37,509,684                           27.34
$150,001 - $200,000                              113                       19,402,211                           14.14
$200,001 - $250,000                               37                        8,152,620                            5.94
$250,001 - $300,000                               25                        6,842,367                            4.99
$300,001 - $450,000                               13                        4,411,850                            3.22
                                            --------------          ------------------------     -------------------------------
   Total........................               1,455                   $  137,192,688                          100.00%
                                            ==============          ========================     ===============================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

           As of the Cut-Off Date, the principal balances of the Group 1 loans ranged from approximately $549 to $429,844, with an average of approximately $94,291.

           AMORTIZED CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 1 LOANS

                                                                     AGGREGATE SCHEDULED
                                                                  PRINCIPAL BALANCE OF THE       PERCENTAGE OF THE AGGREGATE
        AMORTIZED CURRENT                   NUMBER OF               MORTGAGE LOANS AS OF       SCHEDULED PRINCIPAL BALANCE OF
       LOAN-TO-VALUE RATIO                MORTGAGE LOANS              THE CUT-OFF DATE              ALL GROUP 1 LOANS (1)
--------------------------------          --------------          ------------------------     ------------------------------
Below 50.00%                                    60                   $    3,833,746                            2.79%
50.01% - 60.00%                                 52                        4,528,253                            3.30
60.01% - 70.00%                                137                       11,837,273                            8.63
70.01% - 80.00%                                448                       44,286,206                           32.28
80.01% - 85.00%                                215                       19,800,033                           14.43
85.01% - 90.00%                                269                       26,294,236                           19.17
90.01% - 95.00%                                126                       10,597,857                            7.72
95.01% - 100.00%                               138                       14,789,311                           10.78
100.01% - 125.00%                                9                        1,101,774                            0.80
Unknown                                          1                          124,000                            0.09
                                          --------------          ------------------------     ------------------------------
     Total....................               1,455                   $  137,192,688                          100.00%
                                          ==============          ========================     ==============================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

           As of the Cut-Off Date, the weighted average amortized current loan-to-value ratio of the Group 1 loans was approximately 80.67%.


              TYPES OF MORTGAGED PROPERTIES SECURING GROUP 1 LOANS

                                                                     AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                                                  PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                            NUMBER OF               MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
          PROPERTY TYPE                   MORTGAGE LOANS              THE CUT-OFF DATE              ALL GROUP 1 LOANS (1)
--------------------------------          --------------          ------------------------          ---------------------
Single Family                                1,074                   $  115,188,145                           83.96%
Manufactured Housing                           296                       14,128,066                           10.30
Condominium                                     38                        3,457,954                            2.52
2-4 Family                                      34                        3,348,735                            2.44
Townhouse                                       13                        1,069,788                            0.78
                                          --------------          ------------------------          ---------------------
     Total....................               1,455                   $  137,192,688                          100.00%
                                          ==============          ========================          =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 1 LOANS BY STATE

                                                                     AGGREGATE SCHEDULED
                                                                  PRINCIPAL BALANCE OF THE       PERCENTAGE OF THE AGGREGATE
                                            NUMBER OF             MORTGAGE LOANS AS OF THE     SCHEDULED PRINCIPAL BALANCE OF
          PROPERTY STATE                 MORTGAGE LOANS                 CUT-OFF DATE                ALL GROUP 1 LOANS(1)
--------------------------------         --------------           ------------------------     ------------------------------
Alabama                                        21                    $      986,087                            0.72%
Arkansas                                       10                           486,266                            0.35
Arizona                                        15                         1,320,020                            0.96
California                                    189                        23,587,110                           17.19
Colorado                                       27                         2,956,241                            2.15
Connecticut                                     8                           785,954                            0.57
District of Columbia                            4                           772,722                            0.56
Delaware                                        1                            29,904                            0.02
Florida                                       177                        12,750,409                            9.29
Georgia                                        82                         6,739,323                            4.91
Hawaii                                         14                         2,424,793                            1.77
Iowa                                            5                           490,921                            0.36
Idaho                                          13                           903,569                            0.66
Illinois                                       68                         7,504,692                            5.47
Indiana                                        28                         2,233,301                            1.63
Kansas                                          7                           696,369                            0.51
Kentucky                                       17                         1,291,781                            0.94
Louisiana                                      16                         1,222,859                            0.89
Massachusetts                                  10                         1,015,114                            0.74
Maryland                                       23                         2,947,074                            2.15
Maine                                           2                           198,789                            0.14
Michigan                                       57                         5,627,912                            4.10
Minnesota                                      23                         2,383,452                            1.74
Missouri                                       30                         2,492,295                            1.82
Mississippi                                    14                           737,549                            0.54
Montana                                         1                            99,808                            0.07
North Carolina                                 97                         8,251,965                            6.01
Nebraska                                        3                           284,157                            0.21
New Hampshire                                   2                           187,554                            0.14
New Jersey                                     16                         2,316,105                            1.69
New Mexico                                      7                           422,254                            0.31
Nevada                                         21                         2,351,575                            1.71
New York                                       16                         1,734,928                            1.26
Ohio                                           62                         5,253,036                            3.83
Oklahoma                                       10                           678,652                            0.49
Oregon                                         13                         1,570,514                            1.14
Pennsylvania                                   19                         1,621,098                            1.18
Rhode Island                                    2                           171,756                            0.13
South Carolina                                 53                         3,549,546                            2.59
South Dakota                                    1                            76,660                            0.06
Tennessee                                      45                         3,623,995                            2.64
Texas                                         132                        11,560,820                            8.43
Utah                                           20                         2,374,725                            1.73
Virginia                                       15                         1,900,183                            1.39
Washington                                     37                         4,432,162                            3.23
Wisconsin                                      17                         1,666,198                            1.21
West Virginia                                   5                           480,493                            0.35
                                         --------------           ------------------------     ------------------------------
     Total....................              1,455                    $  137,192,688                          100.00%
                                         ==============           ========================     ==============================

--------------------
(1)  Column totals may not add to 100.0% due to rounding.

           No more than approximately 0.37% of the Group 1 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.38% of the Group 1 loans will be secured by mortgaged properties in any single zip code area outside of California.

                      OCCUPANCY STATUS OF THE GROUP 1 LOANS

                                                                    AGGREGATE SCHEDULED               PERCENTAGE OF THE
                                                                  PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                             NUMBER OF              MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
       OCCUPANCY STATUS                   MORTGAGE LOANS               THE CUT-OFF DATE             ALL GROUP 1 LOANS (1)
--------------------------------          --------------          ------------------------          ---------------------
Owner Occupied                                 1,420                   $  134,118,376                        97.76%
Non-Owner Occupied                                35                        3,074,312                         2.24
                                          --------------          ------------------------          ---------------------
     Total..................                   1,455                   $  137,192,688                       100.00%
                                          ==============          ========================          =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.


                          INDICES OF THE GROUP 1 LOANS

                                                          AGGREGATE SCHEDULED PRINCIPAL          PERCENTAGE OF THE
                                                          BALANCE OF THE MORTGAGE LOANS    AGGREGATE SCHEDULED PRINCIPAL
                                       NUMBER OF                      AS OF                   BALANCE OF ALL GROUP 1
            INDEX                   MORTGAGE LOANS              THE CUT-OFF DATE                     LOANS (1)
--------------------------------    --------------        -----------------------------    ----------------------------
1-Year CMT                                361                    $   20,812,220                          15.17%
2/28 LIBOR                                  7                           950,186                           0.69
3/27 LIBOR                                 98                        10,141,983                           7.39
6-Month CMT                               161                        18,453,469                          13.45
6-Month LIBOR                             799                        84,206,923                          61.38
Other ARMS                                 29                         2,627,908                           1.92
                                    --------------        -----------------------------    ----------------------------
  Total...............                  1,455                    $  137,192,688                         100.00%
                                    ==============        =============================    ============================

--------------------
(1) Column totals may not add to 100.0% due to rounding.


                 CREDIT SCORES DISTRIBUTION OF THE GROUP 1 LOANS

                                                                  AGGREGATE SCHEDULED                PERCENTAGE OF THE
                                                                PRINCIPAL BALANCE OF THE            AGGREGATE SCHEDULED
                                          NUMBER OF               MORTGAGE LOANS AS OF             PRINCIPAL BALANCE OF
         CREDIT SCORE                  MORTGAGE LOANS               THE CUT-OFF DATE               ALL GROUP 1 LOANS (1)
--------------------------------       --------------           ------------------------           ---------------------
400 - 479                                    73                    $    6,981,216                             5.09%
480 - 499                                   123                        12,733,451                             9.28
500 - 519                                   163                        17,392,800                            12.68
520 - 539                                   151                        16,491,096                            12.02
540 - 559                                   157                        16,657,403                            12.14
560 - 579                                   118                        11,691,069                             8.52
580 - 599                                   129                        13,048,657                             9.51
600 - 619                                    90                         9,214,854                             6.72
620 - 639                                    91                         9,288,202                             6.77
640 - 659                                    75                         6,682,713                             4.87
660 - 679                                    50                         4,119,896                             3.00
680 - 699                                    56                         3,435,652                             2.50
700 - 719                                    38                         2,365,396                             1.72
720 - 739                                    39                         2,268,570                             1.65
740 & Above                                  85                         3,357,860                             2.45
Unknown                                      17                         1,463,853                             1.07
                                       --------------           ------------------------           ---------------------
  Total...............                    1,455                    $  137,192,688                           100.00%
                                       ==============           ========================           =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

                       GROSS MARGINS OF THE GROUP 1 LOANS

                                                              AGGREGATE SCHEDULED                PERCENTAGE OF THE
                                                            PRINCIPAL BALANCE OF THE            AGGREGATE SCHEDULED
                                      NUMBER OF               MORTGAGE LOANS AS OF             PRINCIPAL BALANCE OF
         MARGIN (%)                 MORTGAGE LOANS              THE CUT-OFF DATE               ALL GROUP 1 LOANS (1)
--------------------------------    --------------          ------------------------           ---------------------
Less than 1.00%                            67                 $    4,216,208                              3.07%
1.00% - 1.49%                              40                      1,929,119                              1.41
1.50% - 1.99%                              32                      1,459,213                              1.06
2.00% - 2.49%                              30                      1,591,352                              1.16
2.50% - 2.99%                              34                      3,026,016                              2.21
3.00% - 3.49%                              35                      3,054,226                              2.23
3.50% - 3.99%                              38                      3,056,303                              2.23
4.00% - 4.49%                              60                      4,870,505                              3.55
4.50% - 4.99%                             102                      8,495,601                              6.19
5.00% - 5.49%                             107                     11,922,342                              8.69
5.50% - 5.99%                             183                     18,883,741                             13.76
6.00% - 6.49%                             208                     21,182,872                             15.44
6.50% - 6.99%                             260                     27,102,183                             19.75
7.00% - 7.49%                             150                     15,536,619                             11.32
7.50% - 7.99%                              77                      7,520,872                              5.48
8.00% - 8.49%                              21                      2,198,438                              1.60
8.50% & Above                              11                      1,147,081                              0.84
                                    --------------          ------------------------           ---------------------
    Total..................             1,455                 $  137,192,688                            100.00%
                                    ==============          ========================           =====================

--------------------
(1)  Column totals may not add to 100.0% due to rounding.


                   STATED REMAINING TERM OF THE GROUP 1 LOANS

                                                               AGGREGATE SCHEDULED               PERCENTAGE OF THE
                                                             PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                       NUMBER OF               MORTGAGE LOANS AS OF          PRINCIPAL BALANCE OF ALL
STATED REMAINING TERM (MONTHS)       MORTGAGE LOANS              THE CUT-OFF DATE                GROUP 1 LOANS (1)
--------------------------------     --------------          ------------------------        ---------------------
1 - 24                                      2                 $        2,735                                0.00%
25 - 36                                     7                        246,222                                0.18
37 - 48                                     2                        257,771                                0.19
49 - 60                                     8                        506,353                                0.37
61 - 72                                    22                      1,840,235                                1.34
73 - 84                                    33                      3,408,851                                2.48
85 - 96                                    17                      1,466,982                                1.07
97 - 108                                    7                        493,962                                0.36
109 - 120                                   8                        602,842                                0.44
121 - 180                                  25                        922,868                                0.67
181 - 240                                  29                        995,873                                0.73
241 - 300                                 211                     21,196,622                               15.45
301 - 360                               1,084                    105,251,374                               76.72
                                     --------------          ------------------------        ---------------------
    Total..................             1,455                 $  137,192,688                              100.00%
                                     ==============          ========================        =====================

--------------------
(1)  Column totals may not add to 100.0% due to rounding.

                    MAXIMUM INTEREST RATES FOR GROUP 1 LOANS

                                                                AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                         NUMBER OF           PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                         MORTGAGE              MORTGAGE LOANS AS OF           PRINCIPAL BALANCE OF ALL
        MAXIMUM RATE (%)                   LOANS                 THE CUT-OFF DATE                GROUP 1 LOANS (1)
--------------------------------      --------------         ------------------------         ------------------------
9.50% - 9.99%                                  4               $       330,272                              0.24%
10.00% - 10.49%                               10                       785,391                              0.57
10.50% - 10.99%                               14                     1,070,166                              0.78
11.00% - 11.49%                               37                     1,927,188                              1.40
11.50% - 11.99%                               51                     2,620,573                              1.91
12.00% - 12.49%                               31                     1,470,464                              1.07
12.50% - 12.99%                               49                     2,875,520                              2.10
13.00% - 13.49%                               36                     2,404,546                              1.75
13.50% - 13.99%                               35                     1,989,467                              1.45
14.00% - 14.49%                               50                     4,127,053                              3.01
14.50% - 14.99%                               88                     9,052,420                              6.60
15.00% - 15.49%                               86                     8,622,020                              6.28
15.50% - 15.99%                              172                    20,040,713                             14.61
16.00% - 16.99%                              325                    33,842,877                             24.67
17.00% - 17.99%                              292                    29,716,130                             21.66
18.00% - 18.99%                              128                    12,586,285                              9.17
19.00% & Above                                47                     3,731,604                              2.72
                                      --------------         ------------------------         ------------------------
    Total..................                1,455               $   137,192,688                            100.00%
                                      ==============         ========================         ========================

--------------------
(1)   Column totals may not add to 100.0% due to rounding.


                     PROPERTY ZIP CODES OF THE GROUP 1 LOANS

                                                               AGGREGATE SCHEDULED               PERCENTAGE OF THE
                                                             PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                       NUMBER OF               MORTGAGE LOANS AS OF          PRINCIPAL BALANCE OF ALL
      PROPERTY ZIP CODES             MORTGAGE LOANS              THE CUT-OFF DATE                GROUP 1 LOANS (1)
--------------------------------     --------------          ------------------------        ------------------------
84109                                       2                 $      514,752                                0.38%
76063                                       2                        503,879                                0.37
90043                                       3                        503,234                                0.37
08889                                       1                        429,844                                0.31
90008                                       2                        419,390                                0.31
28358                                       2                        416,991                                0.30
60643                                       5                        407,220                                0.30
27587                                       2                        404,029                                0.29
30083                                       3                        379,213                                0.28
95020                                       2                        374,982                                0.27
All Others                              1,431                    132,839,154                               96.83
                                     --------------          ------------------------        ------------------------
   Total.......................         1,455                 $  137,192,688                              100.00%
                                     ==============          ========================        ========================

--------------------
(1)  Column totals may not add to 100.0% due to rounding.

                         LOAN TYPE OF THE GROUP 1 LOANS

                                                                     AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                                                  PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                            NUMBER OF               MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
            LOAN TYPE                     MORTGAGE LOANS              THE CUT-OFF DATE              ALL GROUP 1 LOANS (1)
--------------------------------          --------------          ------------------------          ---------------------
Conventional                                 1,206                   $    114,041,740                         83.13%
Simple Interest                                249                         23,150,948                         16.87
                                          --------------          ------------------------          ---------------------
     Total....................               1,455                   $    137,192,688                        100.00%
                                          ==============          ========================          =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.


                       LIEN PRIORITY OF THE GROUP 1 LOANS

                                                                     AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                                                  PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                            NUMBER OF               MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
          LIEN PRIORITY                   MORTGAGE LOANS              THE CUT-OFF DATE              ALL GROUP 1 LOANS (1)
--------------------------------          --------------          ------------------------          ---------------------
1                                            1,455                   $    137,192,688                        100.00%
                                          --------------          ------------------------          ---------------------
     Total....................               1,455                   $    137,192,688                        100.00%
                                          ==============          ========================          =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.


             REMAINING PREPAYMENT PENALTY TERM OF THE GROUP 1 LOANS

                                                                     AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                                                  PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                            NUMBER OF               MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
REMAINING PREPAYMENT TERM (MONTHS)        MORTGAGE LOANS              THE CUT-OFF DATE              ALL GROUP 1 LOANS (1)
--------------------------------          --------------          ------------------------          ---------------------
0                                            1,193                   $    109,937,988                         80.13%
1 - 6                                           92                          9,413,799                          6.86
7 - 12                                          64                          7,359,257                          5.36
13 - 18                                         20                          1,769,226                          1.29
19 - 24                                         22                          2,339,485                          1.71
25 - 30                                         57                          5,862,751                          4.27
31 - 36                                          6                            461,666                          0.34
37 - 42                                          1                             48,516                          0.04
                                          --------------          ------------------------          ---------------------
     Total....................               1,455                   $    137,192,688                        100.00%
                                          ==============          ========================          =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

                                     GROUP 2


                        GROSS COUPON OF THE GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED                PERCENTAGE OF THE
                                                            PRINCIPAL BALANCE OF THE            AGGREGATE SCHEDULED
                                       NUMBER OF              MORTGAGE LOANS AS OF             PRINCIPAL BALANCE OF
         GROSS COUPON                MORTGAGE LOANS             THE CUT-OFF DATE               ALL GROUP 2 LOANS (1)
--------------------------------     --------------         ------------------------           ---------------------
Below 5.00%                                 3                  $       130,176                            0.11%
5.50% - 5.99%                               1                           84,815                            0.07
6.00% - 6.49%                               1                           50,001                            0.04
6.50% - 6.99%                               5                          822,758                            0.69
7.00% - 7.49%                               5                          260,133                            0.22
7.50% - 7.99%                              24                        2,367,522                            1.97
8.00% - 8.49%                              33                        3,004,863                            2.51
8.50% - 8.99%                             129                       11,921,659                            9.94
9.00% - 9.49%                              76                        8,240,610                            6.87
9.50% - 9.99%                             212                       20,855,708                           17.39
10.00% - 10.49%                           152                       14,008,732                           11.68
10.50% - 10.99%                           266                       23,048,402                           19.22
11.00% - 11.49%                           112                        9,345,990                            7.79
11.50% - 11.99%                           164                       13,788,801                           11.50
12.00% - 12.49%                            58                        4,644,324                            3.87
12.50% - 12.99%                            61                        4,707,426                            3.92
13.00% - 13.49%                            17                        1,073,351                            0.89
13.50% - 13.99%                            15                          676,533                            0.56
14.00% & Above                             17                          917,296                            0.76
                                     --------------         ------------------------           ---------------------
   Total.......................         1,351                  $   119,949,100                          100.00%
                                     ==============         ========================           =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

           As of the Cut-Off Date, the mortgage interest rates for the Group 2 loans ranged from approximately 2.92% per annum to 16.00% per annum, with a weighted average of approximately 10.43% per annum.


                SCHEDULED PRINCIPAL BALANCES OF THE GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED                PERCENTAGE OF THE
           RANGE OF                                         PRINCIPAL BALANCE OF THE            AGGREGATE SCHEDULED
      SCHEDULED PRINCIPAL              NUMBER OF              MORTGAGE LOANS AS OF             PRINCIPAL BALANCE OF
           BALANCES                  MORTGAGE LOANS             THE CUT-OFF DATE               ALL GROUP 2 LOANS (1)
--------------------------------     --------------         ------------------------           ---------------------
$0 - $25,000                                 25               $        433,836                            0.36%
$25,001 - $50,000                           152                      6,388,311                            5.33
$50,001 - $75,000                           499                     30,959,683                           25.81
$75,001 - $100,000                          266                     23,001,452                           19.18
$100,001 - $150,000                         285                     34,399,309                           28.68
$150,001 - $200,000                          75                     12,448,887                           10.38
$200,001 - $250,000                          28                      6,224,408                            5.19
$250,001 - $300,000                          15                      4,132,340                            3.45
$300,001 - $450,000                           6                      1,960,874                            1.63
                                     --------------         ------------------------           ---------------------
    Total...................              1,351               $    119,949,100                          100.00%
                                     ==============         ========================           =====================

--------------------
(1)  Column totals may not add to 100.0% due to rounding.

           As of the Cut-Off Date, the principal balances of the Group 2 loans ranged from approximately $249 to $366,833 with an average of approximately $88,785.

           AMORTIZED CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED                PERCENTAGE OF THE
                                                            PRINCIPAL BALANCE OF THE            AGGREGATE SCHEDULED
       AMORTIZED CURRENT               NUMBER OF              MORTGAGE LOANS AS OF             PRINCIPAL BALANCE OF
      LOAN-TO-VALUE RATIO            MORTGAGE LOANS             THE CUT-OFF DATE               ALL GROUP 2 LOANS (1)
--------------------------------     --------------         ------------------------           ---------------------
Below 50.00%                               91                 $      5,112,818                              4.26%
50.01% - 60.00%                            82                        6,020,746                              5.02
60.01% - 70.00%                           176                       14,087,722                             11.74
70.01% - 80.00%                           412                       38,055,940                             31.73
80.01% - 85.00%                           172                       15,971,115                             13.31
85.01% - 90.00%                           196                       18,023,649                             15.03
90.01% - 95.00%                            70                        6,239,880                              5.20
95.01% - 100.00%                          134                       14,710,542                             12.26
100.01% - 125.00%                          18                        1,726,688                              1.44
                                     --------------         ------------------------           ---------------------
   Total....................            1,351                 $    119,949,100                            100.00%
                                     ==============         ========================           =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

           As of the Cut-Off Date, the weighted average amortized current loan-to-value ratio of the Group 2 loans was approximately 78.83%.


              TYPES OF MORTGAGED PROPERTIES SECURING GROUP 2 LOANS

                                                              AGGREGATE SCHEDULED                PERCENTAGE OF THE
                                                            PRINCIPAL BALANCE OF THE            AGGREGATE SCHEDULED
                                       NUMBER OF              MORTGAGE LOANS AS OF             PRINCIPAL BALANCE OF
         PROPERTY TYPE               MORTGAGE LOANS             THE CUT-OFF DATE               ALL GROUP 2 LOANS (1)
--------------------------------     --------------         ------------------------           ---------------------
Single Family                           1,182                $   104,211,354                             86.88%
2-4 Family                                 90                      9,758,557                              8.14
Condominium                                42                      3,605,154                              3.01
Manufactured Housing                       29                      1,684,257                              1.40
Townhouse                                   8                        689,778                              0.58
                                     --------------         ------------------------           ---------------------
    Total..............                 1,351                $   119,949,100                            100.00%
                                     ==============         ========================           =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 2 LOANS BY STATE

                                                                 AGGREGATE SCHEDULED               PERCENTAGE OF THE
                                                              PRINCIPAL BALANCE OF THE            AGGREGATE SCHEDULED
                                     NUMBER OF MORTGAGE         MORTGAGE LOANS AS OF             PRINCIPAL BALANCE OF
         PROPERTY STATE                    LOANS                  THE CUT-OFF DATE               ALL GROUP 2 LOANS (1)
--------------------------------     ------------------       ------------------------           ---------------------
Alaska                                         1               $      102,065                          0.09%
Alabama                                       11                      487,136                          0.41
Arkansas                                      10                    1,005,263                          0.84
Arizona                                       16                    1,279,463                          1.07
California                                   129                   15,046,267                         12.54
Colorado                                       8                      878,119                          0.73
Connecticut                                   12                    1,243,120                          1.04
District of Columbia                           7                      663,787                          0.55
Delaware                                       8                      642,290                          0.54
Florida                                      132                   11,664,692                          9.72
Georgia                                       65                    5,720,407                          4.77
Hawaii                                         9                    1,137,473                          0.95
Iowa                                           5                      329,703                          0.27
Idaho                                          2                      223,020                          0.19
Illinois                                      41                    4,149,494                          3.46
Indiana                                       29                    2,276,436                          1.90
Kansas                                         7                      497,760                          0.41
Kentucky                                      14                      983,493                          0.82
Louisiana                                     22                    1,424,486                          1.19
Massachusetts                                 13                    1,081,573                          0.90
Maryland                                      29                    2,623,785                          2.19
Maine                                          4                      295,758                          0.25
Michigan                                      42                    3,215,893                          2.68
Minnesota                                      5                      335,684                          0.28
Missouri                                      20                    1,395,351                          1.16
Mississippi                                   14                      984,806                          0.82
Montana                                        2                      134,266                          0.11
North Carolina                                99                    7,818,352                          6.52
North Dakota                                   1                       53,421                          0.04
Nebraska                                       3                      229,917                          0.19
New Hampshire                                  6                      533,615                          0.44
New Jersey                                    59                    5,340,224                          4.45
New Mexico                                     6                      565,932                          0.47
Nevada                                        25                    2,975,437                          2.48
New York                                     149                   15,711,100                         13.10
Ohio                                          55                    4,317,952                          3.60
Oklahoma                                       7                      474,657                          0.40
Oregon                                         8                      946,556                          0.79
Pennsylvania                                  59                    4,074,392                          3.40
Rhode Island                                   3                      347,967                          0.29
South Carolina                                41                    2,680,002                          2.23
South Dakota                                   1                       95,844                          0.08
Tennessee                                     41                    3,116,538                          2.60
Texas                                         61                    4,842,505                          4.04
Utah                                           6                      565,243                          0.47
Virginia                                      27                    2,400,907                          2.00
Washington                                    16                    1,542,645                          1.29
Wisconsin                                     13                      997,428                          0.83
West Virginia                                  8                      496,876                          0.41
                                     ------------------       ------------------------           ---------------------
    Total..............                    1,351                $ 119,949,100                        100.00%
                                     ==================       ========================           =====================

--------------------
(1)   Column totals may not add to 100.0% due to rounding.

           No more than approximately 0.42% of the Group 2 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.52% of the Group 2 loans will be secured by mortgaged properties in any single zip code area outside of California.

                      OCCUPANCY STATUS OF THE GROUP 2 LOANS

                                                               AGGREGATE SCHEDULED               PERCENTAGE OF THE
                                                             PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                       NUMBER OF               MORTGAGE LOANS AS OF          PRINCIPAL BALANCE OF ALL
       OCCUPANCY STATUS              MORTGAGE LOANS              THE CUT-OFF DATE                GROUP 2 LOANS (1)
--------------------------------     --------------          ------------------------        ------------------------
Owner Occupied                            1,302                  $  116,180,608                          96.86%
Non-Owner Occupied                           49                       3,768,492                           3.14
                                     --------------          ------------------------        ------------------------
    Total..............                   1,351                  $  119,949,100                         100.00%
                                     ==============          ========================        ========================

--------------------
(1)  Column totals may not add to 100.0% due to rounding.


                 CREDIT SCORES DISTRIBUTION OF THE GROUP 2 LOANS

                                                               AGGREGATE SCHEDULED                PERCENTAGE OF THE
                                                            PRINCIPAL BALANCE OF THE             AGGREGATE SCHEDULED
                                       NUMBER OF              MORTGAGE LOANS AS OF               PRINCIPAL BALANCE OF
         CREDIT SCORE                MORTGAGE LOANS             THE CUT-OFF DATE                ALL GROUP 2 LOANS (1)
--------------------------------     --------------         ------------------------            ---------------------
400 - 479                                  84                 $      6,319,592                              5.27%
480 - 499                                 107                        9,558,011                              7.97
500 - 519                                 161                       13,663,050                             11.39
520 - 539                                 184                       15,071,012                             12.56
540 - 559                                 169                       15,664,499                             13.06
560 - 579                                 136                       12,358,605                             10.30
580 - 599                                 117                       10,678,828                              8.90
600 - 619                                  96                        9,168,359                              7.64
620 - 639                                  86                        7,494,272                              6.25
640 - 659                                  56                        5,894,985                              4.91
660 - 679                                  52                        4,857,893                              4.05
680 - 699                                  29                        2,729,023                              2.28
700 - 719                                  14                        1,219,688                              1.02
720 - 739                                   9                        1,023,171                              0.85
740 & Above                                14                        1,230,778                              1.03
Unknown                                    37                        3,017,334                              2.52
                                     --------------         ------------------------            ---------------------
      Total............                 1,351                 $    119,949,100                            100.00%
                                     ==============         ========================            =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

                   STATED REMAINING TERM OF THE GROUP 2 LOANS

                                                                 AGGREGATE SCHEDULED                PERCENTAGE OF THE
                                                                PRINCIPAL BALANCE OF               AGGREGATE SCHEDULED
                                         NUMBER OF            THE MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
STATED REMAINING TERM (MONTHS)        MORTGAGE LOANS             THE CUT-OFF DATE                ALL GROUP 2 LOANS (1)
--------------------------------      --------------          ------------------------           ---------------------
1 - 24                                        3                $        48,908                                  0.04%
25 - 36                                       3                         89,221                                  0.07
37 - 48                                       5                        208,884                                  0.17
49 - 60                                       2                         99,171                                  0.08
61 - 72                                      14                        680,484                                  0.57
73 - 84                                      17                      1,243,827                                  1.04
85 - 96                                      43                      3,505,855                                  2.92
97 - 108                                     67                      6,419,343                                  5.35
109 - 120                                    91                      7,567,092                                  6.31
121 - 180                                   340                     27,499,652                                 22.93
181 - 240                                    71                      6,042,624                                  5.04
241 - 300                                   102                      9,768,783                                  8.14
301 - 360                                   593                     56,775,256                                 47.33
                                      --------------          ------------------------           ---------------------
     Total.............                   1,351                $   119,949,100                                100.00
                                      ==============          ========================           =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.


                     PROPERTY ZIP CODES OF THE GROUP 2 LOANS

                                                               AGGREGATE SCHEDULED               PERCENTAGE OF THE
                                                             PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                       NUMBER OF               MORTGAGE LOANS AS OF          PRINCIPAL BALANCE OF ALL
      PROPERTY ZIP CODES             MORTGAGE LOANS              THE CUT-OFF DATE                GROUP 2 LOANS (1)
--------------------------------     --------------          ------------------------        ------------------------
11234                                       4                   $      622,750                            0.52%
92592                                       2                          498,561                            0.42
10466                                       3                          471,953                            0.39
94127                                       2                          393,437                            0.33
90047                                       4                          392,129                            0.33
77479                                       3                          385,484                            0.32
72703                                       1                          366,833                            0.31
33705                                       4                          352,738                            0.29
11413                                       2                          351,465                            0.29
38654                                       2                          340,711                            0.28
All Others                              1,324                      115,773,040                           96.52
                                     --------------          ------------------------        ------------------------
   Total.......................         1,351                   $  119,949,100                          100.00%
                                     ==============          ========================        ========================

--------------------
(1)  Column totals may not add to 100.0% due to rounding.


                         LOAN TYPE OF THE GROUP 2 LOANS

                                                                     AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                                                  PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                            NUMBER OF               MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
            LOAN TYPE                     MORTGAGE LOANS              THE CUT-OFF DATE              ALL GROUP 2 LOANS (1)
--------------------------------          --------------          ------------------------          ---------------------
Conventional                                   950                   $     85,386,409                         71.19%
Simple Interest                                401                         34,562,691                         28.81
                                          --------------          ------------------------          ---------------------
     Total....................               1,351                   $    119,949,100                        100.00%
                                          ==============          ========================          =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

                       LIEN PRIORITY OF THE GROUP 2 LOANS

                                                                     AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                                                  PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                            NUMBER OF               MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
          LIEN PRIORITY                   MORTGAGE LOANS              THE CUT-OFF DATE              ALL GROUP 2 LOANS (1)
--------------------------------          --------------          ------------------------          ---------------------
1                                            1,337                   $    119,488,154                         99.62%
2                                               14                            460,946                          0.38
                                          --------------          ------------------------          ---------------------
     Total....................               1,351                   $    119,949,100                        100.00%
                                          ==============          ========================          =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.


             REMAINING PREPAYMENT PENALTY TERM OF THE GROUP 2 LOANS

                                                                     AGGREGATE SCHEDULED              PERCENTAGE OF THE
                                                                  PRINCIPAL BALANCE OF THE           AGGREGATE SCHEDULED
                                            NUMBER OF               MORTGAGE LOANS AS OF            PRINCIPAL BALANCE OF
REMAINING PREPAYMENT TERM (MONTHS)        MORTGAGE LOANS              THE CUT-OFF DATE              ALL GROUP 2 LOANS (1)
--------------------------------          --------------          ------------------------          ---------------------
0                                            1,089                   $     96,012,967                         80.04%
1 - 6                                          106                          9,585,638                          7.99
7 - 12                                          80                          7,878,390                          6.57
13 - 18                                         32                          2,589,896                          2.16
19 - 24                                         15                          1,011,020                          0.84
25 - 30                                         21                          1,999,205                          1.67
31 - 36                                          6                            727,702                          0.61
37 - 42                                          2                            144,282                          0.12
                                          --------------          ------------------------          ---------------------
     Total....................               1,351                   $    119,949,100                        100.00%
                                          ==============          ========================          =====================

--------------------
(1) Column totals may not add to 100.0% due to rounding.

                                                                      APPENDIX C

                                  $254,570,000
                                  (APPROXIMATE)
                                  GSRPM 2003-1
                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                       MORTGAGE PASS-THROUGH CERTIFICATES

OVERVIEW OF THE OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------------
                                                             INITIAL      ESTIMATED      PRINCIPAL
                   APPROXIMATE      EXPECTED CREDIT       PASS-THROUGH    AVG. LIFE    PAYMENT WINDOW      MOODY'S/S&P
CERTIFICATES    PRINCIPAL BALANCE       SUPPORT             RATE (1)      (YRS)(2)         (2)(3)       EXPECTED RATINGS
------------------------------------------------------------------------------------------------------------------------
A-1                 $61,421,000    9.50% (Ambac Wrap)    LIBOR + 25 bps     1.00        02/03 - 04/05        Aaa/AAA
A-2                 $54,935,000    9.50% (Ambac Wrap)    LIBOR + 70 bps     4.78        04/05 - 07/10        Aaa/AAA
A-3                $116,356,000    9.50% (Ambac Wrap)    LIBOR + 50 bps     2.79        02/03 - 07/10        Aaa/AAA
M-1                  $4,501,000          7.75%           LIBOR + 260 bps    5.04        03/06 - 07/10         A2/A
B-1                  $9,000,000          4.25%           LIBOR + 365 bps    5.03        02/06 - 07/10       Baa1/BBB+
B-2                  $3,857,000          2.75%           LIBOR + 450 bps    5.01        02/06 - 07/10       Baa2/BBB
B-3                  $4,500,000          1.00%           LIBOR + 525 bps    4.74        02/06 - 07/10       Baa3/BBB-
   TOTAL           $254,570,000 (4)
------------------------------------------------------------------------------------------------------------------------

   (1) See the Definitions section of this Term Sheet for more information on the Pass-Through Rates of the Certificates.

   (2) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Clean-up Call on all Certificates.

   (3) The Stated Final Maturity Date for the Certificates is the Distribution Date in January 2032.

   (4) The initial aggregate principal balance of the Offered Certificates will be subject to an upward or downward variance of no more than approximately 5%.

SELECTED MORTGAGE POOL DATA (5)
-------------------------------

---------------------------------------------------------------------------------------------------------
                                                       GROUP 1               GROUP 2
                                                  (ADJUSTABLE RATE)       (FIXED RATE)             TOTAL
---------------------------------------------------------------------------------------------------------
SCHEDULED PRINCIPAL BALANCE:                       $137,192,688          $119,949,100        $257,141,789
NUMBER OF MORTGAGE LOANS:                                 1,455                 1,351               2,806
AVERAGE SCHEDULED PRINCIPAL BALANCE:                    $94,291               $88,785             $91,640
WEIGHTED AVERAGE GROSS COUPON:                            9.26%                10.43%               9.80%
WEIGHTED AVERAGE NET COUPON:                              8.71%                 9.93%               9.28%
WEIGHTED AVERAGE CREDIT SCORE (FICO) (6):                   571                   567                 569
WEIGHTED AVERAGE CURRENT LTV RATIO:                       80.7%                 78.8%               79.8%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):            294                   230                 264
WEIGHTED AVERAGE SEASONING (MONTHS):                         52                    53                  53
WEIGHTED AVERAGE MONTHS TO ROLL (7):                          4                   N/A                   4
WEIGHTED AVERAGE GROSS MARGIN (7):                        5.67%                   N/A               5.67%
WEIGHTED AVERAGE NET MARGIN (7):                          5.12%                   N/A               5.12%
WEIGHTED AVERAGE NEXT ADJUSTMENT RATE CAP (7):            1.45%                   N/A               1.45%
WEIGHTED AVERAGE PERIODIC RATE CAP (7):                   1.34%                   N/A               1.34%
WEIGHTED AVERAGE LIFE CAP (7):                            6.33%                   N/A               6.33%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE (7):        16.13%                   N/A              16.13%
---------------------------------------------------------------------------------------------------------

   (5) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted.

   (6) The Credit Scores (FICOs) for 95.0% of the Mortgage Loans were obtained in August 2002, 5.0% were obtained in June 2002.

   (7) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

FEATURES OF THE TRANSACTION

o Collateral consists of seasoned, sub-prime, fixed and adjustable rate, primarily single family residential mortgage loans (the "Mortgage Loans") acquired by Household Financial Services, Inc. ("Household") (80.8%), Equicredit Corporation of America, a subsidiary of Bank of America, N.A. ("Equicredit") (13.1%), Deerwood Corporation ("Deerwood") (5.0%) and Others (1.1%).
o The Household loans were restructured on average approximately 26 months ago.
o    The Mortgage Loans are current (90.8%) or 30-59 days delinquent (9.2%).
o The Mortgage Loans are serviced or master serviced by Wilshire Credit Corporation ("Wilshire") (86.7%) and Fairbanks Capital Corp. ("Fairbanks") (13.3%).
o Credit support for the Certificates will be provided through excess spread, over-collateralization, subordination and an Ambac wrap of the Class A Certificates.
o The Deal will be modeled on Intex as "GSRP0301" and on Bloomberg as "GSRPM 2003-1".
o The Certificates in the table above will be registered under a registration statement filed with the Securities and Exchange Commission.

TIME TABLE
----------
EXPECTED CLOSING DATE:          January 29th, 2003

CUT-OFF DATE:                   January 1st, 2003

EXPECTED PRICING DATE:          On or before January 17th, 2003

FIRST DISTRIBUTION DATE:        February 25th, 2003

INFORMATION DATE:               The Mortgage Loan information is as of January 1, 2003

KEY TERMS
---------
DEPOSITOR:                      GS Mortgage Securities Corp.

SERVICERS OR MASTER SERVICERS:  Wilshire (86.7%) and Fairbanks (13.3%)

CREDIT INSURER:                 Ambac (with respect to the Class A Certificates)

TRUSTEE:                        JPMorgan Chase Bank

SERVICING FEE:                  50 bps for 95.0% of the Mortgage Loans; 100 bps for 5.0% of the Mortgage Loans

TRUSTEE FEE:                    0.25 bps

DISTRIBUTION DATE:              25th day of the month or the following Business Day

RECORD DATE:                    For any Distribution Date, the last Business Day of the accrual period

DELAY DAYS:                     0 day delay

DAY COUNT:                      Actual/360 basis

INTEREST ACCRUAL:               From and including the prior Distribution Date to and including the day prior to the current Distribution Date.

PRICING PREPAYMENT ASSUMPTION:  25% CPR

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

EXCESS SPREAD:                  The initial weighted average net coupon of the mortgage pool will be greater than the interest rate on the Offered Certificates, resulting in excess cash flow calculated in the following manner:
                                Initial Gross WAC:                                                      9.80%
                                   Less Servicing Fees & Expenses (1):                                  0.69%
                                                                                                        -----
                                Net WAC (2):                                                            8.99%
                                   Less Initial Certificate Coupon (3):                                 2.13%
                                                                                                        -----
                                Initial Excess Spread:                                                  6.86%

                                i.       Includes the Servicing Fee, Trustee Fee and Credit Insurer fee.

                                ii.      Adjusted to an actual / 360 basis, this amount will vary on each distribution date based on changes to the weighted average interest rate on the Mortgage
                                         Loans and /or the weighted average Pass-Through Rate on the Offered Certificates as well as any changes in day count.

                                iii.     Assumes 1-month LIBOR equal to 1.38%, initial marketing spreads and a 30-day month.

ADVANCING:                      Fairbanks and Wilshire will advance principal and interest with respect to 77.56% of the
                                Mortgage Loans and will advance interest only with respect to 22.44% of the Mortgage Loans serviced or master serviced by such Servicer, subject to recoverability.

COMPENSATING INTEREST:          With respect to Wilshire and 81.7% of the Mortgage Loans, one half of the Servicing Fee for the related interest accrual period. With respect to 5.0% of the Mortgage Loans,
                                Wilshire, as master servicer, will make payments of compensating interest, without regard to the Servicing Fee, for the related interest accrual period. The Mortgage Loans serviced by Fairbanks will have compensating interest to the extent of the Servicing Fee for the related interest accrual period.

OPTIONAL CLEAN-UP CALL:         10% optional clean-up call.

RATING AGENCIES:                Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

MINIMUM DENOMINATION:           Class A-1, Class A-2 and Class A-3 Certificates (the "Class A Certificates") - $25,000
                                Class M-1 Certificates - $250,000
                                Class B-1, Class B-2 and Class B-3 Certificates (the "Class B Certificates") - $250,000

LEGAL INVESTMENT:               It is anticipated that the Class A Certificates will be SMMEA eligible.

ERISA ELIGIBLE:                 Underwriter's exemption is expected to apply to the Class A Certificates only. However, prospective purchasers should consult their own counsel.

TAX TREATMENT:                  All Offered Certificates represent REMIC regular interests.

PROSPECTUS:                     The Offered Certificates will be offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the underlying collateral will be contained in the
                                Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered
                                Certificates may not be consummated unless the purchaser has received the Prospectus.

                                PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT
                                SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

STRUCTURE OF THE CERTIFICATES
-----------------------------

DESCRIPTION OF PRINCIPAL AND INTEREST DISTRIBUTIONS

Principal will be paid as described under the definition of "Principal Distributions on the Certificates". Prior to the Step-Down Date all principal collected or advanced on the Mortgage Loans will be paid to the Certificates as described herein. After such date, as long as no Trigger Event has occurred, the Offered Certificates will be paid principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly, on all Certificates, at a rate of one-month LIBOR plus a margin that will step up after the optional clean-up call date, subject to the WAC Cap. The interest paid to each class will be reduced by prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 (or any similar state statute) allocated to such class. Any reductions in the Pass-Through Rate attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate as described below and will be payable after payment of all required principal payments on such future Distribution Date.

DEFINITIONS

CREDIT ENHANCEMENT. The Offered Certificates are credit enhanced by (1) the net monthly excess cash flow from the Mortgage Loans, (2) overcollateralization of 1.00% (after the Step-Down Date, as long as a Trigger Event is not in effect, the required overcollateralization will equal 2.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, subject to a floor equal to 0.50% of the aggregate initial principal balance of the Mortgage Loans), (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates and (4) an insurance policy provided by Ambac for the benefit of the Class A Certificates.

CREDIT ENHANCEMENT PERCENTAGE. For any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the subordinate certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

STEP-DOWN DATE. The earlier of (A) the date on which the Class A Certificates have been reduced to zero and (B) the later to occur of:

(x) the Distribution Date occurring in February 2006; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 19.00%.

------------------------------------------------------------------------------------------
    CLASS              INITIAL SUBORDINATION PERCENTAGE*       STEP-DOWN DATE PERCENTAGE**
------------------------------------------------------------------------------------------
A-1, A-2, A-3                        9.50%                              19.00%
------------------------------------------------------------------------------------------
     M-1                             7.75%                              15.50%
------------------------------------------------------------------------------------------
     B-1                             4.25%                               8.50%
------------------------------------------------------------------------------------------
     B-2                             2.75%                               5.50%
------------------------------------------------------------------------------------------
     B-3                             1.00%                               2.00%
------------------------------------------------------------------------------------------

*   % of original collateral balance
**  % of collateral balance as of each Distribution Date


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

TRIGGER EVENT. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60+ Day Rolling Average equals or exceeds 15% (the 60+ Day Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent) or (ii) during the periods set forth below, the Cumulative Realized Loss Percentage exceeds the amounts set forth below:

-------------------------------------------------------------------------------------------------
     DISTRIBUTION DATES                               CUMULATIVE REALIZED LOSS PERCENTAGE
-------------------------------------------------------------------------------------------------
February 2006 - January 2007                 5.75% for the first month, plus an additional 1/12th
                                                 of 2.50% for each month thereafter, to 8.25%
-------------------------------------------------------------------------------------------------
February 2007 - January 2008                 8.25% for the first month, plus an additional 1/12th
                                                 of 1.25% for each month thereafter, to 9.50%
-------------------------------------------------------------------------------------------------
February 2008 - January 2009                 9.50% for the first month, plus an additional 1/12th
                                                 of 1.25% for each month thereafter, to 10.75%
-------------------------------------------------------------------------------------------------
   February 2009 and after                                          10.75%
-------------------------------------------------------------------------------------------------

STEP-UP PASS-THROUGH RATES. For all Offered Certificates the pass-through rate will increase after the Optional Clean-up Call date, if the call is not exercised. The pass-through rate for the Class A Certificates will increase to one-month LIBOR plus 2 times their respective original margins and the pass-through rates for the Class M-1 and Class B Certificates will increase to one-month LIBOR plus 1.5 times their respective original margins.

CLASS A-1 PASS-THROUGH RATE. The Class A-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.25% (0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS A-2 PASS-THROUGH RATE. The Class A-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.70% (1.40% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS A-3 PASS-THROUGH RATE. The Class A-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.50% (1.00% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-1 PASS-THROUGH RATE. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 2.60% (3.90% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-1 PASS-THROUGH RATE. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 3.65% (5.475% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-2 PASS-THROUGH RATE. The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 4.50% (6.75% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-3 PASS-THROUGH RATE. The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 5.25% (7.875% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

NET RATE. A per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the first day of the related Due Period less the Servicing Fee and the Trustee Fee (calculated on an actual/360 day count basis).

WAC CAP. As to any Distribution Date for the Class A Certificates, (x) (i) the Net Rate multiplied by (ii) (a) 30, divided by (b) the actual number of days in the accrual period minus (y) the Credit Insurer fees. As to any Distribution Date for the Class M-1 and Class B Certificates, (x) the Net Rate multiplied by
(y) (i) 30, divided by (ii) the actual number of days in the accrual period.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, and any Class of Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of Certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due on such class of Certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at the Certificates' applicable Pass-Through Rate (without regard to the WAC Cap).

INTEREST DISTRIBUTIONS ON THE CERTIFICATES. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(a) pro rata, to the Class A Certificates, its Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates,

(b)    to the Class M-1 Certificates, its Accrued Certificate Interest, and,

(c) to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES. On each Distribution Date (a) prior to the Step-Down Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(a) to the Class A Certificates, in reduction of their respective Certificate Principal Balances, concurrently, as follows:

           (i) 50% of the Principal Distribution Amount, sequentially, to the Class A-1 and Class A-2 Certificates, until the Certificate Principal Balances thereof have been reduced to zero,

           (ii) to the Class A-3 Certificates, 50% of the Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero,

(b) to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and

(c) to the Class B Certificates, sequentially, in ascending numerical order, until the Certificate Principal Balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(a) to the Class A Certificates, in reduction of their respective Certificate Principal Balances, concurrently, as follows:

           (i) sequentially, to the Class A-1 and Class A-2 Certificates, 50% of the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero,

           (ii) to the Class A-3 Certificates, 50% of the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, and

(b) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero,

(c) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero,


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(d) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, and

(e) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

ALLOCATION OF NET MONTHLY EXCESS CASHFLOW. For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

       (i) to the Class M-1 Certificates, the unpaid interest shortfall amount,

       (ii) to the Class B-1 Certificates, the unpaid interest shortfall amount,

       (iii) to the Class B-2 Certificates, the unpaid interest shortfall amount,

       (iv) to the Class B-3 Certificates, the unpaid interest shortfall amount,

       (v) any Class A Basis Risk Carry Forward Amount pro rata to the Class A Certificates, and

       (vi) sequentially, to the Class M-1, Class B-1, Class B-2 and Class B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Once realized losses are allocated to the Class B-3, Class B-2, Class B-1 and Class M-1 Certificates, in such order, their Certificate Principal Balances will be permanently reduced by the amount so allocated, and no amounts will be distributable with respect to such written down amounts on that Distribution Date or any future Distribution Date.

INTEREST REMITTANCE AMOUNT. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Servicing Fee, Trustee Fee and Credit Insurer fee.

ACCRUED CERTIFICATE INTEREST. For any Distribution Date on each class of Offered Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 (or any similar state statute) allocated to such class.

PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

BASIC PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

PRINCIPAL REMITTANCE AMOUNT. On any Distribution Date, the sum of

       (i) all scheduled payments of principal collected or advanced on the Mortgage Loans during the Due Period,

       (ii) the principal portion of all partial and full prepayments received during the month prior to the month in which such Distribution Date occurs,

       (iii) the principal portion of all net liquidation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

       (iv) the principal portion of repurchased Mortgage Loans with respect to which the repurchase obligation arose during the month prior to the month in which such Distribution Date occurs and that were repurchased during the period from the prior Distribution Date through the business day prior to such Distribution Date,

       (v) the principal portion of the termination price if the Optional Clean-Up Call is exercised.

NET MONTHLY EXCESS CASHFLOW. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

EXTRA PRINCIPAL DISTRIBUTION AMOUNT. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans during the related Due Period (less servicing, trustee and Credit Insurer fees), over (y) the sum of interest payable on the Offered Certificates on such Distribution Date and (ii) the Overcollateralization Deficiency Amount for such Distribution Date.

EXCESS SUBORDINATED AMOUNT. For any Distribution Date is the excess, if any, of
(i) the actual overcollateralization, over (ii) the required overcollateralization for such Distribution Date.

OVERCOLLATERALIZATION DEFICIENCY AMOUNT. For any Distribution Date is the excess, if any, of (i) the required overcollateralization, over (ii) the actual overcollateralization for such Distribution Date.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT. After the Step-Down Date, and if no Trigger Event is in effect, an amount equal to the excess of:

(x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over

(y) the lesser of:

       (a) the product of (i) the aggregate principal balance of the Mortgage Loans for such Distribution Date and (ii) approximately 81.00%, and

       (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over the product of (i) 0.50% and (ii) the initial aggregate principal balance of the Mortgage Loans.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT. After the Step-Down Date, and with no Trigger Event in effect, is an amount equal to the excess of:

(x) the sum of:

       (a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), and

       (b) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over

(y) the lesser of:

       (a) the product of (i) approximately 84.50% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and

       (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over the product of (i) 0.50% and (ii) the initial aggregate principal balance of the Mortgage Loans.

CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT. After the Step-Down Date, and with no Trigger Event in effect, is an amount equal to the excess of:

(x) the sum of:

       (a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),

       (b) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and

       (c) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over

(y) the lesser of:

       (a) the product of (i) approximately 91.50% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and

       (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over the product of (i) 0.50% and (ii) the initial aggregate principal balance of the Mortgage Loans.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT. After the Step-Down Date, and with no Trigger Event in effect, is an amount equal to the excess of:

(x) the sum of:

       (a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),

       (b) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date),

       (c) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date),

       (d) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over

(y) the lesser of:

       (a) the product of (i) approximately 94.50% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and

       (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over the product of (i) 0.50% and (ii) the initial aggregate principal balance of the Mortgage Loans.

CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT. After the Step-Down Date, and with no Trigger Event in effect, is an amount equal to the excess of:

(x) the sum of:

       (a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),

       (b) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date),

       (c) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date),

       (d) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), and

       (e) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over

(y) the lesser of:

       (a) the product of (i) approximately 98.00% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and

       (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over the product of (i) 0.50% and (ii) the initial aggregate principal balance of the Mortgage Loans.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

BREAKEVEN PEAK CDR TABLE FOR THE SUBORDINATE CERTIFICATES
---------------------------------------------------------

The assumptions for the breakeven Peak CDR table below are as follows:

o 1-month and 6-month forward LIBOR and 1-Year CMT curve assumptions as of January 8, 2003.

o   25% voluntary CPR (excluding losses).

o   100% loss severity.

o 0% CDR for six months, increasing linearly to the Peak CDR (set forth in each scenario for each class below) by month nine.

o FIRST DOLLAR LOSS SCENARIO: The highest Peak CDR at which each bond receives its full principal and interest entitlement. For example, the Class M-1 Certificates do not receive any losses unless the CDR increases to more than 6.8% by month nine and remains at that level or higher thereafter.

o 0% YIELD RETURN SCENARIO: The Peak CDR at which each bond receives cashflows equal to the invested amount. For example, if the CDR reaches 7.7% by month nine and remains constant thereafter, an investment in the Class M-1 Certificates would yield approximately 0%.

-------------------------------------------------------------------------------------
M-1                                      FIRST DOLLAR LOSS          0% YIELD RETURN
        -----------------------------------------------------------------------------
        PEAK CDR                   6.8%                          7.7%
        -----------------------------------------------------------------------------
        TOTAL COLLATERAL           $40,541,380 (15.77%)          $44,973,714 (17.49%)
        -----------------------------------------------------------------------------
        CLASS M-1 PRINCIPAL
        WRITEDOWN                  $0.00 (0.00%)                 $3,601,151 (80.01%)
        -----------------------------------------------------------------------------
        WEIGHTED AVERAGE LIFE      12.23                         15.98
-------------------------------------------------------------------------------------
B-1                                      FIRST DOLLAR LOSS          0% YIELD RETURN
        -----------------------------------------------------------------------------
        PEAK CDR                   4.6%                          6.3%
        -----------------------------------------------------------------------------
        TOTAL COLLATERAL LOSS      $28,886,473 (11.23%)          $37,998,008 (14.78%)
        -----------------------------------------------------------------------------
        CLASS B-1 PRINCIPAL
        WRITEDOWN                  0.00 (0.00%)                  $6,717,122 (74.63%)
        -----------------------------------------------------------------------------
        WEIGHTED AVERAGE LIFE      5.50                          14.32
-------------------------------------------------------------------------------------
B-2                                      FIRST DOLLAR LOSS          0% YIELD RETURN
        -----------------------------------------------------------------------------
        PEAK CDR                   3.8%                          5.0%
        -----------------------------------------------------------------------------
        TOTAL COLLATERAL LOSS      $24,332,801 (9.46%)           $31,097,580 (12.09%)
        -----------------------------------------------------------------------------
        CLASS B-2 PRINCIPAL
        WRITEDOWN                  $0.00 (0.00%)                 $2,219,399 (57.54%)
        -----------------------------------------------------------------------------
        WEIGHTED AVERAGE LIFE      5.95                          4.51
-------------------------------------------------------------------------------------
B-3                                      FIRST DOLLAR LOSS          0% YIELD RETURN
        -----------------------------------------------------------------------------
        PEAK CDR                   3.5%                          4.2%
        -----------------------------------------------------------------------------
        TOTAL COLLATERAL LOSS      $22,578,370 (8.78%)           $26,631,958 (10.36%)
        -----------------------------------------------------------------------------
        CLASS B-3 PRINCIPAL
        WRITEDOWN                  $0.00 (0.00%)                 $1,933,593 (42.97%)
        -----------------------------------------------------------------------------
        WEIGHTED AVERAGE LIFE      5.70                          3.75
-------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SELECTED MORTGAGE LOAN DATA
---------------------------

                       THE MORTGAGE LOANS (ALL COLLATERAL)

Scheduled Principal Balance:                                      $257,141,789
Number of Mortgage Loans:                                                2,806
Average Scheduled Principal Balance:                                   $91,640
Weighted Average Gross Coupon (1):                                       9.80%
Weighted Average Net Coupon (1):                                         9.28%
Weighted Average Credit Score (FICO) (2):                                  569
Weighted Average Current LTV Ratio:                                      79.8%
Weighted Average Stated Remaining Term (months):                           264
Weighted Average Seasoning (months):                                        53
Weighted Average Months to Roll:                                             4
Weighted Average Gross Margin (1):                                       5.67%
Weighted Average Net Margin (1):                                         5.12%
Weighted Average Next Adjustment Rate Cap (1):                           1.45%
Weighted Average Periodic Rate Cap (1):                                  1.34%
Weighted Average Life Cap (1):                                           6.33%
Weighted Average Gross Maximum Lifetime Rate (1):                       16.13%

(1) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.

(2) The FICO scores for 95.0% of the Mortgage Loans were obtained in August 2002, 5.0% were obtained in June 2002.


                          DISTRIBUTION BY GROSS COUPON

                      NUMBER       AGGREGATE                 WEIGHTED   WEIGHTED                 WEIGHTED     WEIGHTED
                        OF         PRINCIPAL     AGGREGATE   AVERAGE    AVERAGE     AVERAGE      AVERAGE      AVERAGE
                     MORTGAGE       BALANCE      PRINCIPAL    GROSS      FICO      PRINCIPAL     CURRENT      LOAN AGE
 GROSS COUPON          LOANS      OUTSTANDING     BALANCE     COUPON     SCORE      BALANCE        LTV        (MONTHS)
--------------       --------     -----------    ---------   --------   --------   ---------     --------     --------
Below 5.00%             168       $8,811,464        3.43%      3.48%      697       $52,449        81.0%         52
5.00% - 5.49%            32        2,515,467        0.98       5.18       611        78,608        78.3          61
5.50% - 5.99%            25        2,157,634        0.84       5.69       590        86,305        74.9          75
6.00% - 6.49%            51        3,779,183        1.47       6.18       616        74,102        78.3          73
6.50% - 6.99%            55        4,694,803        1.83       6.66       631        85,360        67.5          73
7.00% - 7.49%            45        3,723,651        1.45       7.20       601        82,748        76.3          77
7.50% - 7.99%            80        7,230,396        2.81       7.78       589        90,380        70.0          69
8.00% - 8.49%            99        9,838,300        3.83       8.23       581        99,377        73.3          64
8.50% - 8.99%           219       21,625,562        8.41       8.78       576        98,747        74.2          58
9.00% - 9.49%           175       18,427,651        7.17       9.27       559       105,301        75.7          57
9.50% - 9.99%           416       43,236,395       16.81       9.78       565       103,934        80.2          53
10.00% - 10.49%         287       27,867,539       10.84      10.25       555        97,099        81.4          50
10.50% - 10.99%         460       42,868,608       16.67      10.76       558        93,193        83.5          48
11.00% - 11.49%         205       19,375,441        7.53      11.23       552        94,514        85.1          44
11.50% - 11.99%         263       23,712,170        9.22      11.74       551        90,160        82.9          46
12.00% - 12.49%          89        7,713,034        3.00      12.24       551        86,663        84.8          44
12.50% - 12.99%          81        6,439,995        2.50      12.77       553        79,506        80.5          50
13.00% - 13.49%          22        1,447,923        0.56      13.20       554        65,815        70.3          57
13.50% - 13.99%          17          759,277        0.30      13.75       539        44,663        65.4          66
14.00% & Above           17          917,296        0.36      14.66       533        53,959        76.7          53
----------------------------------------------------------------------------------------------------------------------
Total                 2,806     $257,141,789      100.00%      9.80%    569       $91,640        79.8%         53
======================================================================================================================


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PERIODIC CAP

                      NUMBER       AGGREGATE                 WEIGHTED   WEIGHTED                 WEIGHTED     WEIGHTED
                        OF         PRINCIPAL     AGGREGATE   AVERAGE    AVERAGE     AVERAGE      AVERAGE      AVERAGE
                     MORTGAGE       BALANCE      PRINCIPAL    GROSS      FICO      PRINCIPAL     CURRENT      LOAN AGE
 PERIODIC CAP          LOANS      OUTSTANDING     BALANCE     COUPON     SCORE      BALANCE        LTV        (MONTHS)
--------------       --------     -----------    ---------   --------   --------   ---------     --------     --------
0.00%                     6          $346,231        0.13%     9.80%      619       $57,705        60.5%        119
1.00%                   815        88,042,203       34.24      9.82       556       108,027        81.6          49
1.50%                   176        18,560,595        7.22      9.85       557       105,458        80.6          51
2.00%                   390        23,431,604        9.11      6.33       646        60,081        76.7          70
3.00%                    65         6,298,441        2.45     10.62       528        96,899        83.7          34
5.00% & Above             3           513,616        0.20      8.21       656       171,205        75.0          28
N/A (Fixed-Rate)      1,351       119,949,100       46.65     10.43       567        88,785        78.8          53
----------------------------------------------------------------------------------------------------------------------
Total                 2,806      $257,141,789      100.00%     9.80%      569       $91,640        79.8%         53
======================================================================================================================


                      DISTRIBUTION BY RATE RESET FREQUENCY

                      NUMBER       AGGREGATE                 WEIGHTED   WEIGHTED                 WEIGHTED   WEIGHTED
                        OF         PRINCIPAL     AGGREGATE   AVERAGE    AVERAGE     AVERAGE      AVERAGE    AVERAGE
  RATE RESET         MORTGAGE       BALANCE      PRINCIPAL    GROSS      FICO      PRINCIPAL     CURRENT    LOAN AGE
  PREQUENCY            LOANS      OUTSTANDING     BALANCE     COUPON     SCORE      BALANCE        LTV      (MONTHS)
--------------       --------     -----------    ---------   --------   --------   ---------     --------   --------
Monthly                    2        $188,152        0.07%      8.92%       668      $94,076       53.8%        143
Semi-annually          1,079     115,475,826       44.91       9.87        555      107,021       81.4          49
Annually                 368      21,211,220        8.25       5.92        656       57,639       77.1          69
24 Months & Above          6         317,490        0.12      11.63        607       52,915       69.9         130
N/A (Fixed-Rate)       1,351     119,949,100       46.65      10.43        567       88,785       78.8          53
--------------------------------------------------------------------------------------------------------------------
Total                  2,806    $257,141,789      100.00%      9.80%       569      $91,640       79.8%         53
====================================================================================================================


                      DISTRIBUTION BY MONTHS TO RATE RESET


                      NUMBER     AGGREGATE                 WEIGHTED    WEIGHTED                 WEIGHTED   WEIGHTED
                        OF       PRINCIPAL     AGGREGATE   AVERAGE     AVERAGE     AVERAGE      AVERAGE    AVERAGE
  MONTHS TO          MORTGAGE     BALANCE      PRINCIPAL    GROSS       FICO      PRINCIPAL     CURRENT    LOAN AGE
  RATE RESET           LOANS    OUTSTANDING     BALANCE     COUPON      SCORE      BALANCE        LTV      (MONTHS)
--------------       --------   -----------    ---------   --------    --------   ---------     --------   --------
1 - 3 Months            621      $61,800,646      24.03%      9.56%       565       $99,518       80.9%       50
4 - 6 Months            581       60,154,434      23.39       9.58        560       103,536       80.7        52
7 - 12 Months           242       14,184,943       5.52       6.55        636        58,615       80.0        62
13 - 24 Months            4          234,904       0.09      10.29        559        58,726       88.6        28
25 - 48 Months            6          462,124       0.18      10.90        609        77,021       51.2       110
49 - 60 Months            1          355,637       0.14       8.38        645       355,637       76.8        33
N/A (Fixed-Rate)      1,351      119,949,100      46.65      10.43        567        88,785       78.8        53
-------------------------------------------------------------------------------------------------------------------
Total                 2,806     $257,141,789     100.00%      9.80%       569       $91,640       79.8%       53
===================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     DISTRIBUTION BY GROSS LIFE MAXIMUM RATE

                    NUMBER     AGGREGATE                     WEIGHTED   WEIGHTED                 WEIGHTED    WEIGHTED
                      OF       PRINCIPAL      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     AVERAGE    AVERAGE
  GROSS LIFE       MORTGAGE     BALANCE       PRINCIPAL       GROSS       FICO       PRINCIPAL    CURRENT    LOAN AGE
 MAXIMUM RATE        LOANS    OUTSTANDING      BALANCE        COUPON      SCORE       BALANCE       LTV      (MONTHS)
---------------    --------   -----------     ---------      --------   --------     ---------   --------    --------
9.50% - 9.99%           4        $330,272        0.13%         3.17%       719         $82,568      66.3%       47
10.00% - 10.49%        10         785,391        0.31          2.64        682          78,539      64.2        48
10.50% - 10.99%        14       1,070,166        0.42          3.53        687          76,440      83.1        52
11.00% - 11.49%        37       1,927,188        0.75          3.22        705          52,086      80.1        50
11.50% - 11.99%        51       2,620,573        1.02          3.90        696          51,384      85.0        50
12.00% - 12.49%        31       1,470,464        0.57          4.88        687          47,434      79.9        60
12.50% - 12.99%        49       2,875,520        1.12          6.10        634          58,684      81.5        68
13.00% - 13.49%        36       2,404,546        0.94          7.25        647          66,793      76.2        70
13.50% - 13.99%        35       1,989,467        0.77          7.38        637          56,842      74.3        69
14.00% - 14.49%        50       4,127,053        1.60          7.49        594          82,541      74.7        77
14.50% - 14.99%        88       9,052,420        3.52          8.08        574         102,868      74.1        64
15.00% - 15.49%        86       8,622,020        3.35          8.31        568         100,256      75.1        67
15.50% - 15.99%       172      20,040,713        7.79          9.10        561         116,516      80.0        55
16.00% - 16.99%       325      33,842,877       13.16          9.80        553         104,132      81.5        50
17.00% - 17.99%       292      29,716,130       11.56         10.51        559         101,768      84.4        44
18.00% - 18.99%       128      12,586,285        4.89         11.47        547          98,330      83.6        40
19.00% & Above         47       3,731,604        1.45         11.62        529          79,396      79.5        46
N/A (Fixed-Rate)    1,351     119,949,100       46.65         10.43        567          88,785      78.8        53
---------------------------------------------------------------------------------------------------------------------
Total               2,806    $257,141,789      100.00%         9.80%       569         $91,640      79.8%       53
=====================================================================================================================

                          DISTRIBUTION BY GROSS MARGIN

                      NUMBER      AGGREGATE                   WEIGHTED   WEIGHTED               WEIGHTED    WEIGHTED
                        OF        PRINCIPAL      AGGREGATE    AVERAGE     AVERAGE    AVERAGE     AVERAGE    AVERAGE
                     MORTGAGE      BALANCE       PRINCIPAL     GROSS       FICO     PRINCIPAL    CURRENT    LOAN AGE
 GROSS MARGIN          LOANS     OUTSTANDING      BALANCE      COUPON      SCORE     BALANCE       LTV      (MONTHS)
---------------      --------    -----------     ---------    --------   --------   ---------   --------    --------
Less than 1.00%          67       $4,216,208       1.64%        3.26%      689       $62,928       76.7%       52
1.00% - 1.49%            40        1,929,119       0.75         3.62       701        48,228       84.4        51
1.50% - 1.99%            32        1,459,213       0.57         4.05       701        45,600       84.8        51
2.00% - 2.49%            30        1,591,352       0.62         4.72       678        53,045       80.1        58
2.50% - 2.99%            34        3,026,016       1.18         5.92       623        89,000       78.6        67
3.00% - 3.49%            35        3,054,226       1.19         6.35       604        87,264       74.6        79
3.50% - 3.99%            38        3,056,303       1.19         6.96       600        80,429       71.9        73
4.00% - 4.49%            60        4,870,505       1.89         7.36       599        81,175       77.4        75
4.50% - 4.99%           102        8,495,601       3.30         7.95       586        83,290       72.1        78
5.00% - 5.49%           107       11,922,342       4.64         8.98       555       111,424       77.9        60
5.50% - 5.99%           183       18,883,741       7.34         9.49       560       103,190       81.9        51
6.00% - 6.49%           208       21,182,872       8.24        10.03       561       101,841       82.4        50
6.50% - 6.99%           260       27,102,183      10.54        10.40       551       104,239       81.9        43
7.00% - 7.49%           150       15,536,619       6.04        10.94       545       103,577       84.0        41
7.50% - 7.99%            77        7,520,872       2.92        11.12       544        97,674       82.0        45
8.00% - 8.49%            21        2,198,438       0.85        11.68       567       104,688       86.5        36
8.50% & Above            11        1,147,081       0.45        12.43       550       104,280       89.0        41
N/A (Fixed-Rate)      1,351      119,949,100      46.65        10.43       567        88,785       78.8        53
---------------------------------------------------------------------------------------------------------------------
Total                 2,806     $257,141,789     100.00%        9.80%      569       $91,640       79.8%       53
=====================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY CURRENT PRODUCT TYPE

                      NUMBER      AGGREGATE                   WEIGHTED   WEIGHTED               WEIGHTED    WEIGHTED
                        OF        PRINCIPAL      AGGREGATE    AVERAGE     AVERAGE    AVERAGE     AVERAGE    AVERAGE
   CURRENT           MORTGAGE      BALANCE       PRINCIPAL     GROSS       FICO     PRINCIPAL    CURRENT    LOAN AGE
 PRODUCT TYPE          LOANS     OUTSTANDING      BALANCE      COUPON      SCORE     BALANCE       LTV      (MONTHS)
---------------      --------    -----------     ---------    --------   --------   ---------   --------    --------
1-Year CMT               361     $20,812,220         8.09%      5.89%      657        $57,652      78.0%       67
2/28 LIBOR (2)             7         950,186         0.37      10.40       515        135,741      86.0        22
3/27 LIBOR (2)            98      10,141,983         3.94      10.85       540        103,490      84.6        32
6-Month CMT (1)          161      18,453,469         7.18       8.02       578        114,618      72.8        82
6-Month LIBOR            799      84,206,923        32.75      10.15       552        105,390      82.9        44
Fixed-Rate             1,351     119,949,100        46.65      10.43       567         88,785      78.8        53
Other ARMS                29       2,627,908         1.02       9.50       580         90,618      66.4        91
--------------------------------------------------------------------------------------------------------------------
Total                  2,806    $257,141,789       100.00%      9.80%      569        $91,640      79.8%       53
====================================================================================================================

(1) 84.4% of the Mortgage Loans in the 6-Month LIBOR ARM category were originally in the 2/28 LIBOR ARM or 3/27 LIBOR ARM categories.

(2) All of the Mortgage Loans in the 2/28 LIBOR ARM and 3/27 LIBOR ARM categories adjust using 6-month LIBOR.

                        DISTRIBUTION BY AMORTIZATION TYPE

                      NUMBER      AGGREGATE                   WEIGHTED   WEIGHTED               WEIGHTED    WEIGHTED
                        OF        PRINCIPAL      AGGREGATE    AVERAGE     AVERAGE    AVERAGE     AVERAGE    AVERAGE
 AMORTIZATION        MORTGAGE      BALANCE       PRINCIPAL     GROSS       FICO     PRINCIPAL    CURRENT    LOAN AGE
     TYPE              LOANS     OUTSTANDING      BALANCE      COUPON      SCORE     BALANCE       LTV      (MONTHS)
---------------      --------    -----------     ---------    --------   --------   ---------   --------    --------
10 Year Balloon             5       $522,105        0.20%      10.90%      524      $104,421       77.3%       40
15 Year Amortization      231     12,943,508        5.03        9.74       586        56,033       60.0        62
15 Year Balloon           434     41,064,411       15.97       10.00       575        94,618       76.4        65
30 Year Amortization    2,136    202,611,765       78.79        9.76       567        94,856       81.8        50
--------------------------------------------------------------------------------------------------------------------
Total                   2,806   $257,141,789      100.00%       9.80%      569       $91,640       79.8%       53
====================================================================================================================

                            DISTRIBUTION BY ZIP CODES

                        NUMBER      AGGREGATE                   WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL      AGGREGATE    AVERAGE     AVERAGE    AVERAGE     AVERAGE  AVERAGE
                       MORTGAGE      BALANCE       PRINCIPAL     GROSS       FICO     PRINCIPAL    CURRENT  LOAN AGE
  ZIP CODES              LOANS     OUTSTANDING      BALANCE      COUPON      SCORE     BALANCE       LTV    (MONTHS)
---------------        --------    -----------     ---------    --------   --------   ---------   --------  --------
30083                       6         $691,682        0.27%      10.91%    535        $115,280      83.1%      40
11234                       4          622,750        0.24       10.43     643         155,687      61.7       68
90043                       4          604,496        0.24        9.72     577         151,124      75.2       57
90008                       3          570,213        0.22        9.93     582         190,071      77.8       70
89014                       4          558,404        0.22        9.66     545         139,601      80.3       79
27587                       3          546,737        0.21       10.27     547         182,246      86.4       47
84109                       2          514,752        0.20        9.71     518         257,376      84.9       52
92627                       2          510,593        0.20        8.76     593         255,297      68.5       48
77479                       4          507,864        0.20       11.15     555         126,966      84.0       48
60643                       6          506,129        0.20        9.18     572          84,355      82.7       49
All Others              2,768      251,508,169       97.81        9.80     569          90,863      79.8       53
--------------------------------------------------------------------------------------------------------------------
Total                   2,806     $257,141,789      100.00%       9.80%    569         $91,640      79.8%      53
====================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY STATE

                        NUMBER      AGGREGATE                 WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL      AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
                       MORTGAGE      BALANCE       PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
    STATE                LOANS     OUTSTANDING      BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------        --------    -----------     ---------  --------  --------   ---------    --------  --------
Southern California(1)    206     $25,284,034        9.83%       9.20%     573      $122,738      77.7%       65
Florida                   309      24,415,100        9.49        9.40      573        79,013      83.5        46
New York                  165      17,446,028        6.78       10.24      598       105,734      73.0        63
Texas                     193      16,403,325        6.38       10.35      559        84,991      83.6        47
North Carolina            196      16,070,317        6.25        9.92      568        81,991      84.2        46
Northern California(1)    112      13,349,343        5.19        9.54      583       119,191      72.5        69
Georgia                   147      12,459,730        4.85       10.02      569        84,760      82.4        49
Illinois                  109      11,654,186        4.53        9.78      550       106,919      80.3        49
Ohio                      117       9,570,988        3.72       10.26      546        81,803      83.7        42
Michigan                   99       8,843,805        3.44       10.46      549        89,331      81.3        46
All Others(2)           1,153     101,644,933       39.53        9.78      568        88,157      79.4        52
--------------------------------------------------------------------------------------------------------------------
Total                   2,806    $257,141,789      100.00%       9.80%     569       $91,640      79.8%       53
====================================================================================================================

(1) All Mortgage Loans in California zip codes less than 93601 are included in the Southern California category. The remaining Mortgage Loans in California zip codes are included in the Northern California category.

(2) Includes states with less than 3% concentration by principal balance.

                  DISTRIBUTION BY CURRENT LOAN TO VALUE RATIO

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
 CURRENT LOAN          MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
   TO VALUE              LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------        --------    -----------   ---------  --------  --------   ---------    --------  --------
Below 50.00%              151       $8,946,563      3.48%      9.19%      605      $59,249      36.5%      76
50.01% - 60.00%           134       10,548,999      4.10       9.22       587       78,724      55.4       75
60.01% - 70.00%           313       25,924,995     10.08       9.74       573       82,827      65.9       65
70.01% - 80.00%           860       82,342,147     32.02       9.57       567       95,747      76.1       53
80.01% - 85.00%           387       35,771,148     13.91       9.84       567       92,432      83.0       49
85.01% - 90.00%           465       44,317,886     17.23       9.97       560       95,307      87.8       48
90.01% - 95.00%           196       16,837,736      6.55       9.36       574       85,907      92.9       45
95.01% - 100.00%          272       29,499,852     11.47      10.86       567      108,455      98.0       43
100.01% - 125.00%          27        2,828,462      1.10       9.89       561      104,758     110.4       51
Unknown                     1          124,000      0.05      12.50       551      124,000      N/A       138
----------------------------------------------------------------------------------------------------------------
Total                   2,806     $257,141,789    100.00%      9.80%      569      $91,640      79.8%      53
================================================================================================================

                        DISTRIBUTION BY OCCUPANCY STATUS

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
 CURRENT LOAN          MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
   TO VALUE              LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------        --------    -----------   ---------  --------  --------   ---------    --------  --------
Owner Occupied           2,722    $250,298,985      97.34%     9.80%     569       $91,954      80.1%      53
Non-Owner Occupied          84       6,842,804       2.66     10.06      563        81,462      70.5       50
----------------------------------------------------------------------------------------------------------------
Total                    2,806    $257,141,789     100.00%     9.80%     569       $91,640      79.8%      53
================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PROPERTY TYPE

                        NUMBER      AGGREGATE                 WEIGHTED   WEIGHTED             WEIGHTED  WEIGHTED
                          OF        PRINCIPAL      AGGREGATE  AVERAGE    AVERAGE    AVERAGE   AVERAGE   AVERAGE
                       MORTGAGE      BALANCE       PRINCIPAL   GROSS       FICO    PRINCIPAL  CURRENT   LOAN AGE
 PROPERTY TYPE           LOANS     OUTSTANDING      BALANCE    COUPON     SCORE     BALANCE     LTV     (MONTHS)
---------------        --------    -----------     ---------  --------  --------   ---------  --------  --------
Single Family            2,256     $219,399,499      85.32%   10.04%     561       $97,252      79.8%      53
Manufactured               325       15,812,323       6.15     5.72      672        48,653      81.7       50
2-4 Family                 124       13,107,292       5.10    10.19      584       105,704      76.1       60
Condominium                 80        7,063,108       2.75    10.65      555        88,289      80.8       45
Townhouse                   21        1,759,566       0.68    10.48      550        83,789      86.6       44
----------------------------------------------------------------------------------------------------------------
Total                    2,806     $257,141,789     100.00%    9.80%     569       $91,640      79.8%      53
================================================================================================================

                       DISTRIBUTION BY CREDIT SCORE (FICO)

                        NUMBER      AGGREGATE                WEIGHTED     WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL     AGGREGATE  AVERAGE      AVERAGE    AVERAGE     AVERAGE   AVERAGE
  CREDIT SCORE         MORTGAGE      BALANCE      PRINCIPAL   GROSS         FICO    PRINCIPAL    CURRENT   LOAN AGE
   (FICO) (1)            LOANS     OUTSTANDING     BALANCE    COUPON       SCORE     BALANCE       LTV     (MONTHS)
---------------        --------    -----------    ---------  --------    --------   ---------    --------  --------
400 - 479                  157      $13,300,808      5.17%      10.60%      464       $84,719       81.3%    45
480 - 499                  230       22,291,462      8.67       10.36       490        96,919       81.9     47
500 - 519                  324       31,055,849     12.08       10.28       510        95,851       81.8     47
520 - 539                  335       31,562,107     12.27       10.08       530        94,215       81.1     51
540 - 559                  326       32,321,903     12.57       10.15       550        99,147       79.8     54
560 - 579                  254       24,049,674      9.35       10.04       569        94,684       79.4     53
580 - 599                  246       23,727,485      9.23        9.78       589        96,453       79.1     57
600 - 619                  186       18,383,214      7.15       10.18       609        98,834       82.1     54
620 - 639                  177       16,782,474      6.53        9.58       629        94,816       78.1     59
640 - 659                  131       12,577,697      4.89        8.98       650        96,013       76.1     57
660 - 679                  102        8,977,789      3.49        9.29       669        88,018       74.4     59
680 - 699                   85        6,164,675      2.40        7.77       690        72,526       79.1     59
700 - 719                   52        3,585,084      1.39        6.57       707        68,944       77.9     55
720 - 739                   48        3,291,741      1.28        7.10       729        68,578       78.1     58
740 & Above                 99        4,588,638      1.78        5.87       767        46,350       75.4     56
Unknown                     54        4,481,187      1.74        9.78       N/A        82,985       74.8     63
------------------------------------------------------------------------------------------------------------------
Total                    2,806     $257,141,789    100.00%       9.80%      569       $91,640       79.8%    53
==================================================================================================================

(1) The FICO scores for 95.0% of the Mortgage Loans were obtained in August 2002, 5.0% were obtained in June 2002.

                   DISTRIBUTION BY ORIGINAL MONTHS TO MATURITY

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
ORIGINAL MONTHS        MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
  TO MATURITY            LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------        --------    -----------   ---------  --------  --------   ---------    --------  --------
0 - 120 Months             26       $1,519,709       0.59%    9.60%      582      $58,450       58.8%      42
121 - 180 Months          632       51,999,353      20.22     9.95       577       82,277       72.8       65
181 - 240 Months          131        8,619,398       3.35     9.96       585       65,797       76.1       59
241 - 300 Months           42        2,694,497       1.05     9.94       553       64,155       78.5       58
301 - 360 Months        1,975      192,308,831      74.79     9.76       566       97,372       82.1       49
----------------------------------------------------------------------------------------------------------------
Total                   2,806     $257,141,789     100.00%    9.80%      569      $91,640       79.8%      53
================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                        NUMBER      AGGREGATE                 WEIGHTED   WEIGHTED                WEIGHTED  WEIGHTED
   REMAINING              OF        PRINCIPAL    AGGREGATE    AVERAGE    AVERAGE      AVERAGE    AVERAGE   AVERAGE
   MONTHS TO           MORTGAGE      BALANCE     PRINCIPAL     GROSS       FICO      PRINCIPAL   CURRENT   LOAN AGE
   MATURITY              LOANS     OUTSTANDING    BALANCE      COUPON     SCORE       BALANCE      LTV     (MONTHS)
---------------        --------    -----------   ---------    --------   --------    ---------   --------  --------
1 - 24 Months               5         $51,644         0.02%     11.85%     594        $10,329      21.0%     100
25 - 36 Months             10         335,443         0.13      12.03      615         33,544      27.2      140
37 - 48 Months              7         466,655         0.18      10.98      605         66,665      57.1      122
49 - 60 Months             10         605,524         0.24       7.74      592         60,552      60.4      123
61 - 72 Months             36       2,520,719         0.98       8.31      585         70,020      60.4      103
73 - 84 Months             50       4,652,678         1.81       8.56      591         93,054      67.2       94
85 - 96 Months             60       4,972,837         1.93       9.48      617         82,881      62.2       88
97 - 108 Months            74       6,913,304         2.69       9.39      597         93,423      65.2       75
109 - 120 Months           99       8,169,934         3.18       9.86      578         82,525      73.4       65
121 - 180 Months          365      28,422,520        11.05      10.61      561         77,870      78.4       48
181 - 240 Months          100       7,038,496         2.74       9.60      579         70,385      76.5       61
241 - 300 Months          313      30,965,405        12.04       9.05      582         98,931      75.7       76
301 - 360 Months        1,677     162,026,630        63.01       9.90      563         96,617      83.4       44
-------------------------------------------------------------------------------------------------------------------
Total                   2,806    $257,141,789       100.00%      9.80%     569        $91,640      79.8%      53
===================================================================================================================

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
    CURRENT            MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
PRINCIPAL BALANCE        LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
-----------------      --------    -----------   ---------  --------  --------   ---------    --------  --------
$0 - $25,000               66      $1,184,166       0.46%     8.43%      653       $17,942      63.2%       61
$25,001 - $50,000         339      13,613,588       5.29      8.52       617        40,158      73.2        56
$50,001 - $75,000         912      56,708,387      22.05      9.84       567        62,180      77.4        54
$75,001 - $100,000        581      50,151,097      19.50      9.84       565        86,319      79.5        54
$100,001 - $150,000       596      71,908,993      27.96      9.99       566       120,653      81.3        53
$150,001 - $200,000       188      31,851,098      12.39      9.96       561       169,421      82.6        50
$200,001 - $250,000        65      14,377,028       5.59      9.94       562       221,185      83.6        50
$250,001 - $300,000        40      10,974,707       4.27      9.62       575       274,368      81.3        46
$300,001 - $450,000        19       6,372,724       2.48      9.40       572       335,407      78.7        54
----------------------------------------------------------------------------------------------------------------
Total                   2,806    $257,141,789     100.00%     9.80%      569       $91,640      79.8%       53
================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                  THE GROUP I - ADJUSTABLE RATE MORTGAGE LOANS

         Scheduled Principal Balance:                             $137,192,688
         Number of Mortgage Loans:                                       1,455
         Average Scheduled Principal Balance:                          $94,291
         Weighted Average Gross Coupon:                                  9.26%
         Weighted Average Net Coupon:                                    8.71%
         Weighted Average Credit Score (FICO) (1):                         571
         Weighted Average Current LTV Ratio:                             80.7%
         Weighted Average Stated Remaining Term (months):                  294
         Weighted Average Seasoning (months):                               52
         Weighted Average Months to Roll:                                    4
         Weighted Average Gross Margin:                                  5.67%
         Weighted Average Net Margin:                                    5.12%
         Weighted Average Next Adjustment Rate Cap:                      1.45%
         Weighted Average Periodic Rate Cap:                             1.34%
         Weighted Average Life Cap:                                      6.33%
         Weighted Average Gross Maximum Lifetime Rate:                  16.13%

(1) The FICO scores for 90.8% of the Mortgage Loans were obtained in August 2002, 9.2% were obtained in June 2002.


                          DISTRIBUTION BY GROSS COUPON

                     NUMBER    AGGREGATE                WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                       OF      PRINCIPAL    AGGREGATE   AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
                    MORTGAGE    BALANCE     PRINCIPAL    GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
 GROSS COUPON         LOANS   OUTSTANDING    BALANCE     COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------     --------  -----------   ---------   --------   --------   ---------   --------  --------
Below 5.00%           165     $8,681,288      6.33%       3.48%       697      $52,614       80.9%      52
5.00% - 5.49%          32      2,515,467      1.83        5.18        611       78,608       78.3       61
5.50% - 5.99%          24      2,072,819      1.51        5.68        594       86,367       74.9       75
6.00% - 6.49%          50      3,729,182      2.72        6.18        614       74,584       78.6       73
6.50% - 6.99%          50      3,872,045      2.82        6.66        616       77,441       68.7       84
7.00% - 7.49%          40      3,463,517      2.52        7.19        599       86,588       77.0       79
7.50% - 7.99%          56      4,862,874      3.54        7.75        580       86,837       74.0       74
8.00% - 8.49%          66      6,833,437      4.98        8.23        580      103,537       76.5       66
8.50% - 8.99%          90      9,703,903      7.07        8.77        557      107,821       77.5       55
9.00% - 9.49%          99     10,187,042      7.43        9.26        563      102,899       77.8       57
9.50% - 9.99%         204     22,380,687     16.31        9.77        558      109,709       80.2       49
10.00% - 10.49%       135     13,858,807     10.10       10.24        546      102,658       83.4       47
10.50% - 10.99%       194     19,820,206     14.45       10.75        555      102,166       84.4       42
11.00% - 11.49%        93     10,029,451      7.31       11.21        548      107,844       86.1       42
11.50% - 11.99%        99      9,923,369      7.23       11.72        542      100,236       84.0       40
12.00% - 12.49%        31      3,068,710      2.24       12.22        549       98,991       85.9       41
12.50% - 12.99%        20      1,732,569      1.26       12.75        544       86,628       85.5       42
13.00% - 13.49%         5        374,572      0.27       13.23        494       74,914       57.0       86
13.50% - 13.99%         2         82,744      0.06       13.63        556       41,372       70.2       37
------------------------------------------------------------------------------------------------------------
Total               1,455   $137,192,688    100.00%       9.26%       571      $94,291       80.7%      52
============================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PERIODIC CAP

                      NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                        OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
                     MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
 PERIODIC CAP          LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------      --------    -----------   ---------  --------  --------   ---------    --------  --------
0.00%                      6       $346,231        0.25%     9.80%     619      $57,705       60.5%      119
1.00%                    815     88,042,203       64.17      9.82      556      108,027       81.6        49
1.50%                    176     18,560,595       13.53      9.85      557      105,458       80.6        51
2.00%                    390     23,431,604       17.08      6.33      646       60,081       76.7        70
3.00%                     65      6,298,441        4.59     10.62      528       96,899       83.7        34
5.00% & Above              3        513,616        0.37      8.21      656      171,205       75.0        28
---------------------------------------------------------------------------------------------------------------
Total                  1,455    $137,192,688     100.00%     9.26%     571      $94,291       80.7%       52
===============================================================================================================

                      DISTRIBUTION BY RATE RESET FREQUENCY

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
   RATE RESET          MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
   FREQUENCY             LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------        --------    -----------   ---------  --------  --------   ---------    --------  --------
Monthly                      2       $188,152       0.14%      8.92%      668      $94,076       53.8%     143
Semi-annually            1,079    115,475,826      84.17       9.87       555      107,021       81.4       49
Yearly                     368     21,211,220      15.46       5.92       656       57,639       77.1       69
24 Months & Above            6        317,490       0.23      11.63       607       52,915       69.9      130
----------------------------------------------------------------------------------------------------------------
Total                    1,455   $137,192,688     100.00%      9.26%      571      $94,291       80.7%      52
================================================================================================================

                      DISTRIBUTION BY MONTHS TO RATE RESET

                   NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                     OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
   MONTHS TO      MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
  RATE RESET        LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------   --------    -----------   ---------  --------  --------   ---------    --------  --------
1 - 3 Months        621      $61,800,646     45.05%       9.56%     565       $99,518       80.9%      50
4 - 6 Months        581       60,154,434     43.85        9.58      560       103,536       80.7       52
7 - 12 Months       242       14,184,943     10.34        6.55      636        58,615       80.0       62
13 - 24 Months        4          234,904      0.17       10.29      559        58,726       88.6       28
25 - 48 Months        6          462,124      0.34       10.90      609        77,021       51.2      110
49 - 60 Months        1          355,637      0.26        8.38      645       355,637       76.8       33
----------------------------------------------------------------------------------------------------------------
Total              1,455    $137,192,688    100.00%       9.26%     571       $94,291       80.7%      52
================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     DISTRIBUTION BY GROSS LIFE MAXIMUM RATE

                     NUMBER     AGGREGATE                WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                       OF       PRINCIPAL    AGGREGATE   AVERAGE     AVERAGE    AVERAGE      AVERAGE   AVERAGE
  GROSS LIFE        MORTGAGE     BALANCE     PRINCIPAL    GROSS        FICO    PRINCIPAL     CURRENT   LOAN AGE
 MAXIMUM RATE         LOANS    OUTSTANDING    BALANCE     COUPON      SCORE     BALANCE        LTV     (MONTHS)
---------------     --------   -----------   ---------   --------    --------   ---------    --------  --------
9.50% - 9.99%            4       $330,272      0.24%        3.17%       719      $82,568       66.3%       47
10.00% - 10.49%         10        785,391      0.57         2.64        682       78,539       64.2        48
10.50% - 10.99%         14      1,070,166      0.78         3.53        687       76,440       83.1        52
11.00% - 11.49%         37      1,927,188      1.40         3.22        705       52,086       80.1        50
11.50% - 11.99%         51      2,620,573      1.91         3.90        696       51,384       85.0        50
12.00% - 12.49%         31      1,470,464      1.07         4.88        687       47,434       79.9        60
12.50% - 12.99%         49      2,875,520      2.10         6.10        634       58,684       81.5        68
13.00% - 13.49%         36      2,404,546      1.75         7.25        647       66,793       76.2        70
13.50% - 13.99%         35      1,989,467      1.45         7.38        637       56,842       74.3        69
14.00% - 14.49%         50      4,127,053      3.01         7.49        594       82,541       74.7        77
14.50% - 14.99%         88      9,052,420      6.60         8.08        574      102,868       74.1        64
15.00% - 15.49%         86      8,622,020      6.28         8.31        568      100,256       75.1        67
15.50% - 15.99%        172     20,040,713     14.61         9.10        561      116,516       80.0        55
16.00% - 16.99%        325     33,842,877     24.67         9.80        553      104,132       81.5        50
17.00% - 17.99%        292     29,716,130     21.66        10.51        559      101,768       84.4        44
18.00% - 18.99%        128     12,586,285      9.17        11.47        547       98,330       83.6        40
19.00% & Above          47      3,731,604      2.72        11.62        529       79,396       79.5        46
---------------------------------------------------------------------------------------------------------------
Total                1,455   $137,192,688    100.00%        9.26%       571      $94,291       80.7%       52
===============================================================================================================

                          DISTRIBUTION BY GROSS MARGIN

                    NUMBER      AGGREGATE                WEIGHTED   WEIGHTED                WEIGHTED  WEIGHTED
                      OF        PRINCIPAL    AGGREGATE   AVERAGE    AVERAGE     AVERAGE     AVERAGE   AVERAGE
                   MORTGAGE      BALANCE     PRINCIPAL    GROSS       FICO     PRINCIPAL    CURRENT   LOAN AGE
  GROSS MARGIN       LOANS     OUTSTANDING    BALANCE     COUPON     SCORE      BALANCE       LTV     (MONTHS)
----------------   --------    -----------   ---------   --------   --------   ---------    --------  --------
Less than 1.00%        67      $4,216,208      3.07%        3.26%      689      $62,928        76.7%     52
1.00% - 1.49%          40       1,929,119      1.41         3.62       701       48,228        84.4      51
1.50% - 1.99%          32       1,459,213      1.06         4.05       701       45,600        84.8      51
2.00% - 2.49%          30       1,591,352      1.16         4.72       678       53,045        80.1      58
2.50% - 2.99%          34       3,026,016      2.21         5.92       623       89,000        78.6      67
3.00% - 3.49%          35       3,054,226      2.23         6.35       604       87,264        74.6      79
3.50% - 3.99%          38       3,056,303      2.23         6.96       600       80,429        71.9      73
4.00% - 4.49%          60       4,870,505      3.55         7.36       599       81,175        77.4      75
4.50% - 4.99%         102       8,495,601      6.19         7.95       586       83,290        72.1      78
5.00% - 5.49%         107      11,922,342      8.69         8.98       555      111,424        77.9      60
5.50% - 5.99%         183      18,883,741     13.76         9.49       560      103,190        81.9      51
6.00% - 6.49%         208      21,182,872     15.44        10.03       561      101,841        82.4      50
6.50% - 6.99%         260      27,102,183     19.75        10.40       551      104,239        81.9      43
7.00% - 7.49%         150      15,536,619     11.32        10.94       545      103,577        84.0      41
7.50% - 7.99%          77       7,520,872      5.48        11.12       544       97,674        82.0      45
8.00% - 8.49%          21       2,198,438      1.60        11.68       567      104,688        86.5      36
8.50% & Above          11       1,147,081      0.84        12.43       550      104,280        89.0      41
----------------------------------------------------------------------------------------------------------------
Total               1,455    $137,192,688    100.00%        9.26%      571      $94,291        80.7%     52
================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY CURRENT PRODUCT TYPE

                        NUMBER    AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF      PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
   CURRENT             MORTGAGE    BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
 PRODUCT TYPE            LOANS   OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------        --------  -----------   ---------  --------   --------   ---------   --------  --------
1-Year CMT                361    $20,812,220     15.17%      5.89%      657      $57,652      78.0%      67
2/28 LIBOR                  7        950,186      0.69      10.40       515      135,741      86.0       22
3/27 LIBOR                 98     10,141,983      7.39      10.85       540      103,490      84.6       32
6-Month CMT               161     18,453,469     13.45       8.02       578      114,618      72.8       82
6-Month LIBOR             799     84,206,923     61.38      10.15       552      105,390      82.9       44
Other ARMS                 29      2,627,908      1.92       9.50       580       90,618      66.4       91
----------------------------------------------------------------------------------------------------------------
Total                   1,455   $137,192,688    100.00%      9.26%      571      $94,291      80.7%      52
================================================================================================================

(1) 84.4% of the Mortgage Loans in the 6-Month LIBOR ARM category were originally in the 2/28 LIBOR ARM or 3/27 LIBOR ARM categories.

(2) All of the Mortgage Loans in the 2/28 LIBOR ARM and 3/27 LIBOR ARM categories adjust using 6-month LIBOR.

                        DISTRIBUTION BY AMORTIZATION TYPE

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
 AMORTIZATION          MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
     TYPE                LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------        --------    -----------   ---------  --------  --------   ---------    --------  --------
15 Year Amortization       33      $1,315,834       0.96%     8.02%      625       $39,874      54.6%       81
15 Year Balloon            85       8,069,021       5.88      7.68       598        94,930      67.4       101
30 Year Amortization    1,337     127,807,833      93.16      9.37       568        95,593      81.8        49
----------------------------------------------------------------------------------------------------------------
Total                   1,455    $137,192,688     100.00%     9.26%      571       $94,291      80.7%       52
================================================================================================================

                            DISTRIBUTION BY ZIP CODES

                  NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED   WEIGHTED
                    OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE    AVERAGE
                 MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO     PRINCIPAL    CURRENT   LOAN AGE
   ZIP CODE        LOANS     OUTSTANDING    BALANCE    COUPON     SCORE      BALANCE       LTV     (MONTHS)
---------------  --------    -----------   ---------  --------   --------   ---------   --------   --------
84109                  2        $514,752      0.38%      9.71%     518      $257,376      84.9%       52
76063                  2         503,879      0.37      10.74      546       251,940      88.3        40
90043                  3         503,234      0.37       9.48      580       167,745      73.3        51
08889                  1         429,844      0.31       9.50      555       429,844      82.7        59
90008                  2         419,390      0.31      10.16      610       209,695      76.0        70
28358                  2         416,991      0.30       9.53      522       208,496      59.1        55
60643                  5         407,220      0.30       9.35      572        81,444      79.1        51
27587                  2         404,029      0.29      10.43      540       202,015      88.0        41
30083                  3         379,213      0.28      11.43      531       126,404      81.7        40
95020                  2         374,982      0.27      10.43      510       187,491      78.0        64
All Others         1,431     132,839,154     96.83       9.23      571        92,830      80.7        52
------------------------------------------------------------------------------------------------------------
Total              1,455    $137,192,688    100.00%      9.26%     571       $94,291      80.7%       52
============================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY STATE

                        NUMBER    AGGREGATE                WEIGHTED     WEIGHTED               WEIGHTED  WEIGHTED
                          OF      PRINCIPAL    AGGREGATE   AVERAGE      AVERAGE    AVERAGE     AVERAGE   AVERAGE
                       MORTGAGE    BALANCE     PRINCIPAL    GROSS         FICO    PRINCIPAL    CURRENT   LOAN AGE
       STATE             LOANS   OUTSTANDING    BALANCE     COUPON       SCORE     BALANCE       LTV     (MONTHS)
-------------------    --------  -----------   ---------   --------     --------   ---------   --------  --------
Southern California       127    $15,938,082      11.62%       8.87%       579     $125,497       77.1%      67
Florida                   177     12,750,409       9.29        8.31        592       72,036       83.5       46
Texas                     132     11,560,820       8.43       10.14        561       87,582       84.0       45
North Carolina             97      8,251,965       6.01        9.14        578       85,072       83.6       45
Northern California        62      7,649,028       5.58        9.09        584      123,371       70.3       74
Illinois                   68      7,504,692       5.47        9.75        538      110,363       80.1       49
Georgia                    82      6,739,323       4.91        9.32        577       82,187       82.9       52
Michigan                   57      5,627,912       4.10       10.11        550       98,735       80.7       48
Ohio                       62      5,253,036       3.83        9.93        549       84,726       83.3       41
Washington                 37      4,432,162       3.23        9.79        582      119,788       78.4       48
All Others                554     51,485,260      37.53        9.17        569       92,934       81.1       52
-----------------------------------------------------------------------------------------------------------------
Total                   1,455   $137,192,688     100.00%       9.26%       571       $94,291      80.7%      52
=================================================================================================================

(1) All Mortgage Loans in California zip codes less than 93601 are included in the Southern California category. The remaining California zip codes are included in the Northern California category.

(2) Includes states with less than 3% concentration by principal balance.

                   DISTRIBUTION BY CURRENT LOAN TO VALUE RATIO

                      NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                        OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
 CURRENT LOAN        MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
TO VALUE RATIO         LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------      --------    -----------   ---------  --------  --------   ---------    --------  --------
Below 50.00%             60      $3,833,746       2.79%      8.21%     605      $63,896        35.9%     88
50.01% - 60.00%          52       4,528,253       3.30       8.44      582       87,082        55.4      82
60.01% - 70.00%         137      11,837,273       8.63       9.19      576       86,403        66.2      70
70.01% - 80.00%         448      44,286,206      32.28       9.03      565       98,853        76.1      52
80.01% - 85.00%         215      19,800,033      14.43       9.24      571       92,093        83.1      48
85.01% - 90.00%         269      26,294,236      19.17       9.47      566       97,748        87.8      48
90.01% - 95.00%         126      10,597,857       7.72       8.50      586       84,110        92.9      44
95.01% - 100.00%        138      14,789,311      10.78      10.71      568      107,169        98.2      40
100.01% - 125.00%         9       1,101,774       0.80       8.93      577      122,419       112.4      50
Unknown                   1         124,000       0.09      12.50      551      124,000        N/A      138
----------------------------------------------------------------------------------------------------------------
Total                 1,455    $137,192,688     100.00%      9.26%     571      $94,291        80.7%     52
================================================================================================================

                        DISTRIBUTION BY OCCUPANCY STATUS

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
  OCCUPANCY            MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
   STATUS                LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------        --------    -----------   ---------  --------  --------   ---------    --------  --------
Owner Occupied          1,420    $134,118,376     97.76%       9.24%     571      $94,450       80.9%      53
Non-Owner Occupied         35       3,074,312      2.24       10.00      555       87,837       69.4       50
----------------------------------------------------------------------------------------------------------------
Total                   1,455    $137,192,688    100.00%       9.26%     571      $94,291       80.7%      52
================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PROPERTY TYPE

                        NUMBER      AGGREGATE                WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE   AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
                       MORTGAGE      BALANCE     PRINCIPAL    GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
 PROPERTY TYPE           LOANS     OUTSTANDING    BALANCE     COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------        --------    -----------   ---------   --------  --------   ---------    --------  --------
Single Family            1,074    $115,188,145      83.96%      9.71%      557     $107,252       80.6%      53
Manufactured               296      14,128,066      10.30       5.12       685       47,730       82.3       51
Condominium                 38       3,457,954       2.52      10.39       547       90,999       80.7       43
2-4 Family                  34       3,348,735       2.44       9.72       574       98,492       75.0       60
Townhouse                   13       1,069,788       0.78      10.28       551       82,291       87.9       44
-----------------------------------------------------------------------------------------------------------------
Total                    1,455    $137,192,688     100.00%      9.26%      571      $94,291       80.7%      52
=================================================================================================================

                       DISTRIBUTION BY CREDIT SCORE (FICO)

                   NUMBER      AGGREGATE                WEIGHTED    WEIGHTED               WEIGHTED  WEIGHTED
                     OF        PRINCIPAL    AGGREGATE   AVERAGE     AVERAGE    AVERAGE     AVERAGE   AVERAGE
 CREDIT SCORE     MORTGAGE      BALANCE     PRINCIPAL    GROSS        FICO    PRINCIPAL    CURRENT   LOAN AGE
  (FICO) (1)        LOANS     OUTSTANDING    BALANCE     COUPON      SCORE     BALANCE       LTV     (MONTHS)
---------------   --------    -----------   ---------   --------   --------   ---------    --------  --------
400 - 479             73      $6,981,216        5.09%     10.20%      467       $95,633       82.5%     43
480 - 499            123      12,733,451        9.28      10.10       490       103,524       82.0      46
500 - 519            163      17,392,800       12.68      10.11       510       106,704       82.5      45
520 - 539            151      16,491,096       12.02       9.64       530       109,213       81.8      50
540 - 559            157      16,657,403       12.14       9.84       550       106,098       79.9      53
560 - 579            118      11,691,069        8.52       9.68       569        99,077       79.4      53
580 - 599            129      13,048,657        9.51       9.31       589       101,152       79.1      59
600 - 619             90       9,214,854        6.72       9.66       609       102,387       81.5      56
620 - 639             91       9,288,202        6.77       9.09       629       102,068       79.5      60
640 - 659             75       6,682,713        4.87       8.08       649        89,103       79.0      58
660 - 679             50       4,119,896        3.00       8.41       670        82,398       79.4      57
680 - 699             56       3,435,652        2.50       5.76       691        61,351       81.3      56
700 - 719             38       2,365,396        1.72       5.11       709        62,247       80.0      58
720 - 739             39       2,268,570        1.65       6.32       728        58,168       78.6      62
740 & Above           85       3,357,860        2.45       4.76       767        39,504       80.9      52
Unknown               17       1,463,853        1.07       8.73       N/A        86,109       73.4      65
----------------------------------------------------------------------------------------------------------------
Total              1,455    $137,192,688      100.00%      9.26%      571       $94,291       80.7%     52
================================================================================================================

(1) The FICO scores for 90.8% of the Mortgage Loans were obtained in August 2002, 9.2% were obtained in June 2002.

                   DISTRIBUTION BY ORIGINAL MONTHS TO MATURITY

                    NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                      OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
ORIGINAL MONTHS    MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
  TO MATURITY        LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------    --------    -----------   ---------  --------  --------   ---------    --------  --------
0 - 120 Months           3        $23,954       0.02%      4.73%      688       $7,985       41.2%      54
121 - 180 Months       112      9,169,699       6.68       7.73       603       81,872       65.5       99
181 - 240 Months        34        974,691       0.71       5.67       702       28,667       79.2       61
241 - 300 Monhts        13        580,009       0.42       5.03       653       44,616       73.7       53
301 - 360 Months     1,293    126,444,335      92.17       9.42       567       97,791       81.8       49
------------------------------------------------------------------------------------------------------------
Total                1,455   $137,192,688     100.00%      9.26%      571      $94,291       80.7%      52
============================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                     NUMBER     AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                       OF       PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
REMAINING MONTHS    MORTGAGE     BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
  TO MATURITY         LOANS    OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
----------------    --------   -----------   ---------  --------  --------   ---------    --------  --------
1 - 24 Months            2         $2,735      0.00%      8.40%      675       $1,368        12.5%     106
25 - 36 Months           7        246,222      0.18      12.57       586       35,175        32.4      154
37 - 48 Months           2        257,771      0.19      10.29       620      128,885        64.8      135
49 - 60 Months           8        506,353      0.37       7.04       583       63,294        63.0      123
61 - 72 Months          22      1,840,235      1.34       7.61       596       83,647        62.2      112
73 - 84 Months          33      3,408,851      2.48       7.62       604      103,299        68.1      101
85 - 96 Months          17      1,466,982      1.07       7.62       622       86,293        61.7       90
97 - 108 Months          7        493,962      0.36       6.56       550       70,566        69.1       88
109 - 120 Months         8        602,842      0.44       7.78       607       75,355        71.3       65
121 - 180 Months        25        922,868      0.67       7.07       636       36,915        73.0       85
181 - 240 Months        29        995,873      0.73       5.89       680       34,340        70.2       81
241 - 300 Months       211     21,196,622     15.45       8.42       582      100,458        75.0       78
301 - 360 Months     1,084    105,251,374     76.72       9.60       564       97,095        83.3       43
-------------------------------------------------------------------------------------------------------------
Total                1,455   $137,192,688    100.00%      9.26%      571      $94,291        80.7%      52
=============================================================================================================

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                        NUMBER     AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF       PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
    CURRENT            MORTGAGE     BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
PRINCIPAL BALANCE        LOANS    OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
-----------------      --------   -----------   ---------  --------  --------   ---------    --------  --------
$0 - $25,000               41       $750,330        0.55%    6.40%      721       $18,301      71.3%      62
$25,001 - $50,000         187      7,225,277        5.27     6.56       664        38,638      80.3       56
$50,001 - $75,000         413     25,748,704       18.77     8.89       576        62,346      78.2       55
$75,001 - $100,000        315     27,149,645       19.79     9.35       565        86,189      79.2       54
$100,001 - $150,000       311     37,509,684       27.34     9.54       562       120,610      80.9       52
$150,001 - $200,000       113     19,402,211       14.14     9.78       563       171,701      83.1       50
$200,001 - $250,000        37      8,152,620        5.94     9.79       549       220,341      86.2       48
$250,001 - $300,000        25      6,842,367        4.99     9.65       554       273,695      82.5       45
$300,001 - $450,000        13      4,411,850        3.22     9.43       560       339,373      80.8       56
----------------------------------------------------------------------------------------------------------------
Total                   1,455   $137,192,688      100.00%    9.26%      571       $94,291      80.7%      52
================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                    THE GROUP II - FIXED-RATE MORTGAGE LOANS

Scheduled Principal Balance:                                       $119,949,100
Number of Mortgage Loans:                                                 1,351
Average Scheduled Principal Balance:                                    $88,785
Weighted Average Gross Coupon:                                           10.43%
Weighted Average Net Coupon:                                              9.93%
Weighted Average Credit Score (FICO) (1):                                   567
Weighted Average Current LTV Ratio:                                       78.8%
Weighted Average Stated Remaining Term (months):                            230
Weighted Average Seasoning (months):                                         53

(1) The FICO scores for 99.9% of the Mortgage Loans were obtained in August 2002, 0.1% were obtained in June 2002.

                          DISTRIBUTION BY GROSS COUPON

                     NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                       OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
                    MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
 GROSS COUPON         LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------     --------    -----------   ---------  --------   --------   ---------   --------  --------
Below 5.00%               3        $130,176       0.11%     3.85%      695      $43,392       83.7%     52
5.50% - 5.99%             1          84,815       0.07      6.00       509       84,815       73.0      54
6.00% - 6.49%             1          50,001       0.04      6.34       756       50,001       51.6      82
6.50% - 6.99%             5         822,758       0.69      6.67       693      164,552       62.2      23
7.00% - 7.49%             5         260,133       0.22      7.21       630       52,027       66.7      47
7.50% - 7.99%            24       2,367,522       1.97      7.84       609       98,647       61.7      58
8.00% - 8.49%            33       3,004,863       2.51      8.23       583       91,056       66.3      59
8.50% - 8.99%           129      11,921,659       9.94      8.79       591       92,416       71.6      60
9.00% - 9.49%            76       8,240,610       6.87      9.28       554      108,429       73.0      56
9.50% - 9.99%           212      20,855,708      17.39      9.79       572       98,376       80.3      57
10.00% - 10.49%         152      14,008,732      11.68     10.27       564       92,163       79.5      52
10.50% - 10.99%         266      23,048,402      19.22     10.78       560       86,648       82.8      52
11.00% - 11.49%         112       9,345,990       7.79     11.25       556       83,446       84.0      47
11.50% - 11.99%         164      13,788,801      11.50     11.76       557       84,078       82.1      50
12.00% - 12.49%          58       4,644,324       3.87     12.26       553       80,075       84.1      46
12.50% - 12.99%          61       4,707,426       3.92     12.78       556       77,171       78.8      53
13.00% - 13.49%          17       1,073,351       0.89     13.19       575       63,138       74.9      47
13.50% - 13.99%          15         676,533       0.56     13.77       536       45,102       64.8      70
14.00% & Above           17         917,296       0.76     14.66       533       53,959       76.7      53
--------------------------------------------------------------------------------------------------------------
Total                 1,351    $119,949,100     100.00%    10.43%      567      $88,785       78.8%     53
==============================================================================================================

                        DISTRIBUTION BY AMORTIZATION TYPE

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED              WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE    AVERAGE   AVERAGE
    AMORTIZATION       MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL   CURRENT   LOAN AGE
        TYPE             LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE      LTV     (MONTHS)
--------------------   --------    -----------   ---------  --------  --------   ---------   --------  --------
10 Year Balloon             5       $522,105        0.44%     10.90%     524      $104,421     77.3%       40
15 Year Amortization      198     11,627,674        9.69       9.93      581        58,726     60.7        60
15 Year Balloon           349     32,995,390       27.51      10.57      569        94,543     78.6        56
30 Year Amortization      799     74,803,932       62.36      10.44      564        93,622     81.8        51
----------------------------------------------------------------------------------------------------------------
Total                   1,351   $119,949,100      100.00%     10.43%     567       $88,785     78.8%       53
================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                            DISTRIBUTION BY ZIP CODES

                    NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                      OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
                   MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
  ZIP CODE           LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
------------       --------    -----------   ---------  --------  --------   ---------    --------  --------
11234                   4         $622,750       0.52%     10.43%     643     $155,687       61.7%      68
92592                   2          498,561       0.42       8.82      528      249,280       84.7       53
10466                   3          471,953       0.39      10.19      665      157,318       81.8       67
94127                   2          393,437       0.33      10.64      660      196,719       79.2       77
90047                   4          392,129       0.33       9.10      537       98,032       74.7       81
77479                   3          385,484       0.32      11.09      569      128,495       82.7       47
72703                   1          366,833       0.31       6.75      646      366,833       53.6       14
33705                   4          352,738       0.29      10.48      508       88,184       86.9       41
11413                   2          351,465       0.29       9.84      524      175,733       75.1       42
38654                   2          340,711       0.28      10.72      571      170,356       93.4       50
All Others          1,324      115,773,040      96.52      10.45      566       87,442       78.9       53
-------------------------------------------------------------------------------------------------------------
TOTAL               1,351     $119,949,100     100.00%     10.43%     567      $88,785       78.8%      53
=============================================================================================================

                              DISTRIBUTION BY STATE

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
                       MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
       STATE             LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
-------------------    --------    -----------   ---------  --------  --------   ---------    --------  --------
New York                  149      $15,711,100      13.10%    10.25%     600       $105,444      73.3%      63
Florida                   132       11,664,692       9.72     10.60      551         88,369      83.5       47
Southern California        79        9,345,952       7.79      9.75      561        118,303      78.6       60
North Carolina             99        7,818,352       6.52     10.74      557         78,973      84.9       47
Georgia                    65        5,720,407       4.77     10.85      560         88,006      81.9       46
Northern California        50        5,700,315       4.75     10.15      582        114,006      75.3       63
New Jersey                 59        5,340,224       4.45     10.38      580         90,512      69.2       69
Texas                      61        4,842,505       4.04     10.85      555         79,385      82.9       51
Ohio                       55        4,317,952       3.60     10.65      544         78,508      84.1       43
Illinois                   41        4,149,494       3.46      9.84      571        101,207      80.5       51
Pennsylvania               59        4,074,392       3.40     10.42      541         69,057      73.7       60
All Others                502       41,263,716      34.40     10.51      566         82,199      79.2       50
----------------------------------------------------------------------------------------------------------------
Total                   1,351     $119,949,100     100.00%    10.43%     567        $88,785      78.8%      53
================================================================================================================

(1) All Mortgage Loans in California zip codes less than 93601 are included in the Southern California category. The remaining Mortgage Loans in California zip codes are included in the Northern California category.

(2) Includes states with less than 3% concentration by principal balance.

                   DISTRIBUTION BY CURRENT LOAN TO VALUE RATIO

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
  CURRENT LOAN         MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
 TO VALUE RATIO          LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
----------------       --------    -----------   ---------  --------  --------   ---------    --------  --------
Below 50.00%              91      $5,112,818        4.26%       9.93%     605     $56,185       37.0%      67
50.01% - 60.00%           82       6,020,746        5.02        9.81      590      73,424       55.4       70
60.01% - 70.00%          176      14,087,722       11.74       10.20      570      80,044       65.6       60
70.01% - 80.00%          412      38,055,940       31.73       10.19      570      92,369       76.0       54
80.01% - 85.00%          172      15,971,115       13.31       10.58      563      92,855       82.9       50
85.01% - 90.00%          196      18,023,649       15.03       10.70      551      91,957       87.9       47
90.01% - 95.00%           70       6,239,880        5.20       10.83      554      89,141       92.9       48
95.01% - 100.00%         134      14,710,542       12.26       11.01      566     109,780       97.8       46
100.01% - 125.00%         18       1,726,688        1.44       10.51      549      95,927      109.0       52
----------------------------------------------------------------------------------------------------------------
Total                  1,351    $119,949,100      100.00%      10.43%     567     $88,785       78.8%      53
================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        DISTRIBUTION BY OCCUPANCY STATUS

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
  OCCUPANCY            MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
   STATUS                LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------        --------    -----------   ---------  --------  --------   ---------    --------  --------
Owner Occupied          1,302     $116,180,608      96.86%    10.44%     567      $89,232       79.1%      53
Non-Owner Occupied         49        3,768,492       3.14     10.11      570       76,908       71.4       51
----------------------------------------------------------------------------------------------------------------
Total                   1,351     $119,949,100     100.00%    10.43%     567      $88,785       78.8%      53
================================================================================================================

                          DISTRIBUTION BY PROPERTY TYPE

                        NUMBER     AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                          OF       PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
                       MORTGAGE     BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
 PROPERTY TYPE           LOANS    OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------        --------   -----------   ---------  --------  --------   ---------    --------  --------
Single Family            1,182   $104,211,354       86.88%   10.41%     565       $88,165       79.0%      53
2-4 Family                  90      9,758,557        8.14    10.35      588       108,428       76.4       60
Condominium                 42      3,605,154        3.01    10.91      564        85,837       81.0       47
Manufactured                29      1,684,257        1.40    10.70      563        58,078       77.3       44
Townhouse                    8        689,778        0.58    10.78      550        86,222       84.5       46
----------------------------------------------------------------------------------------------------------------
Total                    1,351   $119,949,100      100.00%   10.43%     567       $88,785       78.8%      53
================================================================================================================

                       DISTRIBUTION BY CREDIT SCORE (FICO)

                      NUMBER     AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                        OF       PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
 CREDIT SCORE        MORTGAGE     BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
  (FICO) (1)           LOANS    OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------      --------   -----------   ---------  --------  --------   ---------    --------  --------
400 - 479               84      $6,319,592        5.27%    11.05%      462      $75,233      80.0%       47
480 - 499              107       9,558,011        7.97     10.72       490       89,327      81.7        49
500 - 519              161      13,663,050       11.39     10.51       509       84,864      81.0        50
520 - 539              184      15,071,012       12.56     10.56       530       81,908      80.2        51
540 - 559              169      15,664,499       13.06     10.49       550       92,689      79.7        55
560 - 579              136      12,358,605       10.30     10.38       569       90,872      79.4        53
580 - 599              117      10,678,828        8.90     10.34       589       91,272      79.0        54
600 - 619               96       9,168,359        7.64     10.70       609       95,504      82.6        52
620 - 639               86       7,494,272        6.25     10.18       629       87,143      76.3        58
640 - 659               56       5,894,985        4.91     10.00       650      105,268      72.9        56
660 - 679               52       4,857,893        4.05     10.04       668       93,421      70.1        60
680 - 699               29       2,729,023        2.28     10.31       688       94,104      76.4        63
700 - 719               14       1,219,688        1.02      9.41       705       87,121      73.8        50
720 - 739                9       1,023,171        0.85      8.84       732      113,686      77.0        49
740 & Above             14       1,230,778        1.03      8.89       767       87,913      60.4        68
Unknown                 37       3,017,334        2.52     10.30      N/A        81,550      75.4        62
----------------------------------------------------------------------------------------------------------------
Total                1,351    $119,949,100      100.00%    10.43%      567      $88,785      78.8%       53
================================================================================================================

(1) The FICO scores for 99.9% of the Mortgage Loans were obtained in August 2002, 0.1% were obtained in June 2002.

                   DISTRIBUTION BY ORIGINAL MONTHS TO MATURITY

                     NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
                       OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
 ORIGINAL MONTHS    MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
   TO MATURITY        LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
-----------------   --------    -----------   ---------  --------  --------   ---------    --------  --------
0 - 120 Months          23      $1,495,754        1.25%     9.68%      581     $65,033       59.1%      42
121 - 180 Months       520      42,829,655       35.71     10.42       571      82,365       74.4       58
181 - 240 Months        97       7,644,706        6.37     10.50       570      78,811       75.7       59
241 - 300 Months        29       2,114,488        1.76     11.29       525      72,913       79.9       59
301 - 360 Months       682      65,864,496       54.91     10.41       564      96,576       82.5       50
----------------------------------------------------------------------------------------------------------------
Total                1,351    $119,949,100      100.00%    10.43%      567     $88,785       78.8%      53
================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED               WEIGHTED  WEIGHTED
  REMAINING               OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
  MONTHS TO            MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL    CURRENT   LOAN AGE
   MATURITY              LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE       LTV     (MONTHS)
---------------        --------    -----------   ---------  --------  --------   ---------    --------  --------
1 - 24 Months              3         $48,908        0.04%     12.04%     589       $16,303      21.4%     100
25 - 36 Months             3          89,221        0.07      10.54      696        29,740      12.8       99
37 - 48 Months             5         208,884        0.17      11.84      586        41,777      52.1      106
49 - 60 Months             2          99,171        0.08      11.31      641        49,586      46.7      121
61 - 72 Months            14         680,484        0.57      10.21      558        48,606      55.6       77
73 - 84 Months            17       1,243,827        1.04      11.13      555        73,166      64.9       77
85 - 96 Months            43       3,505,855        2.92      10.26      615        81,532      62.4       88
97 - 108 Months           67       6,419,343        5.35       9.61      600        95,811      64.9       74
109 - 120 Months          91       7,567,092        6.31      10.02      576        83,155      73.6       65
121 - 180 Months         340      27,499,652       22.93      10.73      559        80,881      78.6       47
181 - 240 Months          71       6,042,624        5.04      10.21      562        85,107      77.5       57
241 - 300 Months         102       9,768,783        8.14      10.39      582        95,772      77.2       70
301 - 360 Months         593      56,775,256       47.33      10.45      561        95,742      83.6       46
----------------------------------------------------------------------------------------------------------------
Total                  1,351    $119,949,100      100.00%     10.43%     567       $88,785      78.8%      53
================================================================================================================

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                        NUMBER      AGGREGATE               WEIGHTED   WEIGHTED              WEIGHTED  WEIGHTED
                          OF        PRINCIPAL    AGGREGATE  AVERAGE    AVERAGE    AVERAGE    AVERAGE   AVERAGE
    CURRENT            MORTGAGE      BALANCE     PRINCIPAL   GROSS       FICO    PRINCIPAL   CURRENT   LOAN AGE
PRINCIPAL BALANCE        LOANS     OUTSTANDING    BALANCE    COUPON     SCORE     BALANCE      LTV     (MONTHS)
-----------------      --------    -----------   ---------  --------  --------   ---------   --------  --------
$0 - $25,000              25        $433,836        0.36%     11.93%     529      $17,353      49.3%      59
$25,001 - $50,000        152       6,388,311        5.33      10.73      564       42,028      65.2       55
$50,001 - $75,000        499      30,959,683       25.81      10.62      560       62,043      76.8       54
$75,001 - $100,000       266      23,001,452       19.18      10.42      564       86,472      79.9       54
$100,001 - $150,000      285      34,399,309       28.68      10.47      569      120,699      81.8       53
$150,001 - $200,000       75      12,448,887       10.38      10.24      559      165,985      81.8       51
$200,001 - $250,000       28       6,224,408        5.19      10.13      579      222,300      80.2       54
$250,001 - $300,000       15       4,132,340        3.45       9.58      611      275,489      79.1       48
$300,001 - $450,000        6       1,960,874        1.63       9.34      599      326,812      74.2       51
----------------------------------------------------------------------------------------------------------------
Total                  1,351    $119,949,100      100.00%     10.43%     567      $88,785      78.8%      53
================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

       Except in certain limited circumstances, the globally offered GSRPM Mortgage Loan Trust 2003-1, Mortgage Pass-Through Certificates, Series 2003-1 (the "GLOBAL SECURITIES"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

       Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

       Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

       Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as participants.

       Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

       Initial Settlement for the Global Securities will be in immediately available funds.

       Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

       Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

       Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

       Trading Between DTC Participants. Secondary market trading between participants (other than Euroclear Bank and Clearstream Banking International as depositories for Euroclear and Clearstream, Luxembourg respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

       Trading Between Euroclear Participants and/or Clearstream, Luxembourg Customers. Secondary market trading between Euroclear participants and/or Clearstream, Luxembourg customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.

       Trading Between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a participant (other than Euroclear Bank and Clearstream Banking International as depositories for Euroclear and Clearstream, Luxembourg, respectively) to the account of a Euroclear participant or a Clearstream, Luxembourg customer, the purchaser must send instructions to Clearstream, Luxembourg at least one business day before settlement. Euroclear or Clearstream, Luxembourg, as the case may be, will instruct Euroclear Bank or Clearstream Banking International, respectively, to receive the Global Securities against payment. Payment will then be made by Euroclear Bank or Clearstream Banking International, as the case may be, to the participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participants' or Clearstream, Luxembourg customers' accounts. Credit for the Global Securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the certificates will accrue from the value date (which would be the preceding day when settlement occurs in New York).If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debit will be valued instead as of the actual settlement date.

       Euroclear participants and Clearstream, Luxembourg customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one-day later.

       As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants/customers can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg customers purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's/customer's particular cost of funds.

       Because the settlement is taking place during New York business hours, participants can employ their usual procedures for sending Global Securities to Euroclear Bank or Clearstream Banking International for the benefit of Euroclear participants or Clearstream, Luxembourg customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the participant, a cross-market transaction will settle no differently from a trade between two participants.

       Trading Between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg customers may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Bank or Clearstream Banking International, to another participant. The seller must send instructions to Clearstream, Luxembourg at least one business day before settlement. In these cases, Euroclear or Clearstream, Luxembourg will instruct Euroclear Bank or Clearstream Banking International, as appropriate, to credit the Global Securities to the participant's account against payment. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg customer the following business day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg customers' account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York).If the Euroclear participant or Clearstream, Luxembourg customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg customer's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

       A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including "ORIGINAL ISSUE DISCOUNT") on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

       Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

       Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

       Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

       U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

       The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or
(iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   PROSPECTUS

                                 $23,984,000,000

                          MORTGAGE-BACKED CERTIFICATES
                              MORTGAGE-BACKED NOTES
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

       GS Mortgage Securities Corp. may, through one or more trusts, offer to sell mortgage-backed certificates and mortgage-backed notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing, and

o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

       AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

       Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

       Offers of the notes or certificates, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.
                The date of this Prospectus is December 23, 2002.

                                TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
PROSPECTUS SUPPLEMENT..........................................................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................1
RISK FACTORS...................................................................................................2
   You May Have Difficulty Selling The Securities..............................................................2
   Book-Entry Securities May Delay Receipt of Payment and Reports..............................................2
   Your Return on an Investment in The Securities Is Uncertain.................................................2
   Interest Only and Principal Only Securities Involve Additional Risk.........................................3
   Subordinated Securities Involve More Risks and May Incur Losses.............................................3
   Trust or Trust Fund Assets Are the Only Source of Payments on the Securities................................4
   The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss.............4
   Financial Instruments May Not Avoid Losses..................................................................4
   Environmental Conditions Affecting Mortgaged Properties May Result in Losses................................4
   Security Interests in Manufactured Homes May Be Lost........................................................5
   Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities.........5
   The Securities Are Not Suitable Investments for All Investors...............................................6
   You May Have Income for Tax Purposes Prior to Your Receipt of Cash..........................................6
THE TRUSTS OR TRUST FUNDS......................................................................................6
   The Mortgage Loans - General................................................................................8
   Single Family and Cooperative Loans........................................................................11
   Multifamily Loans..........................................................................................11
   Manufactured Housing Contracts.............................................................................12
   Agency Securities..........................................................................................13
   Private Mortgage-Backed Securities.........................................................................18
   U.S. Government Securities.................................................................................20
   FASITS.....................................................................................................20
   Substitution of Mortgage Assets............................................................................20
   Pre-Funding and Capitalized Interest Accounts..............................................................21
USE OF PROCEEDS...............................................................................................21
THE SELLER....................................................................................................22
THE MORTGAGE LOANS............................................................................................22
   Underwriting Standards.....................................................................................22
   Qualifications of Lenders..................................................................................23
   Representations by Lenders; Repurchases....................................................................24
   Optional Purchase of Defaulted Loans.......................................................................25
DESCRIPTION OF THE SECURITIES.................................................................................25
   General....................................................................................................26
   Distributions on Securities................................................................................28
   Advances...................................................................................................30
   Reports to Securityholders.................................................................................30
   Book-Entry Registration....................................................................................31
CREDIT ENHANCEMENT............................................................................................35
   General....................................................................................................35
   Subordination..............................................................................................36
   Pool Insurance Policies....................................................................................37
   Special Hazard Insurance Policies..........................................................................38
   Bankruptcy Bonds...........................................................................................39
   FHA Insurance; VA Guarantees...............................................................................40
   FHA Insurance on Multifamily Loans.........................................................................44
   Reserve and Other Accounts.................................................................................44
   Other Insurance, Guarantees and Similar Instruments or Agreements..........................................45
   Cross Support..............................................................................................45
YIELD AND PREPAYMENT CONSIDERATIONS...........................................................................46
ADMINISTRATION................................................................................................48
   Assignment of Mortgage Assets..............................................................................48
   Payments on Mortgage Loans; Deposits to Accounts...........................................................50
   Sub-Servicing by Lenders...................................................................................52
   Collection Procedures......................................................................................53
   Hazard Insurance...........................................................................................54
   Realization Upon Defaulted Mortgage Loans..................................................................55

   Servicing and Other Compensation and Payment of Expenses...................................................58
   Evidence as to Compliance..................................................................................58
   Certain Matters Regarding the Master Servicer and Us.......................................................59
   Events of Default; Rights Upon Event of Default............................................................60
   The Trustee................................................................................................62
   Duties of the Trustee......................................................................................63
   Resignation of Trustee.....................................................................................63
   Amendment..................................................................................................63
   Termination; Optional Termination..........................................................................64
LEGAL ASPECTS OF THE MORTGAGE LOANS...........................................................................65
   General....................................................................................................65
   Foreclosure/Repossession...................................................................................69
   Rights Of Redemption.......................................................................................72
   Anti-Deficiency Legislation And Other Limitations On Lenders...............................................73
   Due-On-Sale Clauses........................................................................................74
   Prepayment Charges.........................................................................................75
   Subordinate Financing......................................................................................75
   Applicability of Usury Laws................................................................................76
   Soldiers' and Sailors' Civil Relief Act....................................................................76
   Product Liability and Related Litigation...................................................................77
   Environmental Considerations...............................................................................77
   Forfeiture for Drug, RICO and Money Laundering Violations..................................................79
   Other Legal Considerations.................................................................................79
FEDERAL INCOME TAX CONSEQUENCES...............................................................................80
   General....................................................................................................80
   Tax Treatment of REMIC Regular Interests, FASIT Regular Interests, and Other Debt Instruments..............81
   Tax Treatment of Holders of FASIT Regular Interests........................................................82
   OID........................................................................................................82
   Market Discount............................................................................................86
   Amortizable Premium........................................................................................87
   Consequences of Realized Losses............................................................................88
   Gain or Loss on Disposition................................................................................88
   Taxation of Certain Foreign Holders of Debt Instruments....................................................89
   Backup Withholding.........................................................................................90
   Reporting and Tax Administration...........................................................................90
   Tax Treatment of REMIC Residual Interests..................................................................91
   Special Considerations for Certain Types of Investors......................................................95
   Treatment by the REMIC of OID, Market Discount, and Amortizable Premium....................................97
   REMIC-Level Taxes..........................................................................................97
   REMIC Qualification........................................................................................98
   FASIT Securities...........................................................................................98
   FASIT Qualification........................................................................................99
   Tax Information Reporting of FASIT Securities.............................................................100
   Grantor Trusts............................................................................................100
   Tax Treatment of the Grantor Trust Security...............................................................100
   Treatment of Pass-Through Securities......................................................................101
   Treatment of Strip Securities.............................................................................101
   Determination of Income with Respect to Strip Securities..................................................103
   Purchase of Complementary Classes of Strip Securities.....................................................103
   Possible Alternative Characterizations of Strip Securities................................................103
   Limitations on Deductions With Respect to Strip Securities................................................104
   Sale of a Grantor Trust Security..........................................................................104
   Taxation of Certain Foreign Holders of Grantor Trust Securities...........................................104
   Backup Withholding of Grantor Trust Securities............................................................105
   Reporting and Tax Administration of Grantor Trust Securities..............................................105
   Taxation of Owners of Owner Trust Securities..............................................................105
   Partnership Taxation......................................................................................106
   Discount and Premium of Mortgage Loans....................................................................107
   Section 708 Termination...................................................................................107
   Gain or Loss on Disposition of Partnership Securities.....................................................107
   Allocations Between Transferors and Transferees...........................................................108
   Section 731 Distributions.................................................................................108
   Section 754 Election......................................................................................108

   Administrative Matters....................................................................................108
   Tax Consequences to Foreign Securityholders of a Partnership Trust........................................109
   Backup Withholding on Partnership Securities..............................................................110
STATE TAX CONSEQUENCES.......................................................................................110
ERISA CONSIDERATIONS.........................................................................................110
   General...................................................................................................110
   ERISA Considerations Relating to Certificates.............................................................111
   Underwriter Exemption.....................................................................................112
   ERISA Considerations Relating to Notes....................................................................119
LEGAL INVESTMENT.............................................................................................120
METHOD OF DISTRIBUTION.......................................................................................122
LEGAL MATTERS................................................................................................122
FINANCIAL INFORMATION........................................................................................123
  Ratings....................................................................................................123
WHERE YOU CAN FIND MORE INFORMATION..........................................................................123
INDEX........................................................................................................124

                              PROSPECTUS SUPPLEMENT

       We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

       o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

       o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

       You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

       All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

       You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                               Samuel Ramos, Esq.
                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                           Telephone: (212) 902-1000.

       You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

       AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

       There will be no market for the mortgage-backed notes or mortgage-backed certificates of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the notes or certificates. The certificates and notes are redeemable only under the limited circumstances, if any, described in the supplement to this prospectus. We do not intend to list any class of notes or certificates on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the notes or certificates are not listed or quoted, you may experience more difficulty selling notes or certificates. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

       If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase notes and certificates for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

       Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest. Clause (3) creates the highest degree of uncertainty in an investment in the notes or certificates.

       o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans or breaches of representations and warranties. A series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of notes or holders of certificates in any month or over the period of time that such certificates or notes remain outstanding.

       o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of notes or certificates. In such event, the holders of one or more classes of certificates or notes may incur a loss.

       o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

       Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

       A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

       The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

       A series of notes or certificates may provide that one or more classes of such notes or certificates are subordinated in right of payment to one or more other classes of that series or to one or more tranches of notes or certificates within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of notes and certificates is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

       Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS

       The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for properties that other states will not experience. Because of the concentration of mortgage assets in these states, those types of problems may have a greater effect on the certificates or notes of such series.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

       A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

       Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of notes or certificates if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

       The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

       Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the sub-servicer would be unlikely to discover such noncompliance, which would hinder the sub-servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR INVESTMENT IN THE SECURITIES

       We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. In the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

       The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the notes or certificates should consider such an investment.

YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

       Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

       In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

       o generally, will not be subject to offset by losses from other activities,

       o for a tax-exempt holder, will be treated as unrelated business taxable income, and

       o for a foreign holder, will not qualify for exemption from withholding tax.

       Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.


                            THE TRUSTS OR TRUST FUNDS

       A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

       1. a mortgage pool*comprised of:

       o Single family loans. "SINGLE FAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

       o Multifamily loans. "MULTIFAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties,

       o Cooperative loans. "COOPERATIVE LOANS" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements, and/or

       o Manufactured housing contracts. "MANUFACTURED HOUSING CONTRACTS" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing;

       2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "AGENCY SECURITIES"; and/or

       3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES,"

in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

       The single and multifamily loans, the cooperative loans and the manufactured housing contracts are sometimes referred to in this prospectus as the "MORTGAGE LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. For clarity, the notes and certificates are sometimes referred to in this prospectus as the securities.

         We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to herein as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.


---------------------
* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

       As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

       The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

       The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" - or partially guaranteed by the Veterans Administration - also referred to as the "VA" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

       Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

       o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

       o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

       o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

       o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

       Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

       o the aggregate principal balance and the average principal balance of the mortgage loans as of the applicable cut-off date,

       o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties or other real property),

       o   the original terms to maturity of the mortgage loans,

       o the largest original principal balance and the smallest original principal balance of any of the mortgage loans,

       o the earliest origination date and latest maturity date of any of the mortgage loans,

       o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

       o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

       o the geographical distribution of the mortgage loans on a state-by-state basis.

       The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

       We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the notes or certificates, as applicable, of the related series. To the extent one or more master servicer is appointed for a related series (a "MASTER SERVICER"), such Master Servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the Master Trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

       With respect to a series of securities, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. We will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities - Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

       Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

       The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the related mortgage loan by at least five years. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

       Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years.

       Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

       The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

       The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

       For the manufactured housing contracts contained in a trust fund, the related prospectus supplement will specify, among other things:

       o   the date of origination of the manufactured housing contracts;

       o   the accrual percentage rates on the manufactured housing contracts;

       o   the manufactured housing contract Loan-to-Value Ratios;

       o the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance;

       o the outstanding principal balances of the manufactured housing contracts included in the related trust fund;

       o   the original maturities of the manufactured housing contracts; and

       o   the last maturity date of any manufactured housing contract.

AGENCY SECURITIES

       Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code. The mortgage loans insured by the FHA are referred to as FHA Loans. The loans partially guaranteed by the VA are referred to as VA Loans.

       Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

       GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

       GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

       If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

       All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

       Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

       Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

       GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

       If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

       The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

       Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

       Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

       Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

       Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

       Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

       Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

       Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

       The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

       Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

       Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

       Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

         Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

         Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

         General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS SERVICER," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

         Such securities either (1) (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

         Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

         1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

         2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

             o  the payment features of such mortgage loans,

             o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

             o the servicing fee or range of servicing fees with respect to the mortgage loans,

             o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

             o  delinquency experience with respect to the mortgage loans,

         3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

         4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

         5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

         6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. GOVERNMENT SECURITIES

         If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

FASITS

         Assets may be added to the trust fund if it has elected to be treated as a FASIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "CODE"), subject to the provisions of the Code restricting such additional assets to "permitted assets", as defined in the Code, and so long as the FASIT does not engage in a "prohibited transaction" under the Code. See "Federal Income Tax Consequences - FASIT Qualification" and "- FASIT Qualification - Taxation of Holders of FASIT Ownership Interests." Subject to the foregoing, it is intended that, in connection with a particular trust fund, assets will be chosen for a FASIT on the basis of similarity of certain characteristics such as coupon and market price, as provided in the related prospectus supplement. Assets would be added to a FASIT upon the occurrence of certain events such as prepayment of existing assets or removal of assets for credit or other reasons, as provided in the related prospectus supplement. Any such addition or removal would be subject to confirmation from the applicable rating agency or agencies that such actions would not affect the ratings then assigned to the related securities.

SUBSTITUTION OF MORTGAGE ASSETS

         If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

         If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement - Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

         If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

          We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

         We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or bonds secured by such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

         We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS

         We will have purchased the mortgage loans, either directly or through affiliates, from lenders. The mortgage loans we acquire will have been originated in accordance with the underwriting criteria specified below under "- Underwriting Standards" or such other underwriting criteria as are specified in the related prospectus supplement.

UNDERWRITING STANDARDS

         In general, each lender will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination. As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender requires that a prospective borrower applying for a single family loan or a cooperative loan or for financing secured by a manufactured home fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the lender generally requires the borrower to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, the lender obtains an employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. The related prospectus supplement will describe underwriting standards which pertain to the creditworthiness of borrowers seeking multifamily loans.

         In determining the adequacy of the mortgaged property as collateral, an appraiser appraises each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to cooperative loans, the appraisal is based on the market value of comparable units. With respect to manufactured housing contracts, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. With respect to a multifamily loan, the appraisal must specify whether the appraiser used an income analysis, a market analysis or a cost analysis. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

         A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

         In the case of a single family or multifamily loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

         Certain of the types of mortgage loans which may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

         Re-Underwriting. We will acquire mortgage loans utilizing re-underwriting criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

QUALIFICATIONS OF LENDERS

         Each lender will satisfy the qualifications listed in this prospectus or as otherwise described in the related prospectus supplement. Each lender must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool in accordance with accepted practices and prudent guidelines. Each lender must maintain satisfactory facilities to originate and service those mortgage loans. In general, each lender must be a seller/servicer approved by either Fannie Mae or Freddie Mac, and each lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

REPRESENTATIONS BY LENDERS; REPURCHASES

         Each lender generally will have made representations and warranties in respect of the mortgage loans such lender sold and that are included in the assets of the trust fund. Such representations and warranties generally include, among other things:

         o that title insurance (or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of single family loans and multifamily loans and that any required hazard insurance policy was in effect on the date that we or our affiliate purchased the mortgage loan from the lender;

         o that the lender had title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses or counterclaims;

         o that each mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the mortgaged property was free from damage and was in good repair;

         o that there were no delinquent tax or assessment liens against the mortgaged property,

         o that no required payment on a mortgage loan was more than a specified number of days delinquent; and

         o that each mortgage loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

         The related prospectus supplement will provide specific representations and warranties for those mortgage loans which comprise the collateral that supports the securities offered by the related prospectus supplement. The lender will have made all of the representations and warranties in respect of a mortgage loan as of the date on which such lender sold the mortgage loan to us or one of our affiliates or as of such other date specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. Since the representations and warranties of a lender do not address events that may occur following such lender's sale of a mortgage loan, the lender's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the lender sold such mortgage loan to us or one of our affiliates. If the Master Servicer is also a lender with respect to a particular series, such representations will be in addition to the representations and warranties, if any, the Master Servicer made in its capacity as a Master Servicer.

         In general, the Master Servicer or the trustee, if the Master Servicer is the lender, will be required to promptly notify the relevant lender of any breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If such lender cannot cure such breach generally within 60 days (or other specified period) after notice from the Master Servicer or the trustee, as the case may be, then such lender generally will be obligated to repurchase such mortgage loan from the trust fund at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a lender's breach of representation. Certain rights of substitution for defective mortgage loans may be provided with respect to a series in the related prospectus supplement.

         We and the Master Servicer (unless the Master Servicer is the lender) will not be obligated to purchase a mortgage loan if a lender defaults on its obligation to do so. We cannot assure you that lenders will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a lender may also constitute a breach of one of our or one of the Master Servicer's representations, the Master Servicer may have a repurchase obligation as described below under "Administration - Assignment of Mortgage Assets."

         If the related prospectus supplement so specifies, the lender may have acquired the mortgage loans from a third party which made certain representations and warranties to the lender as of the time of the sale to the lender. In lieu of making representations and warranties as of the time of the sale to us, the lender may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties. The lender will not be obligated to purchase a mortgage loan if the third party defaults on its obligation to do so.

         The lender and any third party which conveyed the mortgage loans to the lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the lender or such third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to the rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any such purchase shall be at the price described in the related prospectus supplement.


                          DESCRIPTION OF THE SECURITIES

         A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such agreement will vary depending upon the nature of the certificates or notes to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each such agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable agreement or agreements for each series of securities and the applicable prospectus supplement. We will provide a copy of the applicable agreement or agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:


                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                          Attention: Samuel Ramos, Esq.

GENERAL

         The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance, VA guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the Agreement:

         o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

         o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "ACCOUNTS");

         o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure,

         o   U.S. Government Securities; and

         o any primary insurance policies, FHA Insurance, VA Guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

         If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

         o   reinvestment income on payments received on the trust assets,

         o   a reserve fund,

         o   a mortgage pool insurance policy,

         o   a special hazard insurance policy,

         o   a bankruptcy bond,

         o   one or more letters of credit,

         o   a financial guaranty insurance policy,

         o   third party guarantees or similar instruments,

         o U.S. Government Securities designed to assure payment of the securities,

         o financial instruments such as swap agreements, caps, collars and floors, or

         o   other agreements.

         The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "CALL CLASS") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "CALLABLE CLASS" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

         The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

         Except with respect to Real Estate Investment Mortgage Conduits, commonly known as "REMICS," residual securities and FASIT ownership securities, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities and FASIT ownership securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

         Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

         Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

         Distributions of Principal. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

         If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

         Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, low rates then available for reinvestment of such payments or both, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

         All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

         The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities), an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

         In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent the Agreement permits. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

         Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

         1. the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, prepayment penalties included in the distribution amount;

         2.  the amount of such distribution allocable to interest;

         3. the amount of any advance, that the Master Servicer or any other person designated in the prospectus supplement or any servicer made;

         4. the aggregate amount (a) otherwise allocable to the subordinated securityholders on such distribution date, and (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         5. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

         6. the senior percentage, if applicable (i.e., the percentage of principal payments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         7. the senior prepayment percentage, if applicable (i.e., the percentage of Principal Prepayments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         8. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date;

         9. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure;

         10. the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a multifamily loan, such additional information as the related prospectus supplement may specify; and

         11. if applicable, the amount remaining in any reserve account or the amount remaining of any other credit support, after giving effect to the distribution on the distribution date.

         Where applicable, any amount listed above may be expressed as a dollar amount per single security of the relevant class having a denomination or interest specified in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to 1. and 2. for such calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "PARTICIPANT") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream is referred to as "CLEARSTREAM." The Euroclear System is referred to as "EUROCLEAR." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

         o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

         o at our option, we elect to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

         o the subordination of one or more classes of the securities of such series,

         o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA Insurance, VA Guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

         o   any combination of the foregoing.

         Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. The Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

         If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

         If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

         o   in the order of their scheduled final distribution dates,

         o   in accordance with a schedule or formula,

         o   in relation to the occurrence of specified events, or

         o   as otherwise specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool in an amount specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless:

         1. any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

         2. hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         3. if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

         4. the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of purchase and certain expenses the Master Servicer incurred on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of payment of the claim and the aforementioned expenses exceed the proceeds received from an approved sale of the mortgaged property. In either case, amounts paid or assumed to have been paid under the related primary insurance policy will be deducted from the amount payable by the pool insurer. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the Master Servicer, in general, will not be required to expend its own funds to restore the damaged mortgaged property. However, it will be required to restore such property if it determines that (1) such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) it will be able to recover such expenses through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary insurance policy.

         A mortgage pool insurance policy generally will not insure (and many primary insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination of the mortgage loan, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the prospectus supplement, an endorsement to the mortgage pool insurance policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If so specified in the related prospectus supplement, a failure of coverage attributable to an event specified in clause (1) or (2) might result in a breach of the related lender's representations and, might, if the lender cannot cure the breach give rise to an obligation of the lender to purchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts the pool insurer realizes upon disposition of all foreclosed properties covered by such policy. The amount of claims paid will include certain expenses the Master Servicer incurred as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and the securityholders will bear any further losses.

         The related prospectus supplement will describe the terms of any pool insurance policy relating to a pool of manufactured housing contracts.

SPECIAL HAZARD INSURANCE POLICIES

         If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below, each special hazard insurance policy will protect holders of the related securities from

         1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

Special hazard insurance policies will not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

         If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property. Each Agreement will provide that, if the related mortgage pool insurance policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such special hazard insurance policy.

         To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any special hazard insurance policy relating to a pool of manufactured housing contracts.

BANKRUPTCY BONDS

         If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

         The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES

FHA Loans

         Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "NATIONAL HOUSING Act"), and the United States Housing Act of 1937, as amended (the "UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

         FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

         Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the Note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

         Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

         The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest therein, will be deemed to have agreed to the foregoing.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

         For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. The following table shows rates applicable to FHA loans committed or endorsed in the periods shown:

                               FHA DEBENTURE RATES

EFFECTIVE RATE     EFFECTIVE DATE       PRIOR TO       EFFECTIVE RATE      EFFECTIVE DATE        PRIOR TO
  (PERCENT):        ON OR AFTER                          (PERCENT):          ON OR AFTER
---------------------------------------------------    -----------------------------------------------------
      7 3/4         July 1, 1978      Jan. 1, 1979           8 3/4          Jan. 1, 1991       July 1, 1991
      8             Jan. 1, 1979      July 1, 1979           8 1/2          July 1, 1991       Jan. 1, 1992
      8 1/4         July 1, 1979      Jan. 1, 1980           8              Jan. 1, 1992       July 1, 1992
      9 1/2         Jan. 1, 1980      July 1, 1980           8              July 1, 1992       Jan. 1, 1993
      9 7/8         July 1, 1980      Jan. 1, 1981           7 3/4          Jan. 1, 1993       July 1, 1993
     11 3/4         Jan. 1, 1981      July 1, 1981           7              July 1, 1993       Jan. 1, 1994
     12 7/8         July 1, 1981      Jan. 1, 1982           6 5/8          Jan. 1, 1994       July 1, 1994
     12 3/4         Jan. 1, 1982      Jan. 1, 1983           7 3/4          July 1, 1994       Jan. 1, 1995
     10 1/4         Jan. 1, 1983      July 1, 1983           8 3/8          Jan. 1, 1995       July 1, 1995
     10 3/8         July 1, 1983      Jan. 1, 1984           7 1/4          July 1, 1995       Jan. 1, 1996
     11 1/2         Jan. 1, 1984      July 1, 1984           6 1/2          Jan. 1, 1996       July 1, 1996
     13 3/8         July 1, 1984      Jan. 1, 1985           7 1/4          July 1, 1996       Jan. 1, 1997
     11 5/8         Jan. 1, 1985      July 1, 1985           6 3/4          Jan. 1, 1997       July 1, 1997
     11 1/8         July 1, 1985      Jan. 1, 1986           7 1/8          July 1, 1997       Jan. 1, 1998
     10 1/4         Jan. 1, 1986      July 1, 1986           6 3/8          Jan. 1, 1988       July 1, 1998
      8 1/4         July 1, 1986      Jan. 1, 1987           6 1/8          July 1, 1998       Jan. 1, 1999
      8             Jan. 1, 1987      July 1, 1987           5 1/2          Jan. 1, 1999       July 1, 1999
      9             July 1, 1987      Jan. 1, 1988           6 1/8          July 1, 1999       Jan. 1, 2000
      9 1/8         Jan. 1, 1988      July 1, 1988           6 1/2          Jan. 1, 2000       July 1, 2000
      9 3/8         July 1, 1988      Jan. 1, 1989           6 1/2          July 1, 2000       Jan. 1, 2001
      9 1/4         Jan. 1, 1989      July 1, 1989           6              Jan. 1, 2001       July 1, 2001
      9             July 1, 1989      Jan. 1, 1990           5 7/8          July 1, 2001       Jan. 1, 2002
      8 1/8         Jan. 1, 1990      July 1, 1990           5 1/4          Jan. 1, 2002       July 1, 2002
      9             July 1, 1990      Jan. 1, 1991           5 3/4          July 1, 2002       Jan. 1, 2003

VA Loans

         The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

         Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

         The amount payable under the guaranty will be the percentage (the "VA ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. As of the date hereof, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 and 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $50,750 and 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA Loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

         The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

         When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, plus accrued and unpaid interest and certain expenses.

FHA INSURANCE ON MULTIFAMILY LOANS

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

         If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

         Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

CROSS SUPPORT

         Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying such cross-support feature.

         If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

         The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Generally, borrowers may prepay their single family loans, cooperative loans and manufactured housing contracts without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

         Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

         When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, as described under "Legal Aspects of the Mortgage Loans - Soldiers' and Sailors' Civil Relief Act." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on


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

the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

         A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans and manufactured housing contracts. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

         The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

         The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

         In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

         Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

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

                                 ADMINISTRATION

         Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

         Assignment of the Mortgage Loans. At the time the trust fund issues notes or certificates of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee, together with all principal and interest we have received on or with respect to such mortgage loans after the cut-off date identified in the related prospectus supplement. We will not assign or otherwise distribute to the trustee principal and interest due on or before the cut-off date and any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

         We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) as to each mortgage loan, among other things,

         o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

         o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

         o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

         o such other security documents as the related prospectus supplement may specify.

         In the case of single family loans or multifamily loans, we or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         With respect to any mortgage loans which are cooperative loans, we generally will cause to be delivered to the trustee (or to the custodian hereinafter referred to):


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

         o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

         o   the original security agreement,

         o   the proprietary lease or occupancy agreement,

         o   the recognition agreement,

         o   an executed financing agreement and

         o   the relevant stock certificate and related blank stock powers.

We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans.

         The trustee (or a custodian for the trustee) will review such mortgage loan documents within the time period specified in the related prospectus supplement or the related Agreement, and the trustee will hold such documents in trust for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the lender or the entity which sold the mortgage loan to the lender cannot cure the omission or defect within 60 days (or other period specified)after receipt of such notice, the lender or such entity generally will be obligated to purchase the related mortgage loan from the trustee at price equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a lender or such entity will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the lender or such entity defaults on its purchase obligation unless such breach also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee may also serve in the capacity of custodian pursuant to the applicable Agreement.

         Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

         Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

         In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

         o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

         o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

         o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee, or

         o   an account or accounts otherwise acceptable to each rating agency.

The Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account. The Master Servicer or sub-servicer may invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

         Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

         o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

         o to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any mortgage loan or property in respect thereof repurchased by us or lenders;

         o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

         o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

         o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

         If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

         The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account.

With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING BY LENDERS

         Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

         With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

         o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

         o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

         o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

         o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

         o   attempting to cure delinquencies;

         o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

         o   maintaining accounting records relating to the mortgage loans; and

         o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related mortgage loan has been collected) in the amount described in the related prospectus supplement. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. The Master Servicer will reimburse each sub-servicer for certain expenditures which such sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

         Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

         The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on. Consistent with the above, the Master Servicer may, in its discretion, (1) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (2) to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable Due Date for each payment or such other period as is specified in the Agreement. Both the sub-servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

         In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable thereto. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

         With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan or manufactured housing contract to maintain a hazard insurance policy. Such hazard insurance policy is required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies typically contain a co-insurance clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

         The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

         The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

         o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

         o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

         o amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),

         o   claim payments the primary insurer previously made and

         o   unpaid premiums.

         Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

         o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

         o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

         o   physical damage to the mortgaged property; and

         o the primary insurer not approving the related Master Servicer as a servicer.

         Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to:

         o   advance or discharge:

             a.  all hazard insurance policy premiums and

             b.  as necessary and approved in advance by the primary insurer:

                     1.  real estate property taxes,


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

                     2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

                     3.  mortgaged property sales expenses,

                     4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

                     5. foreclosure costs, including court costs and reasonable attorneys' fees;

                     6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

                     7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

         In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections thereunder in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust funds loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

         If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

         Recoveries Under FHA Insurance and VA Guarantees. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA Insurance or VA Guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, out of each interest payment on a mortgage loan, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, any prepayment penalties and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

         To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with


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

the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

         The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

         The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, in certain instances, we, nor any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide neither we, the trustee, the Master Servicer, nor any such person will be protected against any breach of warranties or representations made in such Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.


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

         Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement generally will include:

         o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

         o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate principal amount or interests ("PERCENTAGE INTERESTS") evidenced by such class; and

         o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         In general, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing Percentage Interests aggregating not less than 25% of the principal of the related trust fund and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25% of the aggregate Percentage Interest constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

         Indenture. An event of default under the indenture for each series of notes will include:

         o a default for 30 days or more in the payment of any principal of or interest on any note of such series;

         o failure to perform any other covenant of the trust fund in the Indenture which continues for a period of 60 days or such other time period as is specified in the Indenture after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

         o any representation or warranty made by the trust fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

         o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

         o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

         o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

         o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

         o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3% of the then aggregate outstanding amount of the notes of such series.

         If the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

         In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

         The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

         The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

         o if the trustee ceases to be eligible to continue as such under the Agreement,

         o   if the trustee becomes insolvent,

         o   if the trustee becomes incapable of acting, or

         o by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

         The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders:

         o   to cure any ambiguity;

         o to correct any defective provisions or to correct or supplement any provision in the Agreement;

         o to comply with any changes in the Internal Revenue Code of 1986, as amended; or

         o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any Securityholder.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         With consent of holders of securities of a series evidencing not less than 51% of the aggregate Percentage Interests of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities. However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

         1. the final payment or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

         2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC or FASIT treatment has been elected, by the holder of the residual interest in the REMIC or FASIT, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

         Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures,


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

specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but our right or the right of such other entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC or FASIT election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC or the FASIT within the meaning of Section 860F(g)(4) of the Code.


                       LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

         Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

         Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether


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or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         Cooperative Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such mortgage loans, "HIGH COST LOANS"), if such mortgage loans: (i) were originated on or after October 1, 1995; (ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination


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costs in excess of certain prescribed levels. Purchasers or assignees of any
High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as recision rights if the appropriate disclosures were not given as required.

         Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

         As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an


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interest in the manufactured home which is prior to the security interest originally retained by us and transferred to us.

         We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.


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         Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

     General

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Single Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property. In California, the entire process from recording a notice of default to recording a non-judicial sale usually takes four to five months.

         In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs,


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including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value


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of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

         Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Home Equity Loans. The federal Truth-in-Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material


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misrepresentation by the borrower in connection with the loan; (ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

     General

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale


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statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy

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jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans and manufactured housing contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

         Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or


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conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans or manufactured housing contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans and manufactured housing contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans or manufactured housing contracts having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or


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delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

         We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master


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Servicer to collect full amounts of interest on certain of the mortgage loans.
In general, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

         Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

         Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         To the extent the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA


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

in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 LENDER LIABILITY ACT ") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

         Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

         At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

         Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such


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

an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

         After reviewing the environmental inspection report, the trustee (upon written direction from the holders of the most senior class of certificates, so long as they are outstanding, and thereafter, the holders of the subordinate class of certificates) shall direct the servicer, or any applicable sub-servicer, how to proceed with respect to the mortgaged property. In the event: (a) the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and (b) the trustee (as directed by the holders of the certificates as set forth above) directs the Master Servicer, or the related sub-servicer, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the trustee (as directed as set forth above) directs the Master Servicer, or any related sub-servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such servicer or sub-servicer, as applicable, shall be reimbursed for all advances the servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

OTHER LEGAL CONSIDERATIONS

         The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

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                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary was prepared by Skadden, Arps, Slate, Meagher & Flom LLP and has been reviewed by Cadwalader, Wickersham & Taft and by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

         This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts ("REITS"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

         No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with financial asset securitization investment conduits ("FASITS"), market discount, and stripped debt securities), and the regulations that do exist under other provisions of the Code (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

         Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

         The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

GENERAL

         Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC or FASIT. Each prospectus supplement will indicate whether a REMIC or FASIT election or elections will be made for the relevant series or a portion thereof.

         For each series, Skadden, Arps, Slate, Meagher & Flom LLP, Cadwalader, Wickersham & Taft or such other counsel to the seller as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC or FASIT Election, if applicable, election or elections, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more FASITs under sections 860H through 860L of the Code, (iii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities


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("GRANTOR TRUST SECURITIES"), (iv) a trust treated as a partnership for federal income tax purposes that will issue securities ("OWNER TRUST SECURITIES"), or
(v) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

         Miscellaneous Itemized Deductions. The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests, FASIT ownership interests, and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "APPLICABLE AMOUNT") -- will be reduced by the lesser of:

         o   the excess of adjusted gross income over the Applicable Amount, or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

         Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS, FASIT REGULAR INTERESTS, AND OTHER DEBT INSTRUMENTS

         Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for REMIC OID, market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests and FASIT regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the master servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the master servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular certificate holders each taxable year.

         Under temporary Treasury regulations, holders of REMIC regular certificates issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.


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         Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC -- either directly or through a pass-through entity -- will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See Federal Income Tax Consequences -- General -- Miscellaneous Itemized Deductions, above. Any such additional income will be treated as interest income.

         In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

TAX TREATMENT OF HOLDERS OF FASIT REGULAR INTERESTS

         General. FASIT regular interests generally will be subject to the same rules of taxation as REMIC regular interests, including the requirement that holders of FASIT regular interests report income from their securities under the accrual method of accounting, even if they otherwise would have used the cash receipts and disbursement method. See "Federal Income Tax Consequence -- REMIC Certificates -- OID," "--Market Discount" and "--Amortizable Premium" in this prospectus. The sale or other disposition of a FASIT regular interest generally will be subject to the same rules as a REMIC regular certificate. See "Federal Income Tax Consequence -- REMIC Certificates --Gain or Loss on Disposition" in this prospectus.

         Taxation of Holders of High-Yield Interests. High-yield interests are FASIT regular interests that are subject to additional special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from those interests with losses. High-yield interests may be held only by eligible corporations, other FASITs, and dealers in securities which acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

OID

         The following discussion of OID applies generally to notes and to certificates that are REMIC regular interests or FASIT regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of REMIC or FASIT regular interests from other Debt Instruments are noted where applicable.

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         Certain classes of Debt Instruments of a series may be issued with OID.
Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

         The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a Supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

         Prospective purchasers should be aware that neither GS Mortgage Securities Corp., the trustee, the master servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

         OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

         o   at least annually; and

         o at a single fixed rate or certain variable rates set out in the OID Regulations.

Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

         o   may be deferred, or

         o does not accrue at a single fixed rate or a "qualified floating rate," as defined in regulations.

         Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

         The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on


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such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of
(i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over
(ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the Pricing Prepayment Assumptions and the instrument's original yield to maturity -- adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

         The yield to maturity of a Prepayable Obligation is calculated based on: (i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

         In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether GS Mortgage Securities Corp. will be presumed to exercise its option to redeem Debt Instruments when one or more classes of the such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that GS Mortgage Securities Corp. will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

         If a Debt Instrument issued with OID is subsequently sold for a price less or greater than its adjusted issue price, the holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

         All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All


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OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. See "Federal Income Tax Consequences -- Amortizable Premium" in this prospectus.

         It is not entirely clear how income should be accrued on a REMIC or FASIT regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC or FASIT (an "INTEREST WEIGHTED CERTIFICATE"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "Federal Income Tax Consequences -- Interest Weighted Certificates and Non-VRDI Certificates," in this prospectus.

         In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

         Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

         All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "Federal Income Tax Consequences -- OID" in this prospectus to such hypothetical fixed rate certificate.

         Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

         The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate -- other than an initial fixed rate that is intended to approximate the subsequent variable rate -- is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate -- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate


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

or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

         REMIC or FASIT regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC or FASIT held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

         Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT OBLIGATIONS"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

         Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

         A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount -- or, in the case of a Debt Instrument having OID, its adjusted issue price -- will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount -- in addition to any OID -- as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate-- multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "CURRENT RECOGNITION ELECTION"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus.

         Until the Treasury promulgates applicable regulations, the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

         A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable -- e.g., based on a constant yield to maturity.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

         A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments,, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.


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

         In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- Interest Weighted Certificates and Contingent Payment Instruments" in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable -- e.g., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless -- i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

         Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

         If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain


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

or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

         Gain from the disposition of a REMIC or FASIT regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

         A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

         In the case of a regular interest in a FASIT that is a "high yield interest," a holder's taxable income will not be less than its income determined solely by reference to such interests.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

         REMIC Regular Interests, Certain FASIT Regular Interests, and other Debt Instruments. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under
Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders, Debt Instruments may be subject to either a 30% withholding tax or backup withholding of up to 30%, subject to reduction through 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "Federal Income Tax Consequences -- Backup Withholding" in this prospectus.

          The foregoing does not apply to FASIT High -Yield Interests, which must be owned by a U.S. corporation. Further, the 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

         In the case of Debt Instruments other than FASIT or REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable supplement.

         Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

BACKUP WITHHOLDING

         Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. The backup withholding rate will not exceed 30%, subject to reduction through 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

         REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

         Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the master servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to


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permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

         Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

         A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. GS Mortgage Securities Corp., the master servicer or an affiliate of either will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

         Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

         A portion of the income of Residual Certificateholders in certain Series REMICs, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

         Taxation of Residual Certificateholders. Each Residual
Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be


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aware that, because of the way in which REMIC taxable income is calculated, a
Residual Certificateholder may recognize "phantom" income -- i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles -- which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

         A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "Federal Income Tax Consequences -- REMIC-Level Taxes" in this prospectus.

         The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

         The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

         Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

         The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.


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         Limitations on Offset or Exemption of REMIC Income. Generally, a
Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Consequences --Taxation of Certain Foreign Holders -- Residual Certificates" in this prospectus.

         Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

          A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of
(a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner thereof and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, -- i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

          (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

          (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

         (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee, and this residual is, in fact, not transferred to such a permanent establishment or fixed base; and


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         (iv) One of the following two following tests is satisfied: Either:

             (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                    (1) any consideration given to the transferee to acquire the interest,

                    (2) the expected future distributions on the interest, and

                    (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

         For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

             (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

         See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

         Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization -- other than a farmers' cooperative described in
Section 521 of the Code -- that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED ORGANIZATION"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

         First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations.

         Second, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a


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transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

         Third, the Code imposes an annual tax on any pass-through entity -- i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 -- that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

         Dealers in Securities. Under Treasury regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

         Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Federal Income Tax Consequences -- Taxation of Residual Certificateholders" in this prospectus.

         Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

         That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In


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some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

         Employee Benefit Plans. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Tax-exempt Entities" and "ERISA Considerations" in this prospectus.

         REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Foreign Residual Certificateholders" and "Federal Income Tax Consequences -- Taxation of Residual Certificateholders" in this prospectus.

         A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

         Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

         Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "Federal Income Tax Consequences --Taxation of Certain Foreign Holders of Debt Instruments" in this prospectus. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual


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Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax -- i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

         A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Federal Income Tax Consequences -- OID," in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

         Thrift Institutions, Banks, and Certain Other Financial Institutions. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax Consequences -- REMIC Certificates -- Disposition of Residual Certificates" in this prospectus.

         Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

         OID. Generally, the REMIC's deductions for OID expense on its REMIC regular certificates will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus, without regard to the de minimis rule described therein.

REMIC-LEVEL TAXES

         Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate.


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In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

         To the extent that a REMIC derives certain types of income from foreclosure property -- generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

         The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

         The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

         If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Taxable Mortgage Pools" in this prospectus. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

FASIT SECURITIES

         FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each series of securities will indicate which securities of such series will be designated as regular interests, and which, if any, will be designated as the ownership interest.

         Certain FASIT regular interest regular interests, including but not limited to Interest Weighted Certificates, will be classified as "high-yield interests." A high-yield interest, although it is a regular interest, may only be held by domestic C corporations that are fully subject to corporate income tax, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest all of which is treated in the same manner as excess inclusion income of


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a REMIC. See "FASIT Security Holders -- Tax Treatment of FASIT Securityholders
-- Taxation of Holders of High-Yield Interests" in this prospectus.

         Except as described above, FASIT regular interest are generally subject to taxation in the same manner as other Debt Instruments.

FASIT QUALIFICATION

         A trust or pool of assets will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning the composition of the FASITs assets (the "asset test") and the nature of the investors' interests in the FASIT (the "INTERESTS TEST") are met on a continuing basis, and (iii) the trust is not a RIC as described in Section 851(a) of the Code.

         One class of securities will be designated as the sole ownership interest in the FASIT. The ownership class must be owned by a domestic "C" corporation. The ownership interest need not have any particular economic characteristics.

         If a trust or segregated pool of trust assets fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the federal income tax treatment of the former FASIT and the related securities is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which requirements for FASIT status are not satisfied.

         Taxation of Holders of FASIT Ownership Interests. A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of the related FASIT. In general the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must use a constant yield methodology and an accrual method of accounting and generally will be subject to the same rules of taxation for OID, market discount, and amortizable premium as a REMIC would. See "Federal Income Tax Consequence -- REMIC Certificates -- Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in this prospectus. In addition, a holder of a FASIT ownership interest is subject to the same limitations on its ability to use non-FASIT losses to offset income from the FASIT ownership interest as are holders of high-yield interests.

         Rules similar to the wash sale rules applicable to REMIC residual interests will also apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked to market under section 475 of the Code by such holder, then section 475 of the Code generally will continue to apply to such security.

         The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of


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permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series of securities for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

TAX INFORMATION REPORTING OF FASIT SECURITIES

         The securities will represent collateralized debt obligations for purposes of the information reporting requirements set out in the Treasury regulations. As required by those regulations, the trustee will provide to securityholders information concerning the interest paid and OID accrued on the securities as specified in the prospectus supplement.

GRANTOR TRUSTS

         Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

         The types of Grantor Trust Securities offered in a series may include:

         o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO SECURITIES"),

         o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO SECURITIES"),

         o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

         o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

         One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the


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subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

         The holder of a Pass-Through Security ("PASS-THROUGH SECURITYHOLDER") generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such Securityholders in a Supplement). Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

         The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "Federal Income Tax Consequences -- -- OID," " -- Variable Rate Certificates," " -- Market Discount" and " -- Amortizable Premium" in this prospectus.

TREATMENT OF STRIP SECURITIES

         Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

         Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

         Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity -- or, in the case of a stripped coupon, the amount payable on the due date of such coupon -- over its issue price. Treasury regulations under Section 1286 of the Code (the "STRIPPING REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon


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is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

         o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

         o an aggregation approach similar to the Aggregation Rule may be applied, and

         o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "Federal Income Tax Consequences -- Grantor Trusts -- Determination of Income With Respect to Strip Securities" in this prospectus.

         The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

         o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

         o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount -- i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets -- to be treated as a separate debt instrument, and

         o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

         In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.


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

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

         For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Variable Rate Certificates," " -- Interest Weighted Certificates and Non-VRDI Securities," " -- Anti-Abuse Rule," " -- Market Discount" and " -- Amortizable Premium" in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

         If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or
(ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "Federal Income Tax Consequences -- REMIC Certificates -- OID," holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium" in this prospectus.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

         Strip Securities of certain classes of the same series ("COMPLEMENTARY SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

         The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio


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Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

         o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

         o the Contingent Payment Regulations should not apply to the IO Securities, or

         o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

         The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "Federal Income Tax Consequences -- Grantor Trusts -- Treatment of Pass-Through Securities" in this prospectus.

SALE OF A GRANTOR TRUST SECURITY

         A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

         Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

         o such interest is not effectively connected with a trade or business in the United States of the securityholder,


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         o   the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

         o the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

         o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest -- including OID -- paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 31% backup withholding.

         In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate -- or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "Federal Income Tax Consequences -- Grantor Trusts " in this prospectus.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

         The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See "Federal Income Tax Consequences -- REMIC Certificates -- Backup Withholding" in this prospectus.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

         For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

         In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC, non-FASIT trust that is not a fixed investment trust (such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (ii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

PARTNERSHIP TAXATION

         As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and "-- Amortizable Premium" in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a Supplement that the securityholders will be allocated taxable income of the Partnership Trust for each Collection Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

         Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

         A share of expenses of the Partnership Trust (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences -- Tax Treatment of REMIC Regular Certificates" in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

         Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and " -- Amortizable Premium" in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

         If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

         Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new Partnership Trust (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

         Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

         Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

         If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

         In general, the Partnership Trust's taxable income and losses will be determined each collection period and the tax items for a particular collection period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such collection period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a collection period convention may not be permitted by existing regulations. If a collection period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The seller will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

         In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

         In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

ADMINISTRATIVE MATTERS

         The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial


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owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

         Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

         The seller will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

         It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's


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

income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

         Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.


                              ERISA CONSIDERATIONS

GENERAL

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

         o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

         o whether the investment satisfies the applicable diversification requirements;

         o whether the investment is in accordance with the documents and instruments governing the plan; and

         o whether the investment is prudent, considering the nature of the investment.


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

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

         Plan Assets. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o   the trustee may not be our affiliate; and

         o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.


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

         In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

         The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (the "EXEMPTION") which is applicable to certificates which meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

         General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

         First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "LOANS.").

         Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

         Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

         Fifth, the trustee generally cannot be an affiliate of any member of the "RESTRICTED GROUP" which consists of any:

         o   underwriter as defined in the Exemption;

         o   us;

         o   the Master Servicer;

         o   each servicer;

         o   each insurer;

         o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

         o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

         Note that the DOL has indicated that it anticipates amending the Exemption to permit the Trustee to be an affiliate of an underwriter (as defined in the Exemption).

         Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.


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

         Seventh, the following seasoning requirements must be met:

         o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

         o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

         o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

         Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.

         Recent Amendments to Exemption. PTE 2000-58 (the "AMENDMENT") recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

         Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts, REMICs and FASITs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

         o not subordinated to the rights and interests evidenced by securities of the same trust fund;

         o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

         o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:


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

             (a) the outstanding principal balance due under the loan which is held by the trust fund and

             (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

         Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it:

         o   is an "eligible Swap";

         o   is with an "eligible counterparty;"

         o   is purchased by a "qualified plan investor;"

         o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

         o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

         An "ELIGIBLE SWAP" is one which:

         o   is denominated in U.S. dollars;

         o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE");

         o   has a notional amount that does not exceed either:

             (a) the principal balance of the class of certificates to which the Swap relates, or

             (b) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT");


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

         o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

         o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

         o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

         An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

         A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

         o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

         o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

         o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

         In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

         o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

         o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

         In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

         "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

         o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

         o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

         o   terminate the Swap Agreement in accordance with its terms.

         An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

         o   it is denominated in U.S. dollars;

         o   it pays an Allowable Interest Rate;

         o   it is not leveraged;

         o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

         o it is entered into between the trust fund and an eligible counterparty; and

         o   it has an Allowable Notional Amount.

         Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

         First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

         Second, all loans transferred after the closing date (referred to here as "ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

         Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

         Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

         Fifth, either:

         o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

         o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

         Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

         Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

         o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

         o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE INVESTMENTS").

         Eighth, certain disclosure requirements must be met.

         Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "-- ERISA Considerations Relating to Notes."

         Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "EXCLUDED PLAN" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

         o   the Plan is not an Excluded Plan,

         o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

         o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

         o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in "---Limitations on Scope of the Exemption."

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under PTE 97-34 when purchased, PTE 97-34 would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under PTE 97-34 and were issued as a Callable Class, the exercise of the call would be covered under PTE 97-34. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under PTE 97-34 when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party-in-interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

         A governmental plan as defined in ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

         FASIT REGULAR CERTIFICATES WHICH ARE HIGH-YIELD INTERESTS OR FASIT OWNERSHIP CERTIFICATES ARE NOT ELIGIBLE TO BE ACQUIRED BY A PURCHASER WHICH IS ACQUIRING SUCH FASIT CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, A PLAN OR A GOVERNMENTAL PLAN.

                                LEGAL INVESTMENT

         Secondary Mortgage Market Enhancement Act of 1984. The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitation as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security").

         All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

         Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Goldman, Sachs & Co. acts as agent in the sale of securities, Goldman, Sachs & Co. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Goldman, Sachs & Co. elects to purchase securities as principal, Goldman, Sachs & Co. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

         We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, or such other counsel to the Seller and the Underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

         Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                      INDEX

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:


1996 Lender Liability Act....................................................78
30% Test.....................................................................97
Acceptable Investments......................................................118
Accounts.....................................................................26
accrual securities...........................................................28
additional loans............................................................118
agency securities.............................................................7
Agreement.....................................................................8
Allowable Interest Rate.....................................................115
Allowable Notional Amount...................................................115
Amendment...................................................................114
Applicable Amount............................................................81
Assignment Program...........................................................41
Available Funds..............................................................28
average interest rate.......................................................118
Call Class...................................................................27
Callable Class...............................................................27
capitalized interest accounts................................................21
CERCLA.......................................................................77
Clearstream..................................................................31
Code.........................................................................20
Complementary Securities....................................................103
Contingent Payment Obligations...............................................86
Contingent Payment Regulations...............................................86
Cooperative loans.............................................................7
current principal amount.....................................................29
Current Recognition Election.................................................87
Debt Instruments.............................................................82
Debt Securities..............................................................81
Definitive Securities........................................................32
Designated Transactions.....................................................114
Disqualified Organization....................................................94
disqualified persons........................................................111
DOL Pre-Funding Period......................................................117
DTC..........................................................................31
eligible counterparty.......................................................116
eligible Swap...............................................................115
eligible yield supplement agreement.........................................117
Euroclear....................................................................31
excess inclusion income......................................................91
Excluded Plan...............................................................119
Exemption...................................................................112
EYS Agreement...............................................................117
Fannie Mae...................................................................15
FASITs.......................................................................80
FHA..........................................................................40
FHA Debenture Rate...........................................................42

Financial Intermediary.......................................................32
foreign person...............................................................89
foreign person certification.................................................89
Freddie Mac..................................................................16
FTC..........................................................................74
Garn-St. Germain Act.........................................................75
GNMA.........................................................................13
GNMA I Certificate...........................................................13
GNMA II Certificate..........................................................13
Grantor Trust...............................................................100
Grantor Trust Securities.....................................................81
High Cost Loans..............................................................66
Housing Act..................................................................13
HUD..........................................................................40
Insurance Proceeds...........................................................51
Interest Weighted Certificate................................................85
interests test...............................................................99
Investor-Based Exemptions...................................................120
IO Securities...............................................................100
IRS..........................................................................80
lenders.......................................................................7
Liquidation Expenses.........................................................51
Liquidation Proceeds.........................................................51
loans.......................................................................113
Loan-to-Value Ratio..........................................................10
manufactured homes...........................................................12
manufactured housing contracts................................................7
Mark-to-Market Regulations...................................................95
Master Servicer..............................................................10
Mortgage.....................................................................48
mortgage loans................................................................7
mortgage pool...............................................................111
mortgage pool pass-through certificate......................................111 multifamily loans.............................................................7
Multiple Rate VRDI...........................................................85
National Housing Act.........................................................40
Net Series Rate.............................................................104
new partnership.............................................................107
Non-ratings dependent Swaps.................................................117
Offering Documents..........................................................118
OID..........................................................................80
OID Regulations..............................................................83
old partnership.............................................................107
Ordinary Ratio Security.....................................................103
Owner Trust.................................................................105
Owner Trust Securities.......................................................81
Participant..................................................................31
parties in interest.........................................................111
Pass-Through Securityholder.................................................101
Past-Through Securities.....................................................100
Percentage Interests.........................................................60
Permitted Investments........................................................45
Plan........................................................................111

Plan Asset Regulations......................................................111
PMBS pooling and servicing agreement.........................................18
PMBS servicer................................................................18
PMBS trustee.................................................................18
PO Securities...............................................................100
pre-funding accounts.........................................................21
Pre-Funding Limit...........................................................117
Prepayable Obligations.......................................................83
Prepayment Assumption........................................................83
primary insurance policy......................................................8
primary insurer..............................................................56
Principal Prepayments........................................................29
privately issued mortgage-backed securities...................................7
Protected Account............................................................50
PTCE 83-1...................................................................111
PTCE 84-14..................................................................116
PTCE 95-60..................................................................115
PTCE 96-23..................................................................116
PTE 2000-58.................................................................112
QPAM........................................................................116
QSI..........................................................................83
qualified plan investor.....................................................116
Qualifying REIT Interest.....................................................96
rating agency...............................................................113
ratings dependent Swaps.....................................................116
Ratio Securities............................................................100
RCRA.........................................................................78
Refinance Loan...............................................................10
REITs........................................................................80
REMICs.......................................................................28
Restricted Group............................................................113
Retained Interest............................................................26
Rules........................................................................32
Securities Account...........................................................51
single family loans...........................................................7
Single Rate VRDI.............................................................85
single-class REMICs..........................................................81
SMMEA.......................................................................121
Strip Securities............................................................100
Stripping Regulations.......................................................101
Swap........................................................................115
Swap Agreement..............................................................115
Tax Administrator............................................................81
Tax Counsel..................................................................80
TIN..........................................................................90
TMP..........................................................................91
U.S. Government Securities...................................................20
UBTI.........................................................................91
UCC..........................................................................67
United States Housing Act....................................................40
VA ..........................................................................43
VA Entitlement Percentage....................................................43
VRDI.........................................................................85
WAM..........................................................................83
Weighted Average Certificates................................................86

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================================================================================

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE SECURITIES IN ANY STATES WHERE IT IS NOT PERMITTED.



                                -----------------



                          GS MORTGAGE SECURITIES CORP.
                                    DEPOSITOR



                           WILSHIRE CREDIT CORPORATION
                             FAIRBANKS CAPITAL CORP.
                                    SERVICERS



                                -----------------



DEALER PROSPECTUS DELIVERY OBLIGATION. Until 90 days after the delivery of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                  $254,570,000



                               GSRPM MORTGAGE LOAN
                                  TRUST 2003-1



                              $61,421,000 CLASS A-1
                           VARIABLE RATE CERTIFICATES
                              $54,935,000 CLASS A-2
                           VARIABLE RATE CERTIFICATES
                             $116,356,000 CLASS A-3
                           VARIABLE RATE CERTIFICATES
                              $4,501,000 CLASS M-1
                     VARIABLE RATE SUBORDINATE CERTIFICATES
                              $9,000,000 CLASS B-1
                     VARIABLE RATE SUBORDINATE CERTIFICATES
                              $3,857,000 CLASS B-2
                     VARIABLE RATE SUBORDINATE CERTIFICATES
                              $4,500,000 CLASS B-3
                     VARIABLE RATE SUBORDINATE CERTIFICATES




                                -----------------
                              PROSPECTUS SUPPLEMENT
                                -----------------



                              GOLDMAN, SACHS & CO.

================================================================================